Exhibit 10.3(A)

CONFIDENTIAL

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SUBSCRIPTION AND LICENSE AGREEMENT

This Subscription and License Agreement (“Agreement”), is made effective as of June 1, 2006 (“Effective Date”), by and between

OncoMed Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 265 N. Whisman Road, Mountain View, California 94043 (“ONCOMED”)

and

MorphoSys AG, a German stock corporation with its principal place of business at Lena-Christ-Str. 48, 82152 Martinsried/Planegg, Germany (“MORPHOSYS”).

MORPHOSYS and ONCOMED are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, ONCOMED desires to have access to certain MORPHOSYS technology, defined hereinafter, in order to facilitate the research, discovery, development and commercialization of HuCAL Antibodies, defined hereinafter, in the Field defined hereinafter; and

WHEREAS, ONCOMED desires to have the option to request MORPHOSYS to supply to ONCOMED optimized HuCAL Antibodies generated by MORPHOSYS using certain MORPHOSYS technology, for the use by ONCOMED in the evaluation and potential development of such HuCAL Antibodies, on the terms set forth herein; and

WHEREAS, ONCOMED desires to receive, and MORPHOSYS desires to grant, licenses to the MORPHOSYS Technology and resulting discoveries and products on the terms set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby covenant and agree to be bound as follows:

1.	DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Article 1 shall have the meanings specified below. The plural form of each definition shall have the correlative meaning.

1.1	“Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. “Control” or “controlled” means ownership, directly or through one (1) or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

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1.2	“Agreement Term” shall have the meaning set forth in Section 10.1(b).

1.3

“Agreement Year” shall mean the one (1)-year period commencing on the Effective Date or any anniversary of the Effective Date. For example, the first (1st) Agreement Year shall be the period between the Effective Date and the commencement of the second (2nd) Agreement Year.

1.4	“AME Patent Rights” shall have the meaning set forth in Section 1.2 of the AME Sublicense Agreement.

1.5	“AME Sublicense Agreement” shall mean that certain sublicense agreement entered into by and between MORPHOSYS and Applied Molecular Evolution, a redacted copy of which is attached hereto as Appendix 4.5(c).

1.6	“Antibody Affinity Optimization” shall mean the modification of any complementarity determining region (CDR) of any HuCAL Antibody, which modification is carried out [***]

1.7	“BLA” shall mean any of the following: a Biologics License Application filed with the United States Food and Drug Administration, a New Drug Application filed with the United States Food and Drug Administration or any non-US equivalent of the foregoing.

1.8	“CAT Covenant” shall have the meaning set forth in Section 4.5(b).

1.9	“CAT Framework Agreement” shall have the meaning set forth in Section 4.5(b).

1.10	“Clinical Monitoring” shall mean the in vitro use of a HuCAL Antibody in a clinical setting for the purpose of patient screening or monitoring as part of the clinical development of any Licensed Product.

1.11	“Collaboration” shall have the meaning set forth in Section 3.1.

1.12	“Collaboration Plan” shall mean the written description of the research and development activities to be performed by the Parties under the direction of the JSC pursuant to each Collaboration project.

1.13	“Commercial License” shall mean a Commercial Therapeutic License.

1.14	“Commercial Target” shall mean a Target that is identified on an executed copy of Appendix 4.3(a), as executed in accordance with the protocol of Section 4.3 and is the subject of a Commercial License.

1.15	“Commercial Therapeutic Development” shall mean, with respect to a HuCAL Antibody: (i) [***] and (ii) all subsequent activities that relate to the therapeutic development of such HuCAL Antibody.

1.16	“Commercial Therapeutic License” shall have the meaning set forth in Section 4.4.

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1.17	“Confidential Information” shall have the meaning set forth in Section 7.1.

1.18	“Dispute” shall have the meaning set forth in Section 12.13.

1.19	“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

1.20	“Extended Research License” shall have the meaning set forth in Section 4.13.

1.21	“Extended Subscription Term” shall have the meaning set forth in Section 10.1(a).

1.22	“Field” shall mean [***].

1.23	“First Commercial Sale” shall mean the first (1st) sale of a Licensed Product in arm’s length sales to a Third Party.

1.24	“FTE” shall mean the equivalent of one (1) researcher of MORPHOSYS involved in the Collaboration or MORPHOSYS Customer Support on a full-time basis of at least thirty- two (32) hours per week of effort.

1.25	“Grantback Patent Rights” shall mean [***] that claims: (i) [***] (ii) [***] (iii) a [***] (i) and/or (ii), and/or (iv) a [***] (i) and/or (ii); provided, however, Grantback Patent Rights shall not include any [***]: (w) [***] (x) a [***] (y) a [***] (w) and/or (x), and/or (z) a [***] (w) and/or (x); for which [***] Notwithstanding anything contained in this Section 1.25, [***] to [***], as set forth in (i), (ii), (iii) or (iv) above, that includes as [***] shall be included in the Grantback Patent Rights, provided [***].

1.26	“HuCAL Antibody” shall mean, whether in nucleic acid or protein form, individually and collectively: (i) an antibody or antibody fragment (including but not limited to antibody fragments such as Fv, Fab, F(ab’)2, single chain antibody, antibody conjugate bound to a toxin or bound to a label, or any other moiety) that, in each case, is based on [***] and/or includes [***] that in all cases [***] and (ii) any antibody or antibody fragment that, in each case, has been derived (either physically, intellectually or by reverse engineering, in one (1) or more steps) from an antibody or antibody fragment referred to in Section 1.26(i) hereof (including any antibody resulting from Antibody Affinity Optimization of a HuCAL Antibody).

1.27	“Impartial Person” shall be [***] As of the Effective Date, the Impartial Person, [***], is listed on Appendix 1.27. Should a change in the Impartial Person be necessary, MORPHOSYS shall provide ONCOMED [***] advance written notice that a change is necessary, the reasons for the change and the proposed person to be the Impartial Person. Upon ONCOMED’s written notice to MORPHOSYS that [***], that person will be identified in a written Appendix 1.27 initialed by both Parties and appended to this Agreement.

1.28	“Improvement” shall have the meaning set forth in Section 4.11.

1.29	“Improvement License” shall have the meaning set forth in Section 4.11.

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1.30	“IND” shall mean an Investigational New Drug application filed with the United States Food and Drug Administration, or the equivalent regulatory filings in countries other than the United States required for commencement of human clinical trials of a pharmaceutical product.

1.31	“Initial Subscription Term” shall have the meaning set forth in Section 10.1(a).

1.32	“Installation Site” shall have the meaning set forth in Section 2.2.

1.33	“JHU License Agreement” shall mean that certain license agreement entered into by and between MORPHOSYS and The Johns Hopkins University, a redacted copy of which is appended hereto as Appendix 1.33.

1.34	“Joint Steering Committee” or “JSC” shall mean the committee comprising the members elected in accordance with Section 2.7 to carry out the duties set forth in Section 2.7.

1.35	“License Request” shall have the meaning set forth in Section 4.3(a).

1.36	“License Response” shall have the meaning set forth in Section 4.3(b).

1.37	“Licensed Product” shall mean Licensed Therapeutic Product.

1.38	“Licensed Therapeutic Product” shall mean [***].

1.39	“MORPHOSYS Antibody Affinity Optimization Technology” shall mean that portion of the MORPHOSYS Technology used by MORPHOSYS (solely at MORPHOSYS) to perform Antibody Affinity Optimization, as set forth in Section III of Appendix 1.47.

1.40	“MORPHOSYS Customer Support” shall mean time spent by MORPHOSYS in the following areas: (i) providing technical support services to ONCOMED with regard to the MORPHOSYS Subscription Technology from MORPHOSYS’ facilities, by e-mail or telephone; (ii) supplying ONCOMED with MORPHOSYS HuCAL GOLD Library phage aliquots within thirty (30) days’ written notice by ONCOMED, and (iii) supplying ONCOMED with HuCAL user manual updates, as they become available.

1.41	“MORPHOSYS HuCAL GOLD Library” shall mean that portion of the MORPHOSYS Technology, including the human combinatorial antibody library (“HuCAL”) as further described in Section I of Appendix 1.47.

1.42	“MORPHOSYS HuCAL GOLD Library Ancillary Technology” shall mean that portion of the MORPHOSYS Technology that is an ancillary component of the MORPHOSYS HuCAL GOLD Library, as described in Section II of Appendix 1.47.

1.43	“MORPHOSYS Indemnitees” shall have the meaning set forth in Section 12.1(a).

1.44	“MORPHOSYS Know-How” shall mean, individually and collectively, all know-how as of the Effective Date, including but not limited to inventions, discoveries,

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compositions, technology, data, techniques, specifications, designs and other information (whether or not patentable) of any type whatsoever that satisfy each of the following criteria: (a) are not generally known; (b) relate to the MORPHOSYS Technology; and (c) in which MORPHOSYS has an ownership or other licensable interest with the right to grant licenses thereunder, without violating the terms of any agreement or other arrangement with any Third Party.

1.45	“MORPHOSYS Patent Rights” shall mean, individually and collectively, all patents and pending patent applications in any country (i) that are listed in Appendix 1.45 and (ii) all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

1.46	“MORPHOSYS Subscription Technology” shall mean MORPHOSYS HuCAL GOLD Library and MORPHOSYS HuCAL GOLD Library Ancillary Technology.

1.47	“MORPHOSYS Technology” shall mean MORPHOSYS Subscription Technology and MORPHOSYS Antibody Affinity Optimization Technology.

1.48	“MORPHOSYS Third Party Licensee” shall mean any Third Party to whom MORPHOSYS has granted a license to use a proprietary antibody library of MORPHOSYS and/or any antibody or antibody fragment identified or developed therefrom.

1.49	“Net Sales” shall mean the amounts received on sales of Licensed Products by ONCOMED and any of its Sublicensees, less (i) [***], and (ii) [***].

1.50	“Research Data” shall mean all data generated by or on behalf of MORPHOSYS and/or ONCOMED, which data are reasonably related to the performance of the Collaboration, the Subscription or other activities otherwise permitted under this Agreement, including but not limited to technical data, information, processes and methods comprising any laboratory, analytical, synthesis, production or data processing methods, provided that Research Data shall not include (i) an Improvement or (ii) any improvement made by MORPHOSYS to the MORPHOSYS Technology that otherwise would meet the definition of an Improvement, but for the fact that it was made by MORPHOSYS instead of ONCOMED.

1.51	“Research Invention” shall mean any discovery, invention, know-how or trade secret made (including conceived) by or on behalf of MORPHOSYS and/or ONCOMED in the course of [***], provided that a Research Invention shall not include (i) an Improvement or (ii) any improvement made by MORPHOSYS to the MORPHOSYS Technology that otherwise would meet the definition of an Improvement, but for the fact that it was made by MORPHOSYS instead of ONCOMED.

1.52	“Research License” shall have the meaning set forth in Section 4.1.

1.53	“Research Materials” shall mean any proprietary materials, including but not limited to [***], provided that Research Materials shall not include (i) an Improvement or (ii) any

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improvement made by MORPHOSYS to the MORPHOSYS Technology that otherwise would meet the definition of an Improvement, but for the fact that it was made by MORPHOSYS instead of ONCOMED.

1.54	“Research Patent Rights” shall mean the rights and interests in and to issued patents and pending patent applications in any country—including, but not limited to, all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions and supplementary patent certificates thereof—that [***]

1.55	“Staffing Level” shall mean the number of FTEs devoted to the preparation of the Collaboration Plan and performance of a single Collaboration project.

1.56	“Sublicensee” shall mean any Third Party (including any Affiliate) licensed or sublicensed by ONCOMED under any Commercial License granted to ONCOMED hereunder, to the extent permitted by the terms of this Agreement.

1.57	“Subscription” shall have the meaning set forth in Section 2.1.

1.58	“Subscription Term” shall mean the Initial Subscription Term and, as applicable, the Extended Subscription Term.

1.59	“Success Criteria” shall mean criteria that are [***] for [***]. Such criteria may or may not include [***].

1.60	“Target” shall mean [***].

1.61	“Territory” shall mean the world.

1.62	“Third Party” shall mean any person or entity that is neither MORPHOSYS nor ONCOMED.

1.63	“Transaction” shall have the meaning set forth in Section 12.10.

1.64	“Valid Claim” shall mean a claim in [***] or covered by [***] which claim has [***], and which claim in each case [***].

1.65	“XOMA Covenant” shall have the meaning set forth in Section 4.5(a).

1.66	“XOMA License Agreement” shall have the meaning set forth in Section 4.5(a).

2.	LIBRARY ACCESS AND SUPPORT

2.1	Subscription in General. During the Subscription Term, personnel of ONCOMED shall have the right to use the MORPHOSYS Subscription Technology transferred to ONCOMED under Section 2.2, in accordance with the requirements and restrictions set forth herein and any licenses granted hereunder (“Subscription”).

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2.2	Installation. At a date and time mutually acceptable to the Parties, and not more than [***] days after the Effective Date, MORPHOSYS agrees to provide ONCOMED with on-site access to the MORPHOSYS Subscription Technology at ONCOMED’s headquarters 265 N. Whisman Rd., Mountain View, CA 94043 (the “Installation Site”). ONCOMED may [***], provided ONCOMED gives MORPHOSYS a [***] written notice thereof and further provided that the [***] in the notice to MORPHOSYS. ONCOMED agrees to use the MORPHOSYS Subscription Technology solely at the [***] Installation Site and solely as permitted by this Agreement.

2.3	Training and Support.

(a)	MORPHOSYS will conduct, for [***] scientists of ONCOMED, [***] training program at MORPHOSYS’ facilities in Martinsried, Germany, at a date mutually agreed upon by the Parties, as soon as is reasonably possible after the Effective Date. ONCOMED will [***].

(b)	Installation of the MORPHOSYS Subscription Technology includes, at the Installation Site, a [***] of the MORPHOSYS HuCAL GOLD Library which is [***]. ONCOMED will also have access to [***] of MORPHOSYS Customer Support per year, unused amounts of which are not creditable towards future years. Additional MORPHOSYS Customer Support may be purchased by ONCOMED on a [***] package basis, at a rate set out in Section 5.3. ONCOMED agrees [***].

2.4	Loss, Theft, Unauthorized Disclosure or Use. ONCOMED shall use all reasonable efforts (including not less than those efforts that ONCOMED uses to protect its own confidential information of like character, but in no case less than those efforts a prudent business person would take) to protect the MORPHOSYS Technology from unauthorized disclosure and use. ONCOMED shall promptly notify MORPHOSYS of any loss, theft or unauthorized disclosure or use of any portion of the MORPHOSYS Technology that comes to ONCOMED’s attention.

2.5	Records. ONCOMED shall maintain records of access to and use of the MORPHOSYS Technology sufficient to enable ONCOMED and MORPHOSYS to determine, and monitor compliance with, ONCOMED’s obligations to MORPHOSYS under this Agreement. For reasonable cause or concern, at the request and the expense of MORPHOSYS, and upon at least ten (10) days’ prior written notice, ONCOMED shall permit an agent appointed by MORPHOSYS to examine these records solely to the extent necessary to verify the fulfillment of ONCOMED’s obligations under this Agreement, provided that such agent has entered into a confidentiality agreement with ONCOMED substantially similar to the confidentiality provisions of this Agreement.

2.6	Ownership. ONCOMED hereby acknowledges that the MORPHOSYS Technology at all times during the term of this Agreement and thereafter, shall remain the sole and exclusive property of MORPHOSYS.

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2.7	JSC. Within fifteen (15) business days after the Effective Date, each Party will appoint two (2) contact persons who will be responsible for performing any duties set forth in Section 3.3. Each Party shall designate and inform the other Party in writing of the one (1) contact person out of the two (2) appointed according to this Section 2.7 who will be responsible for (i) coordinating the installation of the technologies referenced in Section 2.2 and (ii) serving as principal liaison for Collaboration projects implemented under Article 3 (which may or may not be the same person).

3.	OPTIONAL COLLABORATION

3.1	Objective. The objective of the optional collaboration under this Article 3 will be for MORPHOSYS, upon request of ONCOMED during the Subscription Term, to apply during the Subscription Term its proprietary MORPHOSYS Antibody Affinity Optimization Technology on behalf of ONCOMED at MORPHOSYS’ facilities to perform Antibody Affinity Optimization on one (1) or more HuCAL Antibodies discovered by ONCOMED under the Subscription, which HuCAL Antibodies are covered by a Commercial Therapeutic License (“Collaboration”). For the sake of clarity, before ONCOMED can request MORPHOSYS to conduct Antibody Affinity Optimization on any HuCAL Antibody, ONCOMED must have received a Commercial Therapeutic License covering such Target.

3.2	FTE Support.

(a)	Commencement and Notice. Subject to Sections 3.1 and 3.2(b), at any time during the Subscription Term, and upon a [***] notice, ONCOMED shall be entitled to request FTE support from MORPHOSYS to commence and to carry out the objective of the Collaboration set out in Section 3.1.

(b)	FTE Support. The minimum Staffing Level to be provided by MORPHOSYS shall be [***], for MORPHOSYS to prepare a Collaboration Plan and to perform the activities under such Collaboration Plan. ONCOMED agrees to fund the minimum Staffing Level determined under this Section 3.2(b). ONCOMED and MORPHOSYS both acknowledge that the actual Staffing Level to be devoted by MORPHOSYS, and funded by ONCOMED, for any project under the Collaboration may be, as estimated in good faith by MORPHOSYS, higher than the aforementioned minimum number. In such case, the actual Staffing Level for each Collaboration project shall be mutually agreed upon by the Parties. Notwithstanding the foregoing, if MORPHOSYS determines in good faith that the minimum Staffing Level required to carry out a project under the Collaboration would be less than the number referred to in this Section 3.2(b), MORPHOSYS will notify ONCOMED accordingly, in which case the minimum Staffing Level will be reduced accordingly, and ONCOMED shall only pay for those FTEs that are devoted to such Collaboration project.

(c)	Extension of FTE Support. After requesting FTE support under Section 3.2(a), ONCOMED shall, during the respective Collaboration Plan performance, and upon a [***] notice, be entitled to extend the Staffing Level in [***] increments,

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provided that ONCOMED agrees to pay for any additional FTE(s) at a rate according to Section 5.4 during each increment, and further provided that such Collaboration project shall be completed before the end of the Subscription Term, according to timelines set forth in the relevant Collaboration Plan.

3.3	Communication and Coordination of Duties. The JSC members appointed under Section 2.7 will be responsible for communicating the decisions and coordinating the duties of his or her respective Party under the Collaboration. As from the commencement of the Collaboration under Section 3.2(a), the JSC shall meet at least quarterly, with such meetings to be held alternatingly at MORPHOSYS facilities in Martinsried (Munich, Germany) and at ONCOMED’s facilities in Northern California, or by video conference, or by telephone conference, unless the Parties agree otherwise. In particular, the JSC will be responsible for:

(a)	Planning, approving and monitoring each Collaboration Plan, and making necessary updates thereof.

(b)	Monitoring workflow, including experimental sample transfer, sample throughput, sample analysis and data quality control, data analysis and summarization, and overall research progress;

(c)	Monitoring budgets and timelines;

(d)	Assigning tasks and responsibilities taking into account each Party’s respective specific capabilities and expertise in order to avoid duplication and enhance efficiency and synergies; and

(e)	Reviewing the Success Criteria and making the final determination of whether or not each of the Success Criteria has been met.

3.4	Collaboration Plan & Success Criteria. MORPHOSYS, with the support of ONCOMED, shall prepare each Collaboration Plan within [***] after any Target is entered into the Collaboration and the Parties, through the JSC, will review and agree upon each Collaboration Plan for each Collaboration project. The JSC will agree on each Collaboration Plan within [***] after any Target is entered into the Collaboration, which Collaboration Plan shall be updated in writing and agreed to by the Parties from time to time. Each Collaboration Plan shall cover the activities to be performed by MORPHOSYS with regard to such Target and shall specify the Success Criteria, objectives, timelines and Staffing Level committed thereto, as well as the Target to be studied in as much detail as is reasonably possible. Nothing in this Agreement shall be interpreted as obligating ONCOMED to enter into a Collaboration or obligating MORPHOSYS to perform any additional work under the Collaboration beyond that which is set forth in any approved Collaboration Plan.

3.5	Efforts. Under each Collaboration Plan with respect to each Collaboration project, (i) ONCOMED will expend reasonable efforts to provide MORPHOSYS with [***] and (ii)

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MORPHOSYS agrees to expend reasonable efforts to utilize the Antibody Affinity Optimization Technology to conduct such Collaboration project.

3.6	Minutes. It is the intent of the Parties that the JSC will keep accurate minutes of its deliberations that record all proposed decisions and all actions recommended or taken. It is, therefore, the intent of the Parties that drafts of minutes will be delivered to the JSC within twenty (20) days after any meeting, by email or any other written form, with the Party hosting the meeting being responsible for the preparation and circulation of the draft minutes. Draft minutes will be edited by the JSC members and will be issued in final form within twenty (20) days thereafter, upon approval and agreement of the JSC members, as evidenced by their written approval of the minutes.

3.7	Decisions. Each decision required to be made under the Collaboration, including decisions related to the tasks referred to under Section 2.7, shall be made by the JSC and shall be made by consensus. If the JSC is unable to resolve any matter as set forth in Section 2.7 (including an agreement on whether each of the Success Criteria has been met), such matter shall be referred to the senior management of ONCOMED and MORPHOSYS to attempt to reach a resolution. If such resolution is unattainable within [***], then Section 12.13 shall govern.

3.8	Reports. At the completion of each Collaboration project, MORPHOSYS shall submit to ONCOMED a final report of the results of the related Collaboration Plan performance.

3.9	Expenses. [***] under the Collaboration, except as explicitly provided for herein or otherwise agreed in writing.

4.	GRANT OF RIGHTS AND TARGET SELECTION

4.1	Research License to ONCOMED. During the Subscription Term, MORPHOSYS hereby grants to ONCOMED a personal, worldwide, non-exclusive, royalty-free research license (without the right to grant sublicenses) in the Field, under MORPHOSYS Know-How and MORPHOSYS Patent Rights, (i) to use the MORPHOSYS Subscription Technology, subject to Section 2.2 and on its own behalf, to generate Research Materials, Research Data and Research Inventions for research purposes only; and (ii) to use and develop Research Data, Research Inventions and Research Materials generated under the Subscription for research purposes only until such time as a Commercial License is required, according to Section 4.2 (“Research License”).

4.2	Timing for obtaining Commercial Licenses and Allowances.

(a)	ONCOMED shall obtain a Commercial Therapeutic License under Section 4.4 to further develop and commercialize [***] HuCAL Antibodies directed against any Target no later than [***].

(b)	For Targets not entered into the Collaboration, ONCOMED shall obtain a Commercial Therapeutic License under Section 4.4 to further develop and

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commercialize [***] HuCAL Antibodies directed against any Target no later than [***].

(c)	ONCOMED shall have the right to have granted by MORPHOSYS a maximum of [***] Commercial Therapeutic Licenses between the Effective Date and the end of the Initial Subscription Term and [***] Commercial Therapeutic Licenses between the end of the Initial Subscription Term and the end of the Extended Subscription Term.

4.3	Commercial License Election.

This Section 4.3 shall govern the request by ONCOMED of any Commercial License.

(a)	During the Subscription Term, if ONCOMED wishes or is required to receive a Commercial License that, in either case, covers the utilization of a HuCAL Antibody directed against a Target, then ONCOMED shall submit to MORPHOSYS a license request on a signed copy of Appendix 4.3(a), specifying the proposed Target in as much detail as is reasonably possible, as well as the type of Commercial License requested (“License Request”).

(b)	MORPHOSYS shall provide a written notice to ONCOMED within sixty (60) days after any License Request, specifying whether or not the requested license is available (“License Response”); provided: (i) that MORPHOSYS is not prohibited from granting the requested license covering such Target by a written agreement with a Third Party in effect at the time of receipt of the License Request and (ii) that MORPHOSYS was not, at the time of receipt of the License Request, conducting a bona fide internal product discovery or development program relating to such Target in the Field (as decided by resolution from the [***] as evidenced by written records). MORPHOSYS shall counter-sign the signed copy of Appendix 4.3(a) and such Target shall, retroactively upon the day of the License Request, become a Commercial Target, which shall be automatically licensed to ONCOMED as specified in Section 4.4, and ONCOMED shall pay the requisite fee under Section 6.1(a). Upon request by ONCOMED to MORPHOSYS, the Impartial Person shall provide ONCOMED a signed letter certifying that any Target that had been the subject of a negative License Response had satisfied criterion 4.3(b)(i) or 4.3(b)(ii), provided that the Impartial Person shall not specify which of the two bases gave rise to the negative License Response. Each positive License Response will include a Clinical Monitoring License (as defined in Section 4.4). For clarification purposes, an exemplary analysis by MORPHOSYS of a License Request is set forth in Appendix 4.3(b).

4.4	Commercial License Grants. For each Commercial Target which ONCOMED has requested to be the subject of a Commercial Therapeutic License and which has been the subject of a positive License Response in accordance with Section 4.3(b): MORPHOSYS hereby grants to ONCOMED, under MORPHOSYS Patent Rights and MORPHOSYS Know-How: a worldwide, exclusive, royalty-bearing license (with the

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right to grant sublicenses), to develop, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, distribute, have distributed, import, have imported, export and have exported Licensed Therapeutic Products within the Field in the Territory (“Commercial Therapeutic License”). Together with any Commercial Therapeutic License granted hereunder, to the extent [***] MORPHOSYS grants to ONCOMED [***] a nonexclusive, non-royalty bearing license to make, have made, use and have used HuCAL Antibodies directed against such Commercial Target for clinical Monitoring for the clinical development of [***] Licensed Therapeutic Products directed against such Commercial Target (“Clinical Monitoring License”), [***] For purposes of clarification, ONCOMED shall not have the right to commercialize or sell, have sold, offer for sale, or have offered for sale a HuCAL Antibody for Clinical Monitoring or any other diagnostic purposes under the Clinical Monitoring License. Unless terminated as permitted under this Agreement, such Commercial Therapeutic License shall last until such time as no royalty on the Net Sales of Licensed Therapeutic Products covered by the Commercial Therapeutic License is due to MORPHOSYS, as provided under Section 6.3. Thereafter, the Commercial Therapeutic License shall convert to a fully paid-up non-exclusive license to develop, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, distribute, have distributed, import, have imported, export and have exported Licensed Therapeutic Products within the Field in the Territory.

4.5	Third Party Covenants-Not-To-Sue and Sublicense.

(a)	XOMA Covenant. Subject to the limitations contained therein, MORPHOSYS hereby grants to ONCOMED the benefits of the covenant-not-to-sue (“XOMA Covenant”) under a license agreement between MORPHOSYS and XOMA IRELAND LIMITED (“XOMA License Agreement”), with regard to the “Patent Rights” listed in Schedule 1.17 of the XOMA License Agreement, in order to permit ONCOMED to practice any licenses granted to it herein by MORPHOSYS. The benefits of the XOMA Covenant shall be personal to ONCOMED and nonsublicensable or further conveyable, and shall not include the right to commercialize any products under XOMA’s patent rights. ONCOMED hereby acknowledges that it has read the redacted copy of the XOMA License Agreement that is appended hereto as Appendix 4.5(a), and agrees to abide by the provisions contained therein. In particular, [***] ONCOMED acknowledges that its benefits under the XOMA Covenant are limited by the exclusions set forth in Section 2.3 of the XOMA License Agreement. MORPHOSYS does not warrant that the XOMA Covenant is enforceable.

(b)	CAT Covenant. Subject to the limitations contained therein, MORPHOSYS hereby grants to ONCOMED the benefits of the covenant-not-to-sue (“CAT Covenant”) under a framework agreement between MORPHOSYS and Cambridge Antibody Technology (“CAT Framework Agreement”), with regard to the “CAT Patent Rights” described in Appendix 3.02 of the CAT Framework Agreement, in order to permit ONCOMED to practice any licenses granted to it herein by MORPHOSYS. ONCOMED hereby acknowledges that it has read the

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redacted copy of the CAT Framework Agreement that is appended hereto as Appendix 4.5(b). MORPHOSYS makes no representations that the benefits of the CAT Covenant shall extend to ONCOMED if it: (i) [***] or (iv) enters into a “Challenge of a CAT Patent Right” (as such term is defined in Section 3.07(c) of the CAT Framework Agreement). MORPHOSYS does not warrant that the CAT Covenant is enforceable.

(c)	AME Sublicense. MORPHOSYS hereby grants to ONCOMED a sublicense to the AME Patent Rights, to the extent necessary to practice any license granted by MORPHOSYS to ONCOMED herein; provided, however, that the sublicense to the AME Patent Rights granted under this Section 4.5(c) shall be subject to the limitations of the AME Sublicense Agreement and the “Kauffman Agreement” (as such term is defined in Section 1.10 of the AME Sublicense Agreement), redacted copies of which AME Sublicense Agreement and Kauffman Agreement are attached hereto. ONCOMED acknowledges that MORPHOSYS has the obligation to notify AME in writing that ONCOMED has received a sublicense to the AME Patent Rights.

4.6	Sublicenses. ONCOMED shall have the right to grant licenses or sublicenses to all or any portion of its rights under any Commercial License to any Sublicensee subject to the terms contained herein; provided, however, that ONCOMED shall remain obligated to ensure (i) payment of all relevant fees set forth in Article 6 and (ii) compliance with all other requirements under this Agreement, including, but not limited to, the diligence requirements of Section 4.8. ONCOMED shall promptly notify MORPHOSYS in writing upon the grant of a sublicense to all or any portion of its rights under a Commercial License to any Third Party (including any Affiliate).

4.7	Limitations on Use.

(a)	Notwithstanding any provision of this Agreement to the contrary, ONCOMED hereby covenants and agrees that it: (i) shall not commercialize or utilize in a clinical setting any HuCAL Antibody [***] until securing the appropriate Commercial License or otherwise utilize or commercialize any HuCAL Antibody outside of the Field; (ii) [***] (iii) shall not transfer any portion of the MORPHOSYS Subscription Technology from the Installation Site, without the prior written approval of MORPHOSYS; [***], as permitted under this Agreement, solely for the benefit of ONCOMED, upon (in either scenario (A) or (B)) submitting to MORPHOSYS prior written notification of such transfer; and (v) shall not reproduce, adapt, or prepare derivative works based upon the MORPHOSYS Technology, except as expressly permitted herein.

(b)	After MORPHOSYS has granted ONCOMED a Commercial Therapeutic License covering a particular HuCAL Antibody, ONCOMED [***] (i) the Antibody Affinity Optimization [***] mutually agreed-upon [***]; (ii) the Parties reasonably determine that [***] to commence such Antibody Affinity Optimization [***] MORPHOSYS otherwise [***]

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(c)	Prior to MORPHOSYS granting ONCOMED a Commercial Therapeutic License covering a particular HuCAL Antibody, ONCOMED shall be permitted to [***], provided that neither [***], and further provided that neither [***].

(d)	In the event that ONCOMED does not abide by each of the provisions of Section 4.7, MORPHOSYS shall have the right, but not the obligation, to terminate the Agreement in accordance with Section 10.2(a) and/or seek any remedy permitted under this Agreement.

4.8	Diligence.

(a)	Subject to Section 10.3, ONCOMED shall use commercially reasonable efforts to [***]. At a minimum, ONCOMED shall use commercially reasonable efforts and diligence, for each Commercial Therapeutic License, to: [***]. MORPHOSYS agrees that in the event ONCOMED or its Sublicensee is not able to meet the foregoing milestones, then MORPHOSYS and ONCOMED will convene a discussion to review and approve changes to the time schedules for the diligence milestones based on [***] and taking into account that [***] directed to the [***]. Should the Parties fail to agree to changes to the time schedules for the diligence milestones then Section 12.13 shall govern. For each Commercial Therapeutic License for which the fee under Section 6.1(c) has been paid, ONCOMED shall provide to MORPHOSYS, annually, a reasonably detailed development report covering the preceding twelve (12) months and a summary of estimated development for the forthcoming twelve (12) months, which report shall first be due within [***] after such payment under Section 6.1(c).

(b)	MORPHOSYS shall use commercially reasonable efforts (i) to provide the MORPHOSYS Customer Support in accordance with Section 2.3(b), and (ii) should ONCOMED elect MORPHOSYS to carry out the objective of applying its MORPHOSYS Antibody Affinity Optimization Technology to a HuCAL Antibody selected by ONCOMED, to apply the MORPHOSYS Antibody Affinity Optimization Technology to optimize the HuCAL Antibody selected by ONCOMED, as specified in the Collaboration Plan.

4.9	Right of First Refusal. If MORPHOSYS receives a bona fide Third Party written request for a license to commercialize one or more therapeutic antibodies directed against a target covered by a Commercial Therapeutic License that has not yet been the subject of the full payment by ONCOMED under Section 6.1(c) (“Third Party Request”), then MORPHOSYS shall submit to ONCOMED a letter certifying that such Third Party Request exists and a description of the related Commercial Target, provided that MORPHOSYS also shall provide ONCOMED—[***] after submission to ONCOMED of such certification letter of MORPHOSYS—with a signed letter from the Impartial Person confirming that such Third Party Request exists. If ONCOMED does not respond within [***] to such written certification from MORPHOSYS by agreeing to pay, within [***] of receipt by ONCOMED of such written certification, [***], then such Commercial Target shall no longer be covered by a Commercial Therapeutic License and such Commercial Therapeutic License shall, retroactively with effect of the date of

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receipt of the Third Party Request, immediately and automatically revert to MORPHOSYS. If ONCOMED does, however, respond within [***] to such written certification by agreeing to pay, within [***] of receipt by ONCOMED of such written certification, [***], then ONCOMED shall maintain the Commercial Therapeutic License, which shall no longer be subject to any Third Party Request, provided [***].

4.10	Grantback. In consideration of the technology and rights licensed to ONCOMED herein, ONCOMED grants to MORPHOSYS a fully paid-up, non-exclusive, irrevocable, perpetual, worldwide, royalty-free license (with the right to sublicense), under Grantback Patent Rights, for the sole purpose of allowing MORPHOSYS and/or MORPHOSYS Third Party Licensees to utilize, develop and commercialize antibodies developed through the use of MORPHOSYS’ technology (including MORPHOSYS Technology), [***] (“Grantback License”).

4.11	Improvement License. To the extent legally possible, and in consideration of the technology and rights licensed to ONCOMED herein, ONCOMED grants to MORPHOSYS a fully paid-up, exclusive, worldwide, perpetual, irrevocable, royalty-free license, under ONCOMED’s interests, if any, in any improvements made by ONCOMED to the MORPHOSYS Technology that [***] (each an “Improvement”), to the extent necessary to allow [***]; provided, however, that ONCOMED shall retain a [***] (“Improvement License”). MORPHOSYS shall be permitted to [***]. ONCOMED shall promptly notify MORPHOSYS of the existence of any Improvement, whether ONCOMED deems such Improvements patentable or not, and shall forthwith transfer any Improvement to MORPHOSYS. ONCOMED shall use reasonable efforts to ensure that ONCOMED has properly claimed the Improvements vis-à-vis its employee(s) who has/have made Improvement(s) in order to be able to grant the rights set forth in this Section 4.11.

4.12	Other Agreements. MORPHOSYS and ONCOMED hereby acknowledge that, subject to Article 7, MORPHOSYS shall have the right, alone or in conjunction with a Third Party, to utilize MORPHOSYS’ technology (including MORPHOSYS Technology), and grant licenses thereunder to utilize the same, with respect to research, development and commercialization of antibodies as a therapeutic, which antibodies are directed against any Target other than a Commercial Target that is the subject of an existing exclusive Commercial Therapeutic License. Furthermore, subject to Article 7, MORPHOSYS shall always have the right to grant to Third Parties licenses to MORPHOSYS technology (including MORPHOSYS Technology) for research purposes and commercial licenses to MORPHOSYS technology (including MORPHOSYS Technology) other than commercial therapeutic licenses.

4.13	Extended Research License. Upon ONCOMED’s written request no later than the expiration of the Subscription Term, MORPHOSYS shall grant ONCOMED, on [***] (“Extended Research License”), provided ONCOMED makes the annual payment required under Section 5.5 and provided ONCOMED provides MORPHOSYS the [***] within [***] of ONCOMED’s request for an Extended Research License. ONCOMED agrees that it shall not conduct Commercial Therapeutic Development with any HuCAL Antibody covered by the Extended Research License, unless ONCOMED has obtained an

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applicable Commercial Therapeutic License under Section 4.4 with respect to such HuCAL Antibody.

5.	SUBSCRIPTION FEES AND RESEARCH SUPPORT

5.1	Technology Access Fee. ONCOMED agrees to pay to MORPHOSYS a [***] technology access fee of EURO [***], due on [***] and payable within [***] thereof.

5.2	Annual Subscription and Research License Fees. For each Agreement Year of the Subscription Term, ONCOMED agrees to pay to MORPHOSYS an annual Research License fee in consideration of being granted the Research License (each, a “Research License Fee”). This Research License Fee shall amount to:

(a)	EURO One Hundred Twenty-Five Thousand (€125,000) for the first (1st) Agreement Year, due in advance on the Effective Date,

(b)	EURO One Hundred Seventy-Five Thousand (€175,000) for the second (2nd) Agreement Year, due in advance on the first (1st) day of such Agreement Year, and

(c)

EURO Two Hundred Fifty Thousand (€250,000) for each of the third (3rd) and the fourth (4th) Agreement Years (if applicable under Section 10.1(a)), due in advance on the first (1st) day of each of such Agreement Years.

Each Research License Fee shall be payable within [***] of its respective due date.

5.3	Additional MORPHOSYS Customer Support Fee. In the event ONCOMED requests additional MORPHOSYS Customer Support as set out in Section 2.3(b), ONCOMED shall pay EURO [***] per [***] package.

5.4	FTE Support Fee. In consideration of MORPHOSYS’ performance of any work requested by ONCOMED according to Section 3.2, ONCOMED shall pay to MORPHOSYS [***] payments of EURO [***] per year per FTE in the Staffing Level as specified in each Collaboration Plan for the relevant payment period. Payments shall be made [***], beginning at the period when [***]. Upon each anniversary of the Effective Date, MORPHOSYS shall be entitled to demand that the FTE cost be adjusted taking into account changes in the aggregate appreciation of the Consumer Price Index for Germany (“CPI”) as published by the German Federal Statistical Office from the Effective Date of this Agreement. For the sake of clarity, [***].

5.5

Extended Research License Fee. ONCOMED shall pay to MORPHOSYS a non-refundable license fee of EURO Twenty Thousand (€20,000), due on the first (1st) day of each year and payable within Thirty (30) days thereof, for which ONCOMED extends the Research License pursuant to Section 4.13.

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6.	COMMERCIAL LICENSE FEES, MILESTONES, ROYALTIES, THIRD PARTY OBLIGATIONS

6.1	Commercial Therapeutic License Fees. For each Commercial Therapeutic License granted to ONCOMED by MORPHOSYS, ONCOMED shall pay a [***] fee of EURO [***], due and payable in the following [***]:

(a)	Upon each grant of a Commercial Therapeutic License pursuant to Section 4.3(b), ONCOMED shall pay to MORPHOSYS, within [***]

(b)	For each Commercial Therapeutic License granted to ONCOMED hereunder, at the earlier of [***] ONCOMED shall pay to MORPHOSYS, [***]

(c)	For each Commercial Therapeutic License granted to ONCOMED hereunder, ONCOMED shall pay to MORPHOSYS the balance of [***] less any payments made under Sections 6.1(a) and 6.1(b), at the earlier of [***] ONCOMED shall also pay such amount to MORPHOSYS, to the extent ONCOMED wishes to maintain any Commercial Therapeutic License, including in response to a Third Party Request under Section 4.9.

If ONCOMED does not timely pay each fee under this Section 6.1, then the Commercial License shall immediately and automatically revert to MORPHOSYS.

6.2	Milestone Payments under Commercial Therapeutic Licenses. For each Licensed Therapeutic Product, within [***] following the occurrence of the relevant events specified below, ONCOMED shall make the following milestone payments to MORPHOSYS:

(a)	[***]

6.3	Royalties on Licensed Products. ONCOMED shall pay to MORPHOSYS a royalty on Net Sales for each Licensed Product, on a country-by-country basis as from the date of the First Commercial Sale in each such country, and until the later of (i) [***] from the First Commercial Sale of such Licensed Product in such country; and (ii) the expiration in such country of the last Valid Claim that covers the manufacture, sale, import or use of such Licensed Product, as follows:

Worldwide Net Sales in Calendar Year	Royalty Rate
For amounts up to EURO [***]	[***]
For amounts over EURO [***]	[***]

provided, however, in no case shall the obligation to pay a royalty exceed [***] from the first (1st) sale of a Licensed Therapeutic Product in the Territory.

6.4	Third Party Payments.

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(a)	MORPHOSYS will be responsible for any license fees and milestone and royalty payments owed to XOMA Ireland Limited (“XOMA”), Cambridge Antibody Technology LTD (“CAT”), Applied Molecular Evolution (“AME”) and The Johns Hopkins University (“JHU”), to the extent that such payments become due under the XOMA License Agreement, the CAT Framework Agreement, the AME Sublicense Agreement or the JHU License Agreement, respectively. For clarity, except as permitted under the the XOMA License Agreement, the CAT Framework Agreement, the AME Sublicense Agreement or the JHU License Agreement, MORPHOSYS does not grant any license under any intellectual property owned by Third Parties, permitting ONCOMED to conduct or have conducted Antibody Affinity Optimization.

(b)	In the event that ONCOMED or a Sublicensee is required to obtain other Third Party licenses (including licenses from Third Parties mentioned in Section 6.4(a)), either directly from such Third Party or a licensee of such Third Party, then ONCOMED shall have the responsibility to obtain such licenses and ONCOMED shall pay all relevant payments under such licenses. ONCOMED shall not be entitled to credit any payment paid by ONCOMED to a Third Party against any payment due to MORPHOSYS hereunder.

6.5	Payment Terms.

(a)	Royalty payments in accordance with Section 6.3 shall be made to MORPHOSYS in EURO [***] within [***] following the end of each [***] for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the total Net Sales for each Licensed Product during the relevant [***] period and the calculation of royalties, if any, due thereon pursuant to this Article 6.

(b)

All royalties shall be payable in full to the bank designated by MORPHOSYS in EURO, regardless of the countries in which sales are made. For the purpose of computing Net Sales for Licensed Products sold in a currency other than EURO, such currency shall be converted into EURO using the average of the exchange rate for the purchase of EURO reported in the Wall Street Journal on each of the following four (4) days: the first (1st) business day of the calendar quarter to which such royalty payments relate and the last business day of each of the three (3) months of the calendar quarter to which such royalty payments relate.

(c)	All fees paid under Articles 5 and 6 shall be non-refundable and non-creditable against any other fees, unless explicitly stated herein.

(d)	No financial obligation accruing before any termination of this Agreement shall be affected by such termination.

6.6	Records Retention; Audits. ONCOMED and its Sublicensees shall keep for [***] from the date of each payment of royalties complete and accurate records of sales by ONCOMED and Sublicensees of each Licensed Product in sufficient detail to allow the accruing royalties to be determined accurately. MORPHOSYS shall have the right for a

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period of [***] after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant to inspect the relevant records of ONCOMED and Sublicensees to verify such report or statement. ONCOMED and Sublicensees shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from MORPHOSYS, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any Licensed Product in any given payment period. MORPHOSYS agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for MORPHOSYS to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. The results of each inspection, if any, shall be binding on both Parties. MORPHOSYS shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than [***] of the amount paid, ONCOMED shall pay for such inspection, including reasonable attorney fees related thereto.

7.	TREATMENT OF CONFIDENTIAL INFORMATION

7.1	Confidential Information. During the Agreement Term, each Party may disclose to the other Party proprietary information, materials and technical, business and strategic information considered as and marked “confidential”, relating to and including but not limited to MORPHOSYS Technology, Research Data, Research Inventions, Research Materials and Licensed Products (collectively, “Confidential Information”). For a period of [***] years after the receipt of any such Confidential Information, except as expressly permitted hereunder, the receiving Party shall keep confidential all such Confidential Information of the other Party and will not disclose such Confidential Information of the other Party to Third Parties by publication or otherwise, except that either Party may disclose the other Party’s Confidential Information, as needed, to its legal or financial advisors, under appropriate confidentiality and non-use restrictions. ONCOMED shall be able to disclose Confidential Information to its Affiliates and Sublicensees on a need to know basis for the performance of this Agreement, provided that such Affiliates and Sublicensees are bound by substantially equivalent confidentiality obligations as ONCOMED hereunder. Each Party further agrees not to use Confidential Information of the other Party for any purpose other than conducting research hereunder or exercising any rights granted to it or reserved by it hereunder. For the sake of clarity, MORPHOSYS agrees not to use Research Data, Research Inventions or Research Materials for any purpose other than conducting any activities permitted under Article 3 or Section 10.4(a) or 10.4(b). Upon termination or expiration of this Agreement, upon request, each Party shall return to the other Party all copies of any of the requesting Party’s Confidential Information which is not the subject of a license granted hereunder. Notwithstanding the foregoing, it is understood and agreed that the receiving Party’s obligations of confidentiality and nonuse herein shall not apply to any information which, as can be demonstrated by competent proof:

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(a)	is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, a part of the public domain or publicly known or available through no fault or negligence of the receiving Party or any of its Sublicensees; or

(b)	was otherwise in the receiving Party’s or any of its Affiliates’ lawful possession prior to disclosure by the disclosing Party, other than under an obligation of confidentiality; or

(c)	was independently discovered or developed by the receiving Party or any of its Affiliates, without use of the other Party’s Confidential Information; or

(d)	is lawfully disclosed to the receiving Party or any of its Affiliates on a non-confidential basis by a Third Party who is not in violation of an obligation of confidentiality to the disclosing Party relative to such information.

Information disclosed that is not in written or electronic form shall be subject to the terms of this Section 7.1 for a period of [***] and shall be subject to this Section 7.1 for a continuing period only if confirmed in writing to the other Party within [***] of initial disclosure specifying with particularity that such information is Confidential Information under this Section 7.1. Each Party may disclose the other’s Confidential Information to the extent such disclosure is reasonably necessary in (i) filing, prosecuting or defending litigation or (ii) complying with applicable laws; provided, however, that if a Party is required to make any disclosure of the other Party’s Confidential Information, it will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to assist such other Party in efforts to secure confidential treatment of such Confidential Information required to be disclosed and to limit the scope of such disclosure as much as possible.

7.2	Publicity. The Parties mutually agreed on a press release announcing the execution of this Agreement, which is attached hereto as Appendix 7.2. The Parties shall also be permitted hereunder to disclose the general nature of this Agreement to the extent reasonably necessary to obtain financing from Third Parties or potential collaborators, and to make such other disclosures as mutually agreed by the Parties. Once any written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosures of the contents of such statement without the further approval of the other Party.

7.3	Publications. Each Party may wish to publish the results of research under this Agreement. In order to safeguard intellectual property rights, the Party wishing to publish or otherwise publicly disclose the results of such research shall first submit a draft of each proposed manuscript to the other Party for review, comment and consideration of appropriate patent action at least [***] prior to any submission for publication or other public disclosure. Within [***] of receipt of the pre-publication materials, such other Party shall advise the Party seeking publication as to whether a patent application will be prepared and filed or whether trade secret protection should be pursued and, if so, such other Party shall determine the appropriate timing and content of any such publications.

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7.4	ONCOMED acknowledges that the MORPHOSYS Technology represents highly valuable and Confidential Information of MORPHOSYS; that any unauthorized use or transfer of any part of the MORPHOSYS Technology may diminish its value and may irrevocably harm MORPHOSYS; and that if ONCOMED breaches any of the obligations on use of the MORPHOSYS Technology provided in this Agreement, MORPHOSYS can immediately seek equitable relief, including but not limited to injunctive relief, to protect MORPHOSYS’ interests, in addition to any other remedies MORPHOSYS may have at law.

7.5	In the event of any dispute resolution process carried out in accordance with Section (b) or Section (c) of Appendix 12.13, each Party agrees to provide to the other Party any non-confidential and confidential documentation requested by the other Party (subject to any privilege, e.g. attorney-client privilege, recognized under applicable law), which documentation is reasonably necessary to determine whether any material breach under this Agreement has occurred.

8.	INTELLECTUAL PROPERTY RIGHTS

8.1	Ownership and Inventorship. All MORPHOSYS Patent Rights shall be owned by MORPHOSYS and, except as expressly provided hereunder, all Research Inventions, Research Patent Rights, Research Data, Research Materials and Improvements shall be owned by ONCOMED. For the sake of clarity, all data and materials (including HuCAL antibodies) generated by or on behalf of MORPHOSYS or a MORPHOSYS Third Party Licensee, independent of any ONCOMED’s Confidential Information, Research Data or Research Materials, shall not be regarded as Research Data or Research Materials. For any inventions made under this Agreement, inventorship shall be determined in accordance with applicable inventorship laws. Despite inventorship and ownership, each Party shall receive licenses to the other Party’s intellectual property as set forth in Articles 4 and 10.

8.2	If a Party enters into an opposition to and/or appeal from any decision of any patent authority of any country relating to the other Party’s patent rights under this Agreement or otherwise contests in any court in any country a patent, patent application or claim thereof that is part of the other Party’s patent rights under this Agreement (each a “Challenge of a Patent Right”), or knowingly assist any third party in the Challenge of a Patent Right, then the other Party shall be entitled to terminate this Agreement under Section 10.2(a); provided, however, that this right to terminate shall not apply if a Party engages in the Challenge of a Patent Right, as required by any applicable law, regulation or court order.

9.	PROVISIONS CONCERNING THE FILING, PROSECUTION, PROCUREMENT, AND ENFORCEMENT OF PATENT RIGHTS

9.1	Patent Filing, Prosecution, Cooperation.

(a)	ONCOMED shall have the first right (but not the obligation) to prepare, file, prosecute, obtain and maintain patent applications and patents directed to

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Research Inventions, at its sole expense; provided, however, if ONCOMED decides to relinquish any patent right covered by a patent or patent application referred to in this Section 9.1(a), then ONCOMED shall provide MORPHOSYS with adequate written notice to that effect, at which time MORPHOSYS shall have the first right (but not the obligation) to assume responsibility to file, prosecute, obtain and maintain such patent applications and patents at its sole expense, [***] The rights of ONCOMED under this Section 9.1(a) can be extended to any Sublicensee, provided that the respective Sublicensee agrees to be bound by the provisions of this Agreement.

(b)	MORPHOSYS shall have the sole right (but not the obligation) to prepare, file, prosecute, obtain and maintain patent applications and patents covered under MORPHOSYS Patent Rights and Improvements, at its sole expense.

(c)	The Party filing, prosecuting, obtaining and/or maintaining the patent applications and patents referred to in Section 9.1(a) shall keep the other Party reasonably informed, and such other Party shall have the right to comment, about the progress of obtaining such patent rights.

(d)	Each Party agrees to cooperate fully in the preparation, filing, and prosecution of any patent applications to be filed or prosecuted pursuant to Sections 9.1(a) and 9.1(b). Such cooperation includes, but is not limited to:

(i)	executing all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of such patent applications and any patents thereon and to enable the filing and prosecution of applications in any country as contemplated herein; and

(ii)	promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, or prosecution of any such patent applications.

(e)	The Parties shall consult with each other and mutually agree before permitting any patent application or patent within Research Patent Rights hereunder to lapse or become revoked or withdrawn for whatever reason as well as before authorizing any amendment to any patent application or patent within such Research Patent Rights that would irrevocably limit the lawful scope of such Research Patent Rights.

(f)	ONCOMED shall promptly notify MORPHOSYS of any patents or patent applications that exist under the Research Patent Rights, provided that such patents or patent applications have become publicly available or have been published.

9.2	Infringement

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(a)	Notice of Infringement. If, during the Agreement Term or the term of any license hereunder, either Party learns of any infringement or threatened infringement by a Third Party of any MORPHOSYS Patent Rights licensed hereunder, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement, to the extent possible.

(b)	Infringement of Research Patent Rights. ONCOMED shall have the first right (but not the obligation) and at its own expense to bring suit (or take other appropriate legal action) against a Third Party for any actual or suspected infringement of any Research Patent Right. If ONCOMED does not take such action within [***] after written notice from MORPHOSYS of such infringement, MORPHOSYS shall have the right (but not the obligation), at its own expense, to bring suit against such infringement. Any amount recovered, whether by judgment or settlement, shall first be applied to reimburse the costs and expenses (including attorneys’ fees) of the Party bringing suit, then to the costs and expenses (including attorneys’ fees), if any, of the other Party. Any amounts remaining shall be allocated [***] to the Party bringing suit and [***] to the other Party, or shall be allocated [***] if the suit is brought jointly.

(c)	Infringement of MORPHOSYS Patent Rights and Improvement patent rights. MORPHOSYS shall have the sole right (but not the obligation) and at its own expense, to bring suit (or take other appropriate legal action) against a Third Party for any actual or suspected infringement of any MORPHOSYS Patent Rights and any patent rights covering Improvements.

9.3	Cooperation. Each Party shall execute all papers and perform such other acts (other than monetary) as may be reasonably required to maintain any infringement suit brought in accordance with Section 9.2 (including giving legal consent for bringing such suit, and agreeing to be named as a plaintiff or otherwise joined in such suit), and at its option and expense, may be represented in such suit by counsel of its choice. In addition, the Parties shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country where applicable to Licensed Products. In the event that elections with respect to obtaining such patent term restoration, supplemental protection certificates or their equivalents are to be made, the Parties shall agree upon such elections.

9.4	No Obligation. No Party shall have any obligation to the other Party under this Agreement to pay any fees or costs: (i) for either Party’s bringing a lawsuit or other action to enforce any patents or (ii) for either Party’s obtaining for its own benefit independent business or legal advice concerning any patent rights.

10.	TERM AND TERMINATION

10.1	Term.

(a)	Subscription. The Subscription shall begin on the Effective Date and end [***] thereafter, unless terminated earlier as provided herein (“Initial Subscription

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Term”). ONCOMED may extend the Initial Subscription Term for a subsequent [***] term upon a written notice [***] prior to the end of the Initial Subscription Term (“Extended Subscription Term”). If, at the end of the Initial Subscription Term, ONCOMED has not (i) obtained a Commercial Therapeutic License or (ii) extended the Subscription Term to include the Extended Subscription Term, then ONCOMED shall pay to MORPHOSYS; a termination fee of EURO [***], within [***] from termination of the Initial Subscription Term.

(b)	Agreement. Unless earlier terminated as provided herein, the term of this Agreement shall extend from the Effective Date until the earlier of (i) the expiration or termination of the Subscription Term, if no Commercial License is in place; (ii) the time at which the last Commercial License terminates without the possibility of ONCOMED to request further Commercial Licenses from MORPHOSYS; and (iii) the date all obligations to pay all royalties have ceased under Section 6.3 (“Agreement Term”).

(c)	Collaboration. The optional Collaboration shall begin in accordance with Section 3.2(a) and shall end at the latest commensurately with the Subscription.

10.2	Termination for Material Breach or Insolvency.

(a)	This Agreement and the rights and options granted herein may be terminated by either Party upon any material breach by the other Party of any material obligation or condition, effective thirty (30) days after giving written notice to the breaching Party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the breaching Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail. Notwithstanding the foregoing, if such default or breach is cured or shown to be non-existent within the aforesaid thirty (30) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect. However, prior to giving any notice for breach, the Parties shall first attempt to resolve any disputes as to the existence of any breach as set forth in Section 12.13.

(b)	If either Party becomes insolvent, a (non-abusive) application to initiate insolvency proceedings against a Party has been filed, any such application has been rejected due to lack of assets, any executions against a Party have been fruitless or any execution measures have been initiated against a Party which have not been cancelled within one (1) month (e.g. cancellation of seizure), then the other Party may terminate this Agreement by providing a thirty (30)-day notice to such Party.

10.3	Failure to Use Diligence. If ONCOMED or a Sublicensee is not diligently pursuing, in accordance with Section 4.8, the development and commercialization of [***] Licensed Therapeutic Product with respect to each Commercial Therapeutic License granted to ONCOMED, then MORPHOSYS shall have the right to terminate such Commercial Therapeutic License under the terms and conditions of this Agreement. MORPHOSYS shall only have the right to terminate the applicable Commercial Therapeutic License

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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with respect to which MORPHOSYS asserts that [***] in accordance with Section 4.8. Furthermore, MORPHOSYS shall not have the right to terminate the applicable Commercial Therapeutic License unless: (i) ONCOMED is given a [***] prior written notice by MORPHOSYS of MORPHOSYS’ intent to terminate, stating the reasons and justification for such termination, and recommending steps which ONCOMED should take in such development, and (ii) ONCOMED has not [***] development and commercialization, in accordance with Section 4.8, of [***]

10.4	Effect of Termination.

(a)	Upon termination of this Agreement by MORPHOSYS pursuant to Section 10.2(a), (i) the Research License and any Commercial License that is the subject of the material breach shall immediately and automatically revert to MORPHOSYS; (ii) ONCOMED, its Sublicensees and any Third Party working on behalf of any of the foregoing (as applicable) shall cease all uses of, and destroy, all copies of: MORPHOSYS Technology and Improvements, and ONCOMED, its Sublicensees and any Third Party working on behalf of any of the foregoing (as applicable) shall cease all uses of, and destroy, all copies of: Research Data, Research Inventions, and Research Materials, except to the extent covered by and in compliance with the terms of, a Commercial License maintained in accordance with Section 10.4(a)(iii); (iii) any Commercial License in existence at the time of such termination and not the subject of the material breach shall be maintained on the terms and conditions set forth in this Agreement, including ONCOMED’s diligence obligations as provided under Section 4.8 and ONCOMED’s obligations to make payments as provided in Article 6; and (iv) ONCOMED shall be deemed to have granted to MORPHOSYS a perpetual, irrevocable, co-exclusive, worldwide, royalty-free license (including the right to grant sublicenses), under Grantback Patent Rights, as defined in Section 1.25, not covering Licensed Products that are the subject of an exclusive Commercial License maintained in accordance with Section 10.4(a)(iii), to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, distribute, have distributed, import, have imported, export and have exported any and all antibody products (including those containing HuCAL Antibodies) not covered by an exclusive Commercial License maintained in accordance with Section 10.4(a)(iii) for use in the Territory and in all fields.

(b)	Upon termination of this Agreement by MORPHOSYS pursuant to Section 10.2(b), (i) all licenses granted to ONCOMED shall immediately and automatically revert to MORPHOSYS; (ii) ONCOMED, its Sublicensees and any Third Party working on behalf of any of the foregoing (as applicable) shall cease all uses of, and destroy, all copies of: MORPHOSYS Technology, Research Data, Research Inventions, Research Materials and Improvements; and (iii) all Grantback Patent Rights, as defined in Section 1.25, shall become MORPHOSYS Patent Rights.

(c)	Upon termination of this Agreement by ONCOMED pursuant to Section 10.2(a) or 10.2(b), [***] (ii) MORPHOSYS shall cease all uses of and destroy all copies

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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of ONCOMED’s Confidential Information; (iii) the Research License shall immediately and automatically terminate, except that [***] and ONCOMED shall provide MORPHOSYS the [***] after such termination; (iv) ONCOMED, its Sublicensees, and any Third Party working on behalf of any of the foregoing (as applicable) shall cease all uses and shall destroy all copies of: [***] reasonably necessary to practice a license under Section 10.4(c)(i) or under Section 10.4(c)(iii); and (v) when no longer and/or to the extent not covered by a license granted to ONCOMED under this Agreement, ONCOMED, its Sublicensees, and any Third Party working on behalf of any of the foregoing (as applicable) shall [***] and all [***] under Section 10.4(c)(iv).

(d)	Upon expiration of the Subscription Term, (i) ONCOMED shall cease all uses of the MORPHOSYS HuCAL GOLD Library, and, at MORPHOSYS’ request, destroy or return all copies of the same to MORPHOSYS; (ii) the Research License shall immediately and automatically revert to MORPHOSYS; (iii) ONCOMED, its Sublicensees and any Third Party working on behalf of any of the foregoing (as applicable) shall cease all uses of, and at MORPHOSYS’ request destroy all copies of Research Materials and all HuCAL Antibodies’ nucleic acid and protein sequence data and all portions of MORPHOSYS HuCAL GOLD Library Ancillary Technology, except that ONCOMED, its Sublicensees and any Third Party working on behalf of any of the foregoing (as applicable) shall be permitted to utilize those portions of Research Materials, HuCAL Antibody nucleic acid and protein sequence data and MORPHOSYS HuCAL GOLD Library Ancillary Technology covered by, or reasonably needed to practice, a maintained Commercial Therapeutic License or the Extended Research License.

10.5	Documentation. At the request of MORPHOSYS, ONCOMED shall execute and deliver such bills of sale, assignments and licenses and other documents as may be necessary to fully vest in MORPHOSYS all right, title and interest to which it is entitled as aforesaid pursuant to this Article 10.

11.	REPRESENTATIONS AND WARRANTIES

11.1	MORPHOSYS Representations. MORPHOSYS represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate MORPHOSYS corporate action; and (b) MORPHOSYS is under no obligation which is inconsistent with this Agreement. MORPHOSYS represents and warrants that, to its reasonable knowledge and belief, [***] that will be provided to ONCOMED.

11.2	ONCOMED Representations. ONCOMED represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate ONCOMED corporate action; and (b) ONCOMED is under no obligation which is inconsistent with this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.3	No Warranties.

(a)	NOTHING IN THIS AGREEMENT IS OR SHALL BE CONSTRUED AS:

(i)	A WARRANTY OR REPRESENTATION BY EITHER PARTY AS TO THE VALIDITY/ENFORCEABILITY OR SCOPE OF ANY PATENT APPLICATION OR PATENT LICENSED HEREUNDER; or

(ii)	A WARRANTY OR REPRESENTATION THAT ANYTHING MADE, USED, SOLD OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED PURSUANT TO THIS AGREEMENT IS OR WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS AND OTHER RIGHTS OF THIRD PARTIES;

(b)	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

12.	MISCELLANEOUS

12.1	Indemnification.

(a)	ONCOMED shall indemnify, defend and hold harmless MORPHOSYS, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “MORPHOSYS Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the MORPHOSYS Indemnitees, or any of them, in connection with any claims of Third Parties, including without limitation personal injury and product liability matters (except in cases where such claims, suits, actions, demands or judgments result from gross negligence or willful misconduct on the part of MORPHOSYS) arising out of or relating to any actions of ONCOMED or any licensee, Sublicensee, distributor or agent of ONCOMED under this Agreement or in the development, testing, production, manufacture, promotion, import, sale or use by any person of any Licensed Product manufactured or sold by ONCOMED, a licensee, Sublicensee, distributor or agent of ONCOMED.

(b)	The MORPHOSYS Indemnitees shall promptly notify ONCOMED of any action or claim for which it is to be indemnified hereunder.

12.2

Liability. Notwithstanding anything else in this Agreement or otherwise, neither Party shall be liable with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for (i) any indirect, incidental

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consequential or punitive damages or lost profits or (ii) cost of procurement of substitute goods, technology or services.

12.3	Notices. Any notices, requests, deliveries, approvals or consents required or permitted to be given under this Agreement to ONCOMED or MORPHOSYS shall be in writing and shall be personally delivered or sent by telecopy (with written confirmation to follow via mail), overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such other address as may be specified in writing to the other Party hereto):

MORPHOSYS:	MORPHOSYS AG Lena-Christ-Str. 48 82152 Martinsried/ Planegg Germany [***]

ONCOMED:	ONCOMED PHARMACEUTICALS, INC. 265 N. Whisman Road Mountain View, California 94043 United State of America Attn: Paul J. Hastings, Chief Executive Officer Telecopy: +1-650-938-4570

Such notices shall be deemed to have been sufficiently given when received by the recipient.

12.4	Governing Law and Venue. Subject to Section 12.13, this Agreement shall be construed, interpreted and applied in accordance with the laws of the State of New York, United States of America (excluding its body of law controlling conflicts of law). Subject to the provisions of Appendix 12.13, the Parties hereby consent to the exclusive jurisdiction of the U.S. Federal District Court for the Southern District of New York, United States of America, for any issue with respect to the validity scope or enforceability of patents licensed under this Agreement.

12.5	Limitations. Except as set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property, including its Trademarks or trade names, the use of which shall be previously agreed upon in writing by their owner.

12.6	Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

12.7	Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations set forth in Sections 2.4-2.6 and 4.4-4.13 and Articles 1 and 5-12 hereof shall survive the expiration or termination of the Agreement Term for any reason.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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12.8	Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

12.9	Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

12.10	Assignment. This Agreement may not be assigned by either Party, except as specified in this Section 12.10. Either Party shall have the right to assign this Agreement to its Affiliates or to a Third Party in connection with any transaction (“Transaction”), including but not limited to: (1) acquisition (of or by), consolidation with, or merger into, any other corporation or other entity or person; (2) any corporate reorganization; or (3) the sale of its business to which this Agreement is related, provided that in any such Transaction, the assignee expressly obligates itself in a written instrument delivered to the non-assigning Party to this Agreement, on or before the date of closing of such Transaction, to fully perform all of the obligations of the assigning Party under this Agreement. This right of assignment shall likewise be available to the assignee in the same manner as it is to the assigning Party, and subsequent assignees in like manner, provided that in each instance of assignment, the assignee provides the writing specified above to the non-assigning Party to this Agreement prior to the date of closing of such Transaction.

12.11	Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

12.12	Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

12.13	Disputes. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights and/or obligations hereunder. It is the intent and objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. Accordingly, any controversy or claim arising out of or relating to this Agreement, including any such controversy or claim involving Affiliates of any Party (each, a “Dispute”), shall be resolved as set forth in Appendix 12.13.

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12.14	Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Agreement Term, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, said renegotiated term, covenant or condition being deemed to be effective as of the Effective Date, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated as nearly as possible.

12.15	Status. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties.

12.16	Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.17	Mutual Duty of Good Faith. The Parties undertake to be loyal to one another. Each Party shall inform the other immediately of all events that arise during the Agreement Term and that may affect its conduct. Both Parties are prohibited, individually, from hiring or otherwise employing employees of the other Party who are or were involved in the performance of any activities under this Agreement, prior to expiration of a blocking period of [***] following termination of the Subscription Term. Moreover, both Parties undertake not to actively entice away the respective other Party’s employees involved in performance of this Agreement.

12.18	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative in two (2) originals.

MORPHOSYS AG		ONCOMED PHARMACEUTICALS, INC.

By:	[***]	By:	/s/ Paul J. Hastings

Title:	[***]	Title:	CEO

Date:	1.6.06	Date:	6.6.06

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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By:	[***]	By:

Title:	[***]	Title:

Date:	1 June 2006	Date:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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APPENDIX 1.27

Impartial Person

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 1.33

REDACTED COPY OF THE JHU LICENSE AGREEMENT

(20 pages attached hereto)

9/14/93

LICENSE AGREEMENT

This Agreement, effective this 29th day of September 1993, is between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 720 Rutland Avenue, Baltimore, MD 21205 (hereinafter referred to as “JHU”) and MorphoSys Gesellschaft fur Proteinoptimierung mbH, a corporation organized and existing under the laws of Germany and having a principal place of business at Frankfurter Ring 193a, D-80807 Munich, GERMANY (hereinafter the “Company”).

WITNESSETH:

WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

WHEREAS, a valuable invention entitled “Mutagenesis with Trinucleotides” (JHU Ref. DM-9472), U.S. Patent Application Serial No. 07/868,489 filed on April 15, 1992, was developed during the course of research at JHU; and

WHEREAS, JHU has acquired through assignment all right, title and interest, with the exception of certain retained rights by the United States government, in said valuable invention; and

WHEREAS, Company desires to commercially develop, manufacture, use and distribute such products and processes throughout the world;

NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 “PATENT RIGHTS” shall mean [***] and the invention disclosed and claimed therein, all continuations, continuations-in-part, divisions, and reissues thereof, and any corresponding foreign patent applications that may be filed in the future at the Company’s request and expense and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon.

1.2 “LICENSED PRODUCTS” shall mean all products, the manufacture, use or sale of which is covered by any claim of one or more PATENT RIGHTS, including trinucleotide products and/or kits to be used by others in accordance with methods covered by any claim of one or more PATENT RIGHTS, and also including PROTEINS or OTHER PRODUCTS as defined in Paragraph 1.4.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.3 “LICENSED SERVICE(S)” shall mean all services which utilize a method or material covered by any claim of one or more PATENT RIGHTS.

1.4 “PROTEINS or OTHER PRODUCTS “shall mean proteins or other products generated by Company, AFFILIATED COMPANIES or its sublicensees that would not have been made but for the use of a material or method covered by any claim of one or more PATENT RIGHTS.

1.5 “NET SALES” shall mean gross sales revenues and fees received by Company, AFFILIATED COMPANY, and Company’s sublicensees from the sale of LICENSED PRODUCTS less trade discounts allowed, refunds, returns and recalls, and sales taxes. In the event that Company, AFFILIATED COMPANY or its sublicensee sells a LICENSED PRODUCT in combination with other active ingredients or components which are not LICENSED PRODUCTS (“Other Items”), the NET SALES for purposes of royalty payments on the combination shall be calculated as follows:

(a)	If all LICENSED PRODUCTS and Other Items contained in the combination are available separately, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by the fraction A/A+B, where A is the separately available price of all LICENSED PRODUCTS in the combination, and B is the separately available price for all Other Items in the combination.

(b)	If the combination includes Other Items which are not sold separately (but all LICENSED PRODUCTS contained in the combination are available separately), the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by A/C, where A is as defined above and C is the invoiced price of the combination.

(c)	If the LICENSED PRODUCTS contained in the combination are not sold separately, the NET SALES for such combination shall be NET SALES of such combination as defined in the first sentence of this Paragraph 1.5. However, the royalty rate, paid on such combination NET SALES, as described in Paragraph 4.4, shall be reduced by [***] In no event shall the royalty rates be reduced by greater than [***]

The term “Other Items” does not include solvents, diluents, carriers, excipient or the like used in formulating a product.

1.6 “NET SERVICE REVENUE” shall mean the total revenue and fees received by Company and its AFFILIATED COMPANIES and sublicensees for providing services that utilize a LICENSED SERVICE(S) as part of the overall service provided.

1.7 “AFFILIATED COMPANY or AFFILIATED COMPANIES” shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with the Company. For purposes of this Paragraph 1.7, control shall mean the direct or indirect ownership of more than fifty percent (50%), the maximum percentage

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

as allowed by applicable law of (a) the stock shares entitled to vote for the election of directors; or (b) ownership interest.

1.8 “EXCLUSIVE LICENSE” shall mean a license whereby Company’s rights are sole and entire and operate to exclude all others, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of JHU to make, have made, provide and use for its and The Johns Hopkins Health Systems’ non-profit purposes LICENSED PRODUCTS and LICENSED SERVICE(S).

ARTICLE 2 - GRANTS

2.1 Subject to the terms and conditions of this Agreement, JHU hereby grants to the Company an EXCLUSIVE LICENSE to make, have made, use, and sell the LICENSED PRODUCT and to provide the LICENSED SERVICE(S) in the United States and worldwide under the PATENT RIGHTS and to sublicense others under the PATENT RIGHTS.

2.2 Company shall provide a copy of each such sublicense agreement to JHU promptly after it is executed.

ARTICLE 3 - PATENT INFRINGEMENT

3.1 Each party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

3.2 Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. Company may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.4. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at Company’s expense; in particular JHU shall make all those formal and truthful statements in favor of the Company that may be required by the laws of that country where the lawsuit for infringement shall be brought (e.g., JHU would confirm it is the applicant of PATENT RIGHTS and the licensor.).

3.3 If Company elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within six (6) months of receiving notice that an infringement exists, and JHU may, in its sole judgment and at its own expense, do so and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

3.4 Any recovery by Company under Paragraph 3.2 shall be deemed to reflect loss of commercial sales, and Company shall pay JHU a royalty in accordance with this Agreement on said recovery minus all costs and expenses reasonably incurred by Company in connection with any such proceedings. If the cost and expenses exceed the recovery, then no royalty shall be paid on the recovery.

ARTICLE 4 - PAYMENTS

4.1 [Redacted]

4.2 [Redacted]

4.3 [Redacted]

4.4 [Redacted]

4.5 [Redacted]

4.6 [Redacted]

4.7 [Redacted]

4.8 [Redacted]

4.9 [Redacted]

4.10 [Redacted]

4.11 All payments under this Agreement shall be made in U.S. Dollars.

ARTICLE 5 - PATENT RIGHTS

5.1 JHU, at the Company’s expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS upon authorization of the Company and the Company shall be licensed thereunder. Title to all such patents and patent applications shall reside in JHU. JHU shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS. The Company will provide payment authorization at least one month before an action is due. Failure to do so can be considered by JHU as a Company decision not to authorize an action. In any country where the Company elects not to have a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent, JHU may file, prosecute, and/or maintain a patent application or patent at its own expense and the Company thereafter shall not be licensed under such patent or patent application.

5.2 Company agrees that all packaging containing individual LICENSED PRODUCTS are sold by Company, AFFILIATED COMPANY and sublicensees of Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws.

5.3 If necessary, JHU will communicate to Company information which it considers to be confidential. The Company agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to Company and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the Company to preserve and safeguard the Company’s own confidential information. The information shall not be disclosed or revealed to anyone except employees of the Company who have a need to know the information and who have entered into a secrecy agreement with the Company under which such employees are required to maintain confidential the proprietary information of the Company and such employees shall be advised by the Company of the confidential nature of the information and that the information shall be treated accordingly. The Company’s obligations under this Paragraph 5.3 shall not extend to any part of the information:

(a)	that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

(b)	that can be demonstrated, from written records to have been in the Company’s possession or readily available to the Company from another source not under obligation of secrecy to JHU prior to the disclosure; or

(c)	that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the Company.

The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or sublicensees provided such information by Company. The Company’s obligations under this Paragraph 5.3 shall extend for a period of five (5) years after the termination of this Agreement.

ARTICLE 6 - TERM MILESTONES AND TERMINATION

6.1 This Agreement shall expire on the date of expiration of the last to expire patent included within PATENT RIGHTS or on that date where rejection of a patent application becomes final and all administrative and judicial appeals are exhausted or lapse.

6.2 The Company shall use all reasonable efforts to effect the development, regulatory approval and commercialization of the LICENSED PRODUCT and LICENSED SERVICE. To this end, Company shall meet the following milestones by the times so noted:

Milestones	Date

[***]	November, 1993

[***]	February, 1994

6.3 Company shall use all best efforts to effect the lawful commercial sales of LICENSED PRODUCTS and LICENSED SERVICE(S) in each country in which PATENT RIGHTS are obtained as soon as is commercially practicable.

6.4 The Company may terminate this Agreement either in full or for certain countries at any time upon ninety (90) days written notice to JHU.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.5 Upon termination, the Company, AFFILIATED COMPANY or sublicensee shall return all information marked confidential first transferred to the Company by JHU. The Company, AFFILIATED COMPANY or sublicensee shall maintain confidential and not use any such information for a period of five (5) years after termination of this Agreement; however, the exceptions set out in Paragraph 5.3 apply accordingly.

6.6 Upon breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given notice of such default in writing and a period of thirty (30) days after receipt of such notice to correct the breach or default. If the breach or default is not corrected within said thirty (30) day period, the party not in default shall have the right to terminate this Agreement.

6.7 Termination shall not affect JHU’s right to recover unpaid royalties that become due prior to termination or reimbursement for Company approved patent expenses pursuant to Paragraph 4.1.

ARTICLE 7 - MISCELLANEOUS

7.1 All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:

FOR JHU:	Dr. Francis J. Meyer
Assistant Dean for Technology Licensing
The Johns Hopkins University
School of Medicine
720 Rutland Avenue
Baltimore, MD 21205

FOR COMPANY:	Simon E. Moroney
MorphoSys Gesellschaft fur Proteinoptimierung mbH
Frankfurter Ring 193a
D-80807 Munich
Germany

7.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

Francis J. Meyer, Ph.D. Assistant Dean for Technology Licensing The Johns Hopkins University School of Medicine 720 Rutland Avenue Baltimore, MD 21205

or such other addressee which JHU may designate in writing from time to time. All checks should be made payable to The Johns Hopkins University.

7.3 This Agreement may be assigned by the Company to an AFFILIATE COMPANY or as part of its entire business relating to LICENSED PRODUCTS, provided JHU approves the assignment in writing, which approval shall not be unreasonably withheld. In the event of such transfer, the transferee shall assume and be bound by the provisions of this Agreement. (As a point of clarity, any sublicense is governed by the terms of Paragraph 2.1.)

7.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.

7.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

7.6 The Company shall not use the name of THE JOHNS HOPKINS UNIVERSITY or any contraction thereof or the names of Drs. David Shortle and John Sondek in any advertising, promotional, or sales literature without prior written consent from JHU.

7.7 JHU warrants that it has good and marketable title to the invention claimed under PATENT RIGHTS with the exception of certain retained rights of the United States government. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 7.7, COMPANY, AFFILIATED COMPANY AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS AND INFORMATION ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCTS AND LICENSED SERVICE(S) INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCTS AND SERVICE(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCTS AND SERVICE(S) LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANY AND sublicensees ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICES MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND AFFILIATES WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

7.8 JHU and the inventor of LICENSED PRODUCTS and LICENSED SERVICE(S) will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or AFFILIATED COMPANIES or its sublicensees or those operating for its account or third parties who purchase LICENSED PRODUCTS and LICENSED SERVICE(S) from any of the foregoing entities, practice the inventions of LICENSED PRODUCTS and LICENSED SERVICE(S). The Company shall defend and hold JHU and said inventor harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said inventor, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCTS and LICENSED SERVICE(S), by an AFFILIATED COMPANY or an agent or a sublicensee or a third party on behalf of or for the account of the Company or by a third party who purchases LICENSED PRODUCTS and LICENSED SERVICE(S) from the Company, shall be considered the Company’s practice of said inventions for purposes of this Paragraph 7.8. The obligation of the Company to defend and indemnify as set out in this Paragraph 7.8 shall survive the termination of this Agreement.

7.9 The Company warrants that it now maintains and will continue to maintain, in each country which Company, AFFILIATED COMPANY or sublicensee sells LICENSED PRODUCTS and LICENSED SERVICE(S), product liability insurance coverage or self-insurance appropriate to the risks involved in marketing LICENSED PRODUCTS and LICENSED SERVICE(S) and will annually present evidence to JHU that such coverage is being maintained. The Company will furnish JHU with a Certificate of Insurance of each product liability insurance or self-insurance policy obtained and agrees to increase or change the kind of product liability insurance pertaining to the LICENSED PRODUCTS and LICENSED SERVICE(S) at the request of JHU. JHU shall be listed as a named insured in Company’s said insurance policy.

7.10 This Agreement constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

7.11 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

7.12 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

7.13 In the event Company becomes insolvent and/or enters into a bankruptcy or any comparable proceedings, notice will be immediately provided to JHU in writing and the license agreement is automatically terminated.

7.14 Upon termination of this Agreement for any reason, Paragraphs 6.5, 6.7, 7.6, 7.8, and 7.9 shall survive termination of this Agreement. (However, the requirement of Paragraph

7.9 shall cease when Company, AFFILIATED COMPANIES and its sublicensees cease practicing PATENT RIGHTS and selling LICENSED PRODUCTS and providing LICENSED SERVICE(S).)

IN WITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY		MorphoSys Gesellschaft fur Proteinoptimierung mbH

By:	/s/ David A. Blake	By:	/s/ S. E. Moroney
	David A. Blake, Ph.D.		Simon Moroney
	Executive Vice Dean		Managing Director

Date:	Sept. 29, 1993	Date:	16 .9 93

I have read and agree to abide with the terms of this Agreement.

By:	/s/ David R. Shortle	Date:	September 28, 1993
Dr. David Shortle

AMENDMENT TO LICENSE AGREEMENT

This Amendment, having an effective date of December 27, 1993 is made between The Johns Hopkins University, having a place of business at 720 Rutland Avenue, Baltimore, MD 21205 (hereinafter referred to as “JHU”) and MorphoSys Gesellschaft fur Proteinoptimierung mbH, a corporation organized and existing under the laws of Germany and having a principal place of business at Frankfurter Ring 193a, D-80807 Munich, GERMANY (hereinafter the “Company”).

WHEREAS, JHU and Company entered into a license agreement having an Effective Date of September 29, 1993 (hereinafter “License Agreement”).

WHEREAS, Company has requested certain modifications to the License Agreement so as to complete a 2.8 million DM funding round involving Atlas Ventures.

NOW THEREFORE, the parties hereto agree as follows:

1	Page 2 line 2, after “expense” add — including pending PCT application serial number [***]

2.	Page 7 line 23, after “any” delete “agreement, understanding or arrangement with respect to consideration (such as, among other things,” and substitute therefore — commercial agreement specifying —.

3.	Page 8 line 8 after “RIGHTS” add — JHU agrees to provide copies of all correspondence to or from the patent offices and draft applications, responses and other patent related documents to Company for review. JHU and its patent counsel will reasonably consider suggestions made by Company —.

4.	Page 8 line 16 after “patent laws.” add the following new sentence — JHU will, at the written request of Company, supply Company with the Information at its disposal needed by Company to comply with this Paragraph 5.2 —.

5.	Page 8 line 18, after “which is” add — in writing and —.

6.	Page 9 line 11, delete “termination of this Agreement” and substitute therefore, — receipt date of such information —.

7.	Page 9, delete Paragraph 6.1 in its entirety and substitute therefore:

“6.1 This Agreement shall terminate as to a particular patent application included in PATENT RIGHTS on that date where rejection of that patent application becomes final and all administrative and judicial appeals are exhausted or lapse.”

8.	Page 10, delete Paragraph 6.3 in its entirety and substitute therefore:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“6.3 Company shall use all best efforts to effect the lawful commercial sales of LICENSED PRODUCTS or LICENSED SERVICE(S) in each country in which PATENT RIGHTS are obtained as soon as is commercially practicable and so as to obtain the maximum possible commercial benefit.”

9.	[Redacted]

10.	All other terms and conditions of the License Agreement, unless specifically amended herein, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers on the date, appearing below their signature.

THE JOHNS HOPKINS UNIVERSITY		MORPHOSYS GESELLSCHAFT FUR PROTEINOPTIMIERUNG MBH

By:	/s/ [ILLEGIBLE]	By:	/s/ S. E. Moroney
	David A. Blake, Ph.D.		Simon Moroney
	Executive Vice Dean		Title: Managing Director

Date:	1/24/94	Date:	27 .12 .93

2nd AMENDMENT TO LICENSE AGREEMENT

This Amendment having an effective date as of June 23, 1997, is made by and between MorphoSys, GmbH, a corporation having a principal place of business at Frankfurter Ring 193a, D-80807 Munich, Germany (hereinafter “MorphoSys”) and The Johns Hopkins University, having an address of 2024 East Monument Street, Suite 2-100, Baltimore, MD 21205 (hereinafter “JHU”).

WHEREAS, JHU and MorphoSys entered into a license agreement dated September 29, 1993 and thereafter amended said license agreement on December 27, 1993 (hereinafter “License Agreement”);

WHEREAS, MorphoSys has identified an ambiguity in the License Agreement; and

WHEREAS, MorphoSys and JHU both arc interested in clarifying such ambiguity;

NOW THEREFORE, the parties hereto agree as follows:

1.	Paragraph 1.5: The first two lines of the definition for “Net Sales” shall be amended to read as follows: “NET SALES” shall mean gross sales revenues and fees received by Company and AFFILIATED COMPANY from the sale…”

2.	Paragraph 4.4: Line 2 should read, “… by Company, and AFFILIATED COMPANY and…” Line 3 should read, “… provided by Company and AFFILIATED COMPANY the royalty…”

3.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first written above.

JOHNS HOPKINS UNIVERSITY		MORPHOSYS, GMBH

By:	/s/ [ILLEGIBLE]	By:	/s/ S. E. Moroney
	John D. Stobo, M.D.		Simon Moroney
	Vice Dean for Research and Technology		Chief Executive Officer

Date:	7/15/97	Date:	9 - 7 - 97

CONFIDENTIAL

APPENDIX 1.45

MORPHOSYS PATENT RIGHTS

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

Appendix 1.47

MORPHOSYS Technology

This section represents the technology that MORPHOSYS will transfer to ONCOMED under the Subscription (MORPHOSYS HuCAL GOLD Library and MORPHOSYS HuCAL GOLD Library Ancillary Technology) and that MORPHOSYS will apply at MORPHOSYS to carry out the objectives of the Collaboration [***].

[***]

•	[***]

•	[***]

[***]

[***]

[***]

•	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

APPENDIX 4.3(a)

COMMERCIAL LICENSE REQUEST FORM

(To be completed for each Commercial Target)

Target requested pursuant to Section 4.3 of the Subscription and License Agreement (define: by common name(s), accession number, and amino acid sequence, if possible):

Type of Commercial License Requested: Commercial Therapeutic License

ONCOMED PHARMACEUTICALS, INC.

By:

Name:

Title:

this day of ,

MORPHOSYS AG	MORPHOSYS AG

By:	By:

Name:	Name:

Title:	Title:

this day of ,	this day of ,

[to be filled out by MORPHOSYS:] [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

APPENDIX 4.3(b)

Exemplary analysis of a License Request

The following non-limiting hypothetical example is intended to illustrate how MORPHOSYS would analyze a License Request for a Target defined under Section 1.60(ii) [***], where another partner of MORPHOSYS (a “MORPHOSYS Partner”) holds a license to commercialize therapeutic HuCAL-derived antibodies directed against [***]:

To the extent (at the time of the below-mentioned License Request) the MORPHOSYS Partner holds such a license from MORPHOSYS as referenced in the preceding paragraph, with respect to [***], if ONCOMED submits a License Request for “[***]” (“ONCOMED Target”), then such existing license to such MORPHOSYS Partner would not prohibit the granting to ONCOMED of a Commercial Therapeutic License relating to such ONCOMED Target, to the extent that such [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

APPENDIX 4.5(a)

REDACTED COPY OF THE XOMA LICENSE AGREEMENT

(24 pages attached hereto)

Schedule 4.2

CONFIDENTIAL

Redacted Version

LICENSE AGREEMENT

This License Agreement (this “Agreement”), effective as of February 1, 2002 (the “Effective Date”), is entered into by and between XOMA Ireland Limited, a company with limited liability organized under the laws of the Republic of Ireland having offices at Shannon Airport House, Shannon, County Clare, Ireland (with its Affiliates, “XOMA”), and MorphoSys AG, a German company having offices at Lena-Christ-Str. 48, 82152 Martinsried/Planegg, Germany (with its Affiliates, “MORPHOSYS”).

BACKGROUND

A. XOMA is the owner or exclusive licensee of certain patent rights relating to bacterial cell expression, and MORPHOSYS wishes to acquire non-exclusive licenses under such patent rights; and

B. XOMA is willing to grant MORPHOSYS non-exclusive licenses, on the terms and conditions set forth below, in order to permit MORPHOSYS to engage in certain research, development and commercial activities.

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter recited, the parties agree as follows:

ARTICLE 1

DEFINITIONS

In this Agreement, the following terms shall have the meanings set forth in this Article.

1.1. “Affiliate” means any corporation or other entity which is directly or indirectly controlling, controlled by or under common control with a party hereto. For purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlled” and “controlling”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the subject corporation or other entity, whether through the ownership of voting securities, by agreement or otherwise.

1.2. “Antibody Phage Display” means the authorized use of Licensed Antibody Phage Display Materials to conduct Research and Development.

1.3. “Change in Control” means, with respect to a particular entity, any transaction or series of transactions as a result of which any person or group (as defined under the U.S.

Securities Exchange Act of 1934, as amended) becomes, directly or indirectly, the beneficial owner of more than fifty percent (50%) of the total voting power of such entity’s equity securities or otherwise gains control of such entity.

1.4. “Confidential Information” means any proprietary or confidential information or material disclosed by a party to the other party pursuant to this Agreement, which is (i) disclosed in tangible form hereunder and is designated thereon as “Confidential” at the time it is delivered to the receiving party, or (ii) disclosed orally hereunder and identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

1.5. “Dispose” means to transfer, assign, lease, or in any other fashion dispose of control, ownership or possession, but shall not mean to license or sell. “Disposition” shall have the correlative meaning.

1.6. “Immunoglobulin” means any molecule, including without limitation, full immunoglobulin molecules (e.g., IgG, IgM, IgE, IgA and IgD molecules) and ScFv, Fv and Fab molecules, that has an amino acid sequence by virtue of which it specifically interacts with an antigen and wherein that amino acid sequence consists essentially of a functionally operating region of an antibody variable region including, without limitation, any naturally occurring or recombinant form of such a molecule.

1.7. “Licensed Antibody Phage Display Materials” means (i) any collection or library of polynucleotide sequences, created by and under the exclusive control of MORPHOSYS, which encodes at least one Immunoglobulin and which is contained in filamentous bacteriophage and/or bacteriophage or phagemid cloning vectors capable of propagation in bacteria; (ii) any collection or library of bacteriophage, created by or under the exclusive control of MORPHOSYS, wherein an Immunoglobulin is (a) expressed as a fusion protein comprising an Immunoglobulin or at least a functionally operating region of an antibody variable region and an outer surface polypeptide, or a fragment thereof, of a bacteriophage or (b) expressed separately and linked to an outer surface polypeptide, or a fragment thereof, of a bacteriophage; or (iii) any material required to generate any collection or library according to (i) and/or (ii), each of which under (i), (ii) and/or (iii) infringe, but for the license granted herein, the XOMA Patent Rights. For the avoidance of doubt, and without expanding the definition thereof, specifically excluded from the definition of Licensed Antibody Phage Display Materials are (x) any article of manufacture or composition of matter suitable for display, expression or secretion of an Immunoglobulin in or from any organism or system other than bacteria and (y) any materials or composition of matter otherwise meeting the definition of Licensed Antibody Phage Display Materials but created by or under the control of any entity, other than MORPHOSYS, engaged in the licensing, manufacture, sale, offer for sale, import or export of phage display services, products or materials; provided, that, notwithstanding the foregoing, any materials or composition of matter otherwise meeting the definition of Licensed Antibody Phage Display Materials but created by or under the exclusive control of a MORPHOSYS Collaborator shall constitute Licensed Antibody Phage Display Materials, but only to the extent derived by such

2

MORPHOSYS Collaborator exclusively from Licensed Antibody Phage Display Materials created by or under the exclusive control of MORPHOSYS and properly transferred by MORPHOSYS to such MORPHOSYS Collaborator in accordance with the applicable provisions of this Agreement and such MORPHOSYS Collaborator acknowledges that the transfer restrictions and other provisions hereof apply thereto.

1.8. “Licensed Immunoglobulin” means any Immunoglobulin discovered, isolated or characterized by MORPHOSYS or a MORPHOSYS Collaborator (as defined below) through the use of Licensed Antibody Phage Display Materials.

1.9. “Licensed Immunoglobulin Information” means any data, know-how or other information relating, concerning or pertaining to a Product, including, without limitation, data, know-how or other information characterizing or constituting such Licensed Immunoglobulin’s polynucleotide or amino acid sequence, purported function or utility, antigen binding affinity, or physical or biochemical property.

1.10. “MORPHOSYS Collaborator” means any person or entity (including a corporation or an academic institution) who is an authorized end-user of Licensed Antibody Phage Display Materials, the intended recipient of Products or Licensed Immunoglobulin Information transferred from MORPHOSYS and/or a person or entity on whose behalf MORPHOSYS knowingly engages in Antibody Phage Display; provided, however, that such person or entity shall not be deemed to be a MORPHOSYS Collaborator unless and until the requirements of Section 2.4 are complied with. No person or entity shall be deemed to be a MORPHOSYS Collaborator if such person or entity is engaged in the out-licensing, commercial manufacture, sale, offer for sale, import for sale or export for sale of immunoglobulin or antibody phage display services, immunoglobulin or antibody phage display libraries, immunoglobulin or antibody phage display products or immunoglobulin or antibody phage display materials, unless, pursuant to a written agreement (other than this Agreement), executed after the Effective Date, XOMA has granted to such person or entity a valid license or covenant not to sue under the XOMA Patent Rights which explicitly extends to the activities identified in this second to last sentence of Section 1.10. XOMA shall provide MORPHOSYS prompt written notice of those written agreements or covenants not to sue which satisfy the requirements of the prior sentence. No person or entity may claim the status of MORPHOSYS Collaborator with respect to any acts or activities which are unrelated to the use of Licensed Antibody Phage Display Materials provided by MORPHOSYS.

1.11. “Net Sales” means, in the case of the sale, either directly or through a Third Party, of any Product by or on behalf of MORPHOSYS or any joint venture or similar entity or arrangement in which MORPHOSYS is a participant (a “MORPHOSYS Selling Entity”), the aggregate gross sales proceeds derived by MORPHOSYS therefrom less (a) any sales or other taxes, assessments, charges or fees imposed by any government authority which are paid, directly or indirectly, by MORPHOSYS and (b) a discount from the gross sales proceeds to cover costs associated with MORPHOSYS’s sale of Product, as applicable, in respect of transport, insurance premiums, returns, discounts, other miscellaneous costs and expenses and

3

rebates actually allowed and taken, all determined in accordance with U.S. generally accepted accounting principles. For the sake of clarity, it is understood that Net Sales does not include sales of Products developed by or solely on behalf of MORPHOSYS or a MORPHOSYS Collaborator unless sold by a MORPHOSYS Selling Entity. As used herein, “joint venture” means a legal entity in the nature of a partnership engaged in a joint undertaking for profit.

1.12. “Product” means any composition of matter or article of manufacture, including without limitation any diagnostic, prophylactic or therapeutic product, which (a) contains a Licensed Immunoglobulin; or (b) was discovered or created by or arose directly out of use of Licensed Antibody Phage Display Materials or the conduct of Antibody Phage Display by MORPHOSYS or a MORPHOSYS Collaborator.

1.13. “Research and Development” means the identification, selection, isolation, purification, characterization, study and/or testing and/or use of a Product for any purpose, including, without limitation, the discovery and development of human therapeutics or diagnostics. Included within the definition of “Research and Development” shall be all in vitro screening or assays customarily performed in pre-clinical and clinical research and uses associated with obtaining FDA or equivalent agency regulatory approval. “Research and Development” shall not include commercial or industrial manufacture or any activities solely directed to the creation of such capacities.

1.14. “Research Quantities” means those quantities of a Licensed Immunoglobulin reasonably required for Research and Development purposes.

1.15. “Third Party” means any person or entity other than MORPHOSYS or XOMA.

1.16. “Valid Claim” means (i) a claim of an issued and unexpired patent included within the XOMA Patent Rights which has not been held invalid in a final decision of a court of competent jurisdiction from which no appeal may be taken, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (ii) a claim of a pending patent application within the XOMA Patent Rights.

1.17. “XOMA Patent Right(s)” means the patent applications and patents listed on Schedule 1.17 hereto and, solely to the extent any Valid Claim would cover or be included in the license grants provided for herein, all divisions, continuations, continuations-in-part, applications claiming priority thereto, and substitutions thereof; all foreign patent applications corresponding to the preceding applications; all U.S. and foreign patents issuing on any of the preceding applications, including extensions, reissues and re-examinations; and any other patent rights owned by XOMA which XOMA has the right to license or sublicense and which would be infringed by the activities of MORPHOSYS contemplated hereunder but for this Agreement. XOMA Patent Rights shall also include (i) any improvements of the foregoing that are owned or controlled by XOMA and (ii) any patents or patent applications owned or controlled by XOMA containing a claim that is dominating over the foregoing patent rights (i.e., is necessarily infringed by the practicing of a claim in one of the foregoing applications).

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ARTICLE 2

XOMA LICENSE TO MORPHOSYS

2.1. Grants. Subject to the other terms and conditions of this Agreement, XOMA hereby grants to MORPHOSYS a worldwide, non-exclusive, non-transferable license (unless transferred under Section 8.2), without any right to sublicense, under the XOMA Patent Rights to:

(a) solely on its own behalf and on behalf of a MORPHOSYS Collaborator, make or have made Licensed Antibody Phage Display Materials;

(b) solely on its own behalf and on behalf of a MORPHOSYS Collaborator and solely for Research and Development purposes, conduct Antibody Phage Display and use or have used Licensed Antibody Phage Display Materials and generate, use and have used Licensed Immunoglobulin Information;

(c) solely on its own behalf and on behalf of a MORPHOSYS Collaborator, make or have made, use or have used, Research Quantities of a Licensed Immunoglobulin;

(d) solely on its own behalf and on behalf of a MORPHOSYS Collaborator, transfer Antibody Phage Display Materials, Research Quantities of a Product or Licensed Immunoglobulin Information to a MORPHOSYS Collaborator;

(e) solely on its own behalf and on behalf of a MORPHOSYS Collaborator, subject to the provisions of Section 2.3(b), make, have made, use, have used, sell, offer to sell, have offered for sale, import, have imported, export and have exported Products; and

(f) solely on its own behalf, make or have made in commercial and/or industrial capacity, use, offer for sale, sell, import and export Products for use (i) in the treatment, prophylaxis, diagnosis or monitoring of a human disease state or condition or (ii) as research reagents. For the sake of clarity, the license granted in this Section 2.1(f) is personal to MORPHOSYS and is not to be used on behalf of any MORPHOSYS Collaborator or any other Third Party.

2.2. Covenant Not To Sue. (a) XOMA covenants that it shall not assert, nor shall it permit any third party that obtains a right to enforce the XOMA Patent Rights to assert, a claim of infringement under the XOMA Patent Rights against MORPHOSYS, any MORPHOSYS Collaborator or any other entity subject to Section 2.4(c) solely to the extent reasonably necessary to permit the authorized use of Licensed Antibody Phage Display Materials, Products or Licensed Immunoglobulin Information for activities or in a manner otherwise permitted under the provisions of this Agreement. The covenant not to sue provided by this Section 2.2:

5

(i) shall not extend to infringement of the XOMA Patent Rights arising out of making or the means or methods used to make any amount of a Licensed Immunoglobulin or Product other than Research Quantities (except as authorized by Section 2.1(f));

(ii) may be terminated by XOMA in accordance with Article 7 as to any entity or person who has failed to materially discharge or comply with any applicable term of a written agreement between MORPHOSYS and a MORPHOSYS Collaborator provided for in Section 2.4; provided, that any such termination shall be retroactive to the date of the first notice of such failure given by MORPHOSYS to such entity or person (giving effect to any subsequent cure of such failure);

(iii) is personal to MORPHOSYS or, as applicable, the MORPHOSYS Collaborator or other entity subject to Section 2.4(c), and, except as provided for by Section 8.2, cannot be assigned or transferred; and

(iv) does not constitute a release or waiver of past, present or future infringement of the XOMA Patent Rights by MORPHOSYS or any Third Party, including, without limitation, any MORPHOSYS Collaborator acting outside of the scope of the written agreement with MORPHOSYS provided for in Section 2.4.

(b) In addition to, but without limiting, the covenant not to sue provided by Section 2.2(a), XOMA hereby grants to Schering AG a non-exclusive and non-transferable license under the XOMA Patent Rights identical to, and limited by the scope of, the covenant not to sue contained in Sections 2.2(a) (the “Direct License”). Solely to the extent its activities are otherwise authorized as those of a MORPHOSYS Collaborator under the applicable terms of this Agreement, the Direct License permits Schering AG to enjoy the benefits of the covenant not to sue granted under Section 2.2(a) as if it were a direct licensee under the XOMA Patent Rights, provided, however, that the Direct License does not constitute an independent or free standing grant of a license and is expressly subject to and contingent upon the applicability of and compliance with the other provisions of this Agreement. The Direct License shall not be effective unless and until Schering AG delivers to XOMA a document, directly enforceable by XOMA, pursuant to which Schering AG (a) represents and warrants that it does and shall continue to meet the definition of MORPHOSYS Collaborator; and (b) agrees that it shall abide by the relevant limitations and obligations otherwise imposed upon MORPHOSYS Collaborators under this Agreement. The Direct License shall survive only as long as this Agreement remains in force and as to Schering AG has not been terminated.

2.3. No Implied Rights. Only the rights and licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No license or other rights shall be deemed to have been granted to MORPHOSYS or a MORPHOSYS Collaborator other than as expressly provided for in this Agreement. MORPHOSYS renounces and hereby quitclaims any implied rights to licenses under the XOMA Patent Rights that may arise by operation of this

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Agreement or under applicable law. For the avoidance of doubt, the grants of rights made pursuant to Sections 2.1 and 2.2 do not include, and expressly exclude, the following:

(a) any right or license to engage in any activities on behalf of or in collaboration with any Third Party, other than a MORPHOSYS Collaborator;

(b) any right or license to make or have made any amount (other than Research Quantities or except as authorized under Section 2.1(f)) of a Licensed Immunoglobulin or Product by practicing the XOMA Patent Rights; provided, however, that MORPHOSYS or, as applicable, a MORPHOSYS Collaborator shall be permitted to make or have made any Product by any means of its selection other than those which otherwise infringe a Valid Claim of the XOMA Patent Rights; and/or

(c) any right to release any Third Party, including a MORPHOSYS Collaborator, from any claim of infringement under the XOMA Patent Rights.

Without limiting the foregoing, the parties acknowledge that nothing herein shall be deemed to impose on MORPHOSYS any obligation to provide consideration for, or grant MORPHOSYS any access or other rights to, any know-how of XOMA.

2.4. Transfer Restrictions. (a) MORPHOSYS shall not (i) undertake any Antibody Phage Display Activities on behalf of a Third Party or (ii) Dispose of Licensed Antibody Phage Display Materials, a Licensed Immunoglobulin, Licensed Immunoglobulin Information or the product of the practice of any method within the scope of the XOMA Patents (“Transferred Materials”) to any Third Party until (in the case of either clause (i) or clause (ii)) such time as it has provided to such Third Party the redacted copy of this Agreement referred to in Section 4.2 and the form of notice set out at Schedule 2.4.

(b) If MORPHOSYS enters into a written arrangement with any Third Party arising out of or relating to activities as to which it or such Third Party does or intends to claim the benefits of any of the licenses or other grants provided for by this Agreement, such written arrangement shall contain provisions (i) pursuant to which the recipient of any Transferred Materials agrees to abide by each of the limitations, restrictions and other obligations provided for by this Agreement, including, without limitation, the restrictions on use of Transferred Materials for purposes other than Research and Development; (ii) implementing a covenant not to use Transferred Materials for any purpose other than for Research and Development purposes otherwise authorized by this Agreement; (iii) providing that the “first sale” doctrine does not apply to any Disposition; and (iv) permitting a MORPHOSYS Collaborator to further Dispose of Transferred Materials only to a Third Party who otherwise meets the definition of a MORPHOSYS Collaborator and who executes a written agreement in which it undertakes all of the obligations applied to the transferring party. XOMA shall be, and the agreements subject to this Section 2.4 shall provide that XOMA shall be, an intended third party beneficiary with respect to the foregoing provisions.

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(c) The restrictions set forth in Sections 2.4(a)(ii) and 2.4(b)(iv) shall not apply to any Disposition of Products, Licensed Immunoglobulins or Licensed Immunoglobulin Information by MORPHOSYS or a MORPHOSYS Collaborator to a Third Party, a MORPHOSYS Selling Entity or any joint venture or similar entity or arrangement in which such MORPHOSYS Collaborator is a participant (each a “Directed Third Party”), where such Directed Third Party (i) performs services or conducts activities which are otherwise authorized under this Agreement and which are solely for the benefit of MORPHOSYS or such MORPHOSYS Collaborator and/or (ii) does not require and does not claim the benefit of the licenses or covenant not to sue granted by XOMA under this Agreement, provided, however, that MORPHOSYS and any such MORPHOSYS Collaborator shall be responsible for ensuring compliance by any such Directed Third Party with all applicable terms of this Agreement. For the sake of clarity, nothing in this Section 2.4(c) shall constitute the grant of any rights or licenses under the XOMA Patent Rights to any Directed Third Party.

2.5. Reports, Records and Audits. (a) Thirty (30) days after the end of each calendar quarter, commencing with the first calendar quarter commencing after the Effective Date, MORPHOSYS shall deliver to XOMA a written report which shall specify the name, address and contact person for each and every MORPHOSYS Collaborator and any person or entity receiving Licensed Antibody Phage Display Materials or a Licensed Immunoglobulin.

(b) Thirty (30) days after the end of each calendar year, commencing with the first calendar year to commence after the Effective Date, MORPHOSYS shall deliver to XOMA a written report which shall summarize with reasonable particularity the current status of activities or compositions of matter as to which MORPHOSYS claims the right of license hereunder.

(c) MORPHOSYS shall maintain records fully and properly reflecting those activities covered by this Agreement (including, without limitation, work done with the Licensed Antibody Phage Display Materials) and/or to be reported to XOMA pursuant to Section 2.5(a) and (b) (the “Records”), in sufficient detail and in good scientific manner appropriate for patent, regulatory and manufacturing purposes for at least three (3) years. Upon the written request of XOMA and not more than once in each calendar year, MORPHOSYS shall permit an independent consultant appointed by XOMA, at XOMA’s expense, to have access during normal business hours to such of the records of MORPHOSYS as may be reasonably necessary to verify compliance with the terms of this Agreement, as well as the accuracy of the reports hereunder. MORPHOSYS shall certify any statements by MORPHOSYS personnel as to their accuracy and correctness. The consultant shall not be permitted to see or receive any specific information concerning targets or antibodies of either MORPHOSYS or any of its collaborators and shall disclose to XOMA only the results and conclusions of its review and the specific details concerning any discrepancies. No other information shall be shared by the consultant without the prior consent of MORPHOSYS unless disclosure is required by law, regulation or judicial order.

2.6. Ownership; Enforcement. At all times XOMA will retain ownership of the XOMA Patent Rights and may use and commercialize such XOMA Patent Rights itself or with any Third Party. XOMA retains the right, at its sole discretion, to enforce, maintain and

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otherwise protect the XOMA Patent Rights. MORPHOSYS will reasonably cooperate with XOMA, at XOMA’s expense, with respect to any actions XOMA may choose to take related to the enforcement, maintenance or protection of the XOMA Patent Rights.

2.7. Oppositions and/or Appeals to Oppositions. MORPHOSYS hereby agrees not to enter into any opposition to and/or appeal from any decision by the patent authorities of any country on the XOMA Patent Rights and shall not assist or otherwise cooperate with another party in any such opposition or appeal.

2.8. Release From Past Infringement. XOMA releases MORPHOSYS from any claims, demands, and rights of action arising out of and/or based upon any act or omission committed by MORPHOSYS prior to the Effective Date, including, without limitation, claims of infringement under the XOMA Patent Rights (the “Release”) and XOMA releases each Third Party identified on Schedule 2.8 as a party on or prior to the Effective Date to an agreement set forth thereon from any claims, demands, and rights of action arising out of and based upon any infringement of the XOMA Patent Rights (the “Third Party Release”); provided, however, that the Release and Third Party Release provided for in this Section 2.8 shall extend only to claims, demands or rights of action existing as of the Effective Date and which arose solely out of those activities conducted pursuant to and in accordance with the agreements set forth on Schedule 2.8 as in effect on the Effective Date. Nothing in this Section 2.8 shall be deemed to be a release of any claim, demand or right of action XOMA may now or in the future have against Affitech AS, BioInvent Therapeutic AB, Biosite Incorporated, Cambridge Antibody Technology Limited, Crucell N.V., Dyax Corporation or any entity or person engaged in the out-licensing, commercial manufacture, sale, offer for sale, import for sale or export for sale of immunoglobulin or antibody phage display services, immunoglobulin or antibody phage display libraries, immunoglobulin or antibody phage display products or immunoglobulin or antibody phage display materials or any of their collaborators. For the sake of clarity, if any Third Party identified on Schedule 2.8 as a party on the Effective Date to an agreement set forth thereon has also collaborated with any other entity or person engaged in the out-licensing, commercial manufacture, sale, offer for sale, import for sale or export for sale of immunoglobulin or antibody phage display services, immunoglobulin or antibody phage display libraries, immunoglobulin or antibody phage display products or immunoglobulin or antibody phage display materials, including but not limited to those entities referred to in the immediately preceding sentence, then the release herein shall extend solely to the activities of such Third Party that are carried out pursuant to and in accordance with the agreement set forth on Schedule 2.8 to which it is a party as in effect on the Effective Date. The Release and the Third Party Release shall become irrevocable only upon receipt by XOMA of payment in full by MORPHOSYS of the amounts set forth in Section 3.1 and 3.3 and shall be revoked in their entirety and null and void ab initio, immediately and without further action of the parties, in the event such payment in full by MORPHOSYS is not received by XOMA on or prior to October 1, 2002, regardless of any payment received thereafter.

ARTICLE 3

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PAYMENTS

3.1. License Fee. In consideration for XOMA’s execution of this Agreement, MORPHOSYS shall pay XOMA a one time, non-refundable license fee of Four Million United States Dollars (US$4,000,000), which shall be considered as a fee for license from the Effective Date forward. This license fee shall be paid in one payment to XOMA and in no event later than October 1, 2002, provided that MORPHOSYS agrees to use commercially reasonable efforts to make such payment as soon as reasonably practicable.

3.2. Shares. (a) In full substitution for the payment obligations of MORPHOSYS pursuant to Section 3.1, MorphoSys may, until September 30, 2002, elect in its sole discretion to issue and transfer newly created MorphoSys shares (“New Shares”) to XOMA by using its authorized capital against contribution of the license granted in Section 2.1 of this Agreement (capital increase against contribution in kind). In this case, the Management Board (Vorstand) of MORPHOSYS will, with the approval of the Supervisory Board (Aufsichtsrat) of MORPHOSYS, resolve to issue the New Shares while excluding pre-emptive rights (the date of such resolution by the Management Board of MORPHOSYS, “Resolution Date”). The number of New Shares shall be calculated as follows:

US$4,800,000 converted into Euro according to the Exchange Rate
Relevant Share Price

; where,

Exchange Rate is the US$/Euro exchange rate published by Bloomberg one day prior to the Resolution Date;

Relevant Share Price is the price of MORPHOSYS shares traded on the Neuer Markt stock exchange as fixed in the Xetra afternoon auction (Xetra Nachmittagsauktion) one day prior to the Resolution Date; and

fractions of shares shall not be taken into account.

MORPHOSYS shall promptly notify XOMA of its election to issue New Shares. To the extent possible, MORPHOSYS will notify XOMA in advance of such decision. Subsequent to the resolution of the Management Board of MORPHOSYS to issue the New Shares, XOMA shall subscribe to the New Shares by executing a subscription certificate (Zeichnungsschein) in form and substance as attached hereto in Schedule 3.2.1. Pursuant to Sections 203,189 German Stock Corporation Act (AktG), the New Shares will come into existence upon registration with the Commercial Register. MORPHOSYS shall obtain such registration with the Commercial Register of Munich and shall obtain admission for trading of the New Shares at the Neuer Markt stock exchange as soon as reasonably practicable. XOMA shall use commercially reasonable

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efforts to take all necessary steps and render all declarations necessary and appropriate to implement the transactions as described in this subparagraph.

(b) MORPHOSYS may, until September 30, 2002, elect to pay the license fee in part in cash (this cash component, the “Cash Component”) and in part in New Shares. In this case, Section 3.1 shall apply with respect to the payment of the Cash Component and this Section 3.2 shall apply with respect to the payment in New Shares; provided that the number of New Shares shall be calculated as follows:

(US$4,800,000 converted into Euro according to the
Exchange Rate - Cash Component)
Relevant Share Price

; where,

Exchange Rate is the US$/Euro exchange rate published by Bloomberg one day prior to the Resolution Date;

Relevant Share Price is the price of MORPHOSYS shares traded on the Neuer Markt stock exchange as fixed in the Xetra afternoon auction (Xetra Nachmittagsauktion) one day prior to the Resolution Date; and

fractions of shares shall not be taken into account.

(c) Attached hereto as Schedule 3.2.2 is a legal opinion of counsel of MorphoSys delivered to XOMA as of the date of this Agreement. If MorphoSys elects to pay the license fee in full or in part in New Shares pursuant to this Section 3.2, MORPHOSYS shall, upon registration of the New Shares with the Commercial Register, provide XOMA with an additional legal opinion of counsel of MORPHOSYS in form and substance as attached hereto in Schedule 3.2.3.

3.3. Release Payment. In consideration for the release provided by Section 2.8, MORPHOSYS shall pay XOMA a one time, non-refundable payment of One Million United States Dollars (US$1,000,000), which shall be applied retroactively as a fee for license from the first infringing use by MORPHOSYS through the Effective Date. This payment shall be paid within thirty (30) days of the receipt of a fully executed copy of the Agreement.

3.4. Milestones. Upon achievement of the following milestones with respect to each Product, MORPHOSYS shall pay XOMA the applicable milestone payments below:

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Event	Payment
Filing of an investigational new drug application or equivalent	US$	100,000
First receipt of authorization or clearance to market	US$	250,000

For the sake of clarity, it is understood that the foregoing milestone payments shall only be due with respect to any Product developed by or on behalf of MORPHOSYS or any joint venture or similar entity or arrangement in which MORPHOSYS is a participant.

3.5. Royalties. During the term of this Agreement, MORPHOSYS shall pay to XOMA a royalty in cash equal to [*] percent ([*] %) of the Net Sales of any Product(s) in each calendar quarter, commencing with the first calendar quarter ending after the Effective Date. Royalties due under this Article 3 shall be payable on a country-by-country and Product-by-Product basis from the first commercial sale of such Product until the expiration of the last-to-expire XOMA Patent Right in such country with respect to which a Valid Claim covers the manufacture, use, sale, offer for sale, import or export of such Product.

3.6. Commercially Reasonable Efforts. MORPHOSYS shall use commercially reasonable efforts to collect or receive any payments or other consideration due to it relating to any activities that would give rise to an obligation under Section 3.5.

3.7. Payments; Currency. All payments due hereunder shall be paid by wire transfer in United States dollars in immediately available funds to an account designated by XOMA. Payments required pursuant to Section 3.4 hereof shall be due and payable to XOMA when the corresponding milestone is achieved and shall be paid within thirty (30) days thereof. Payments required pursuant to Section 3.5 hereof shall be due and payable to XOMA when the corresponding Net Sales are recorded by MORPHOSYS (or any joint venture or similar entity in which MORPHOSYS is a participant) and shall be paid within thirty (30) days of the end of each calendar quarter. If any currency conversion shall be required in connection with the payment of any royalties hereunder, such conversion shall be made by using the exchange rate for the purchase of U.S. dollars quoted in the U.S. version of the Wall Street Journal on the last business day of the calendar quarter to which such payments relate.

3.8. Payment Reports. MORPHOSYS shall make a written report to XOMA within thirty (30) days of the achievement of each of the milestones set forth in Section 3.4 with respect to each Product, stating in each such report the Product to which such milestone relates and the specific milestone achieved, including the relevant agency or other regulatory body. After the first commercial sale of a Product on which royalties are required to be paid hereunder, MORPHOSYS shall make quarterly written reports to XOMA within sixty (60) days after the end of each calendar quarter, stating in each such report, by country, the number, description, and aggregate Net Sales of each Product sold during the calendar quarter. XOMA shall treat all

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such reports as Confidential Information of MORPHOSYS. Concurrently with the making of such reports, MORPHOSYS shall pay XOMA the amounts specified in Sections 3.4 and 3.5 hereof.

3.9. Payment Records and Inspection. MORPHOSYS shall keep complete, true and accurate books of account and records for the purpose of determining the amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of MORPHOSYS for at least three (3) years following the end of the calendar quarter to which they pertain. Upon the written request of XOMA and not more than once in each calendar year, MORPHOSYS shall permit an independent certified public accounting firm of internationally recognized standing selected by XOMA and reasonably acceptable to MORPHOSYS, at XOMA’s expense, to have access during normal business hours to such of the records of MORPHOSYS as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. The accounting firm shall disclose to XOMA only the results and conclusions of its review and the specific details concerning any discrepancies. No other information shall be shared by the accounting firm without the prior consent of MORPHOSYS unless disclosure is required by law, regulation or judicial order. Inspections conducted under this Section 3.9 shall be at the expense of XOMA, unless an underpayment exceeding two percent (2%) of the amount stated for the full period covered by the inspection is identified, in which case all out-of-pocket costs relating to the inspection will be paid immediately by MORPHOSYS. Any underpayments or unpaid amounts discovered by such inspections or otherwise will be paid immediately by MORPHOSYS, with interest from the date(s) such amount(s) were due at a rate of one and one-half percent (1.5%) per month from the due date until paid in full.

3.10. No Admissions. The parties acknowledge and affirm that, as to any Third Party, the allocation of amounts set forth in Article 3 of this Agreement does not constitute an admission by either party either as to the damages actually suffered by XOMA with respect to any past infringement of the XOMA Patent Rights or respecting the calculation of a reasonable royalty by any court or trier of fact.

ARTICLE 4

CONFIDENTIALITY

4.1. Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for ten (10) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto, except to the extent that it can be established by the receiving party by written proof that such Confidential Information:

(a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

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(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving party in breach of this Agreement; or

(d) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

4.2. Permitted Use and Disclosures. Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in complying with applicable law or government regulations or conducting clinical trials; provided, however, that if a party is required to make any such disclosure of another party’s Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Attached hereto as Schedule 4.2 is a redacted copy of this Agreement which MORPHOSYS shall be free, without obtaining any consent from XOMA, to provide to Third Parties who indicate an interest in becoming a MORPHOSYS Collaborator. In addition, MORPHOSYS shall be free, without obtaining any consent from XOMA, to provide to Third Parties who indicate an interest in becoming a MORPHOSYS Collaborator an oral summary of the provisions of Section 2.4(c) hereof and to provide the text thereof to Third Parties who actually become MORPHOSYS Collaborators.

4.3. Confidential Terms. Except as expressly provided herein, MORPHOSYS agrees not to disclose any terms of this Agreement to any Third Party without the consent of XOMA; provided, that disclosures may be made as required by securities or other applicable laws, or to a party’s accountants, attorneys and other professional advisors.

4.4 Agreement Announcement. The parties hereby agree to the release of a press release in the form attached hereto as Schedule 4.4 upon full execution of this Agreement and that the consummation of this Agreement, as well as such terms as are expressly described in such press release, shall be deemed to be in the public domain.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES, ETC.

5.1. Representations and Warranties. (a) XOMA represents and warrants to MORPHOSYS that: (i) it is the sole and exclusive owner or exclusive licensee of all right, title and interest in the XOMA Patent Rights; (ii) XOMA has the legal right, authority and power to enter into this Agreement; (iii) this Agreement shall constitute a valid and binding obligation of XOMA enforceable in accordance with its terms; and (iv) the performance of obligations under

14

this Agreement by XOMA shall not result in a breach of any agreements, contracts or other arrangements to which it is a party.

(b) MORPHOSYS represents and warrants to XOMA that: (i) MORPHOSYS has the legal right, authority and power to enter into this Agreement; (ii) this Agreement shall constitute a valid and binding obligation of MORPHOSYS enforceable in accordance with its terms; and (iii) the performance of obligations under this Agreement by MORPHOSYS will not result in a breach of any agreements, contracts or other arrangements to which it is a party.

5.2. Disclaimer. Nothing in this Agreement is or shall be construed as:

(a) A warranty or representation by XOMA as to the validity or scope of any claim or patent within the XOMA Patent Rights;

(b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any Third Party;

(c) An obligation to bring or prosecute actions or suits against Third Parties for infringement of any of the XOMA Patent Rights; or

(d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of XOMA, MORPHOSYS or Third Parties, regardless of whether such patents or other rights are dominant or subordinate to any patent within the XOMA Patent Rights.

5.3. No Other Warranties. EXCEPT AS OTHERWISE SET FORTH IN SECTION 5.1 ABOVE, XOMA MAKES NO WARRANTIES WITH RESPECT TO ANY OF THE PATENT RIGHTS LICENSED HEREUNDER, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND XOMA SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF SUCH PATENT RIGHTS OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

5.4. Certain Agreements. MORPHOSYS represents and warrants that it has in its possession, and agrees that throughout the term of this Agreement and for a period of three (3) years thereafter it will maintain in an accessible location, true, complete and legible copies of each of the agreements set forth on Schedule 2.8 as in effect on the Effective Date, including all schedules, exhibits and other similar documents necessary for the correct interpretation of the provisions thereof.

ARTICLE 6

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INDEMNIFICATION

6.1. Indemnification. (a) MORPHOSYS agrees to indemnify, defend and hold XOMA and its directors, officers, employees and agents (the “Indemnified Parties” and each, an “Indemnified Party”) harmless from and against any and all liabilities, losses and expenses (including, without limitation, attorneys and professional fees and other costs of litigation), resulting from any claims, demands or causes of action by any party other than MORPHOSYS (each, a “Liability”) arising out of (i) the possession, manufacture, use, sale or other disposition of Product, Antibody Phage Display Materials, Licensed Immunoglobulin or the provisions of any service or goods relating thereto by MORPHOSYS or any customer, vendor or other representative of MORPHOSYS, whether based on breach of warranty, negligence, product liability or otherwise, (ii) the exercise of any right granted to MORPHOSYS pursuant to this Agreement or (iii) any claim by Biosite Incorporated, as set forth below in Section 6.1(b), except to the extent, in each case, that such Liability is caused by the gross negligence or willful misconduct of XOMA.

(b) Notwithstanding any other provision of this Agreement, any indemnification of XOMA by MORPHOSYS for any claim by Biosite shall only arise in the event that MORPHOSYS brings a claim against Biosite for damages arising out of Biosite’s license with MORPHOSYS, effective January 1, 2000, and as a result Biosite then brings a claim against XOMA for damages. MORPHOSYS’s liability under this Section 6.1(b) shall be limited to reasonable attorneys’ fees (in the event that MORPHOSYS does not assume the defense under Section 6.2(c)) and the actual amounts paid to Biosite attributable to MORPHOSYS’s claim against Biosite. MORPHOSYS’S INDEMNIFICATION UNDER THIS SECTION 6.1(B) SHALL NOT INCLUDE ANY INCIDENTAL AND CONSEQUENTIAL DAMAGES SUFFERED BY XOMA. MORPHOSYS EXPRESSLY DISCLAIMS ALL OTHER INDEMNIFICATION, EXPRESS OR IMPLIED, ON EITHER LEGAL OR EQUITABLE GROUNDS AS TO THE SUBJECT MATTER OF THIS SECTION 6.1(B).

6.2. Procedure. To receive the benefit of indemnification under Section 6.1, an Indemnified Party must (a) promptly notify MORPHOSYS in writing of a claim or suit; provided, that failure to give such notice shall not relieve MORPHOSYS of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the rights of MORPHOSYS); (b) provide reasonable cooperation (at MORPHOSYS’s expense); and (c) tender to MORPHOSYS (and its insurer) full authority to defend or settle the claim or suit; provided that no settlement requiring any admission by the Indemnified Party or that imposes any obligation on the Indemnified Party shall be made without the Indemnified Party’s consent; and, provided, further that nothing herein shall be deemed to give MORPHOSYS any right to control any proceeding involving the XOMA Patent Rights or any claim XOMA may bring against any Third Party. MORPHOSYS shall not have any obligation of indemnification in connection with any settlement made without MORPHOSYS’s written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit

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and in selecting counsel therefor. The Indemnified Party shall cooperate with MORPHOSYS (and its insurer), as reasonably requested.

ARTICLE 7

TERM AND TERMINATION

7.1. Term. Subject to Sections 7.5 and 7.6 hereof, the term of this Agreement will commence on the Effective Date and remain in full force and effect until the expiration of the last patent within the XOMA Patent Rights, unless earlier terminated pursuant to Sections 7.2 or 7.3.

7.2. Termination Event. This Agreement may be terminated by either Party upon any material breach by the other Party of any material obligation or condition of the Agreement, effective fifteen (15) days after giving notice to the breaching party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the breaching Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if such breach is cured or shown to be non-existent within the aforesaid fifteen (15) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect and the notifying Party shall provide written notice to the breaching Party of the withdrawal.

7.3. Termination for Insolvency. If voluntary or involuntary proceedings by or against MORPHOSYS are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for MORPHOSYS, or proceedings are instituted by or against MORPHOSYS for corporate reorganization or the dissolution of MORPHOSYS, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if MORPHOSYS makes an assignment for the benefit of creditors, or substantially all of the assets of MORPHOSYS are seized or attached and not released within sixty (60) days thereafter, XOMA may immediately terminate this Agreement effective upon notice of such termination.

7.4. Effect of Termination. (a) Termination of this Agreement shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

(b) Upon any termination of this Agreement, MORPHOSYS and XOMA shall promptly return to the other party all Confidential Information received from the other party

17

(except that each party may retain one copy for its files solely for the purpose of determining its rights and obligations hereunder).

(c) All licenses granted under Article 2 hereof shall terminate and be of no further effect upon the termination of this Agreement; provided, however, that any MORPHOSYS Collaborator that is the beneficiary of certain rights under this Agreement shall maintain such rights, notwithstanding the termination of this Agreement, provided that such MORPHOSYS Collaborator complies with the applicable provisions of this Agreement.

7.5. Survival. Sections 2.5, 2.6, 2.7, 3.4, 3.5, 3.7, 3.8, 3.9, 3.10, 7.4 and 7.5, and Articles 4, 5, 6 and 8 of this Agreement shall survive any termination hereof.

7.6. Contested Validity. If MORPHOSYS or a MORPHOSYS Collaborator knowingly contests, directs another to contest or assists another in contesting the validity or enforceability of any of the XOMA Patent Rights licensed hereunder, XOMA shall have the right to terminate all of the rights and licenses hereby granted to MORPHOSYS and any MORPHOSYS Collaborator under the XOMA Patent Rights; provided, however, that in the event a MORPHOSYS Collaborator knowingly contests, directs another to contest or assists another in contesting the validity or enforceability of any of the XOMA Patent Rights licensed hereunder other than at the direction, and without the knowing assistance or other involvement (other than as required by law or court order), of MORPHOSYS, then the foregoing termination right of XOMA shall apply only to the rights hereby granted to such MORPHOSYS Collaborator.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1. Governing Laws. This Agreement and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of California, without reference to conflicts of laws principles.

8.2. Assignment. Neither party may transfer or assign this Agreement, directly or indirectly, or any of its rights hereunder, other than to one or more Affiliates and other than to a successor of XOMA Ltd. under a Change in Control of XOMA Ltd. or to a successor of MorphoSys AG under a Change in Control of MorphoSys AG to which Section 8.3 does not apply, without the prior written consent of the other party. Any such attempted transfer or assignment in violation of this Section 8.2 shall be void; provided, that in the event of a permitted Change in Control, the original party’s (or its successor’s) obligations hereunder shall continue. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

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8.3. Certain Changes in Control. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall automatically terminate, without further action by the parties, in the event of (a) a transaction or series of related transactions in which Affitech AS, BioInvent Therapeutic AB, Biosite Incorporated, Cambridge Antibody Technology Limited, Crucell N.V., Dyax Corporation or any entity or person whose principal business is, or who has a substantial business in, the out-licensing, commercial manufacture, sale, offer for sale, import for sale or export for sale of immunoglobulin or antibody phage display services, immunoglobulin or antibody phage display libraries, immunoglobulin or antibody phage display products or immunoglobulin or antibody phage display materials is a party and which results in a Change in Control of MORPHOSYS, or (b) a transaction or series of related transactions in which MORPHOSYS is a party and which results in a Change in Control of a person or entity described in clause (a) above.

8.4. Waiver. No waiver of any rights shall be effective unless consented to in writing by the party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

8.5. Severability. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision.

8.6. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered or sent in each case to the respective address specified below, or such other address as may be specified in writing to the other party hereto, and shall be effective on receipt:

MORPHOSYS:	MorphoSys AG
Lena-Christ-Str. 48
82152 Martinsried/Planegg
Germany
Attn: General Counsel

with a copy (which shall not constitute notice) to:

MorphoSys USA, Inc.
5605 Carnegie Blvd., Suite 275
Charlotte, NC 28209
U.S.A.
Attn: President

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XOMA:	XOMA Ireland Limited
Shannon Airport House
Shannon, County Clare
Ireland
Attn: Company Secretary

with a copy (which shall not constitute notice) to:

XOMA (US) LLC
2910 Seventh Street
Berkeley, CA 94710
U.S.A.
Attn: Company Secretary

8.7. Independent Contractors. Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute XOMA or MORPHOSYS as partners or joint venturers with respect to this Agreement. Except as expressly provided herein, neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement, or undertaking with any third party.

8.8. Compliance with Laws. In exercising their rights under this license, the parties shall comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement. MORPHOSYS shall be responsible, at its expense, for making any required registrations or filings with respect to this Agreement and obtaining any necessary governmental approvals with respect hereto.

8.9. Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one party to the other are, for all purposes of Section 365(n) of Title XI of the United States Code (“Title XI”), licenses of rights to “intellectual property” as defined in Title XI. During the term of this Agreement each party shall create and maintain current copies to the extent practicable of all such intellectual property. If a bankruptcy proceeding is commenced by or against one party under Title XI, the other party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other party, shall be promptly delivered to it (a) upon such party’s written request following the commencement of such bankruptcy proceeding, unless the party subject to such bankruptcy proceeding, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this Agreement, or (b) if not delivered as provided under clause (a) above, upon such other party’s request following the rejection of this Agreement by or on behalf of the party subject to such bankruptcy proceeding. If a party has taken possession of all applicable embodiments of the intellectual property of the other party pursuant to this Section 8.9 and the trustee in bankruptcy of the other party does not reject this Agreement, the party in

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possession of such intellectual property shall return such embodiments upon request. If a party seeks or involuntarily is placed under Title XI and the trustee rejects this Agreement as contemplated under 11 U.S.C. 365(n)(1), the other party hereby elects, pursuant to Section 365(n) of Title XI, to retain all rights granted to it under this Agreement to the extent permitted by law.

8.10. Use of Name. Neither party shall use the name or trademarks of the other party, except to the extent that a party is permitted to use the Confidential Information of the other party pursuant to Article 4, without the prior written consent of such other party.

8.11. Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and do such other acts, as may be necessary and appropriate in order to carry out the purposes and intent of this Agreement.

8.12. Entire Agreement; Amendment. This Agreement constitutes the entire and exclusive Agreement between the parties with respect to the subject matter hereof and supersedes and cancels all previous discussions, agreements, commitments and writings in respect thereof. No amendment or addition to this Agreement shall be effective unless reduced to writing and executed by the authorized representatives of the parties.

8.13. Arbitration. (a) Solely with respect to any dispute between the parties to this Agreement (other than any dispute which arises out of or relates to infringement, validity and/or enforceability of the XOMA Patent Rights) upon ten (10) days written notice, any party involved in the dispute may initiate arbitration by giving notice to that effect to the other party or parties involved in the dispute and by filing the notice with the American Arbitration Association or its successor organization (“AAA”) in accordance with its Commercial Arbitration Rules. Such dispute shall then be settled by arbitration in New York, New York, in accordance with the Commercial Arbitration Rules of the AAA or other rules agreed to by the parties involved in the dispute, by a panel of three neutral arbitrators, who shall be selected by the parties involved in the dispute using the procedures for arbitrator selection of the AAA.

(b) The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Insofar as it applies, the United States Arbitration Act shall govern the interpretation of, enforcement of, and proceedings pursuant to the arbitration clause in this Agreement. Except insofar as the United States Arbitration Act applies to such matters, the agreement to arbitrate set forth in this Section 8.13 shall be construed, and the legal relations among the parties shall be determined in accordance with, the substantive laws of the State of New York.

(c) The panel shall render its decision and award, including a statement of reasons upon which such award is based, within thirty (30) days after the arbitration hearing. The decision of the panel shall be determined by majority vote among the arbitrators, shall be in writing and shall be binding upon the parties involved in the dispute, final and non-appealable.

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Judgment upon the award rendered by the panel may be entered in any court having jurisdiction thereof in accordance with Section 8.14(a).

(d) Except as provided under the United States Arbitration Act, no action at law or in equity based upon any dispute that is subject to arbitration under this Section 8.13 shall be instituted.

(e) All expenses of any arbitration pursuant to this Section 8.13, including fees and expenses of the parties’ attorneys, fees and expenses of the arbitrators, and fees and expenses of any witness or the cost of any proof produced at the request of the arbitrators, shall be paid by the non-prevailing party.

8.14. Venue; Jurisdiction. (a) Any action or proceeding brought by either party seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of New York. Each party (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and to the jurisdiction of any United States District Court in the State of New York, for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by any party or its successors or assigns, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction that may be called upon to grant an enforcement of the judgment of any such New York state or federal court.

(b) Process in any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be served on any party anywhere in the world. Each party consents to service of process by registered mail at the address to which notices are to be given and further consent that any service of process, writ, judgment or other notice of legal process shall be deemed and held in every respect to be effectively served upon it in connection with proceedings in the State of New York, if delivered to CT Corporation System, whose current address is 111 Eighth Avenue, 13th Floor, New York, New York 10011, which each party irrevocably designates and appoints as its authorized agent for the service of process in the courts in the State of New York. Nothing herein shall affect the right of a party to serve process in any other manner permitted by applicable law. Each party further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its liability.

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(c) Each party agrees that it shall not, and that it shall instruct those in its control not to, take any action to frustrate or prevent the enforcement of any writ, decree, final judgment, award (arbitral or otherwise) or order entered against it with respect to this Agreement or the XOMA Patent Rights and shall agree to be bound thereby as if issued or executed by a competent judicial tribunal having personal jurisdiction situated in its country of residence or domicile.

8.15. Force Majeure. Neither party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such party. In event of such force majeure, the party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

8.16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, XOMA and MORPHOSYS have executed this Agreement in duplicate originals by duly authorized officers.

MORPHOSYS AG		XOMA IRELAND LIMITED

By:		By:
	Name:		Alan Kane, Director
	Title:		duly authorized for and on behalf of XOMA Ireland Limited in the presence of:

By:
Name:
Title:

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Schedule 1.17

Patent Rights

Title:	Modular Assembly of Antibody Genes, Antibodies Prepared Thereby and Use

Inventors:	Robinson, Liu, Horwitz, Wall, Better

1)	Based on PCT/US86/02269, which is a continuation-in-part of U.S. Serial No. 06/793,980 filed November 1, 1985 (abandoned).

COUNTRY	SERIAL NO.	PATENT NO.
*United States	06/793,980
Australia	65981/86	Issued 606,320
Canada	521,909	Abandoned
Denmark	3385/87	Pending
Taiwan	75105650	Issued 51922
*United States	06/086,266

2)	Based on PCT/US88/02514, which corresponds to U.S. Serial No. 07/077,528, which is a continuation-in-part of 06/086,266 (abandoned), which is a continuation-in-part of U.S. Serial No. 06/793,980 (abandoned).

COUNTRY	SERIAL NO.	PATENT NO.
Australia	23244/88	Issued 632,462
Austria	EP 88907510.7	Granted EP/0371998
Belgium	EP 88907510.7	Granted EP/0371998
Canada	572,398	Pending
Denmark	192/90	Pending
Europe	EP 88907510.7	Granted EP/0371998
Europe	EP 95119798.7	Granted EP/0731167
France	EP 88907510.7	Granted EP/0371998
Germany	EP 88907510.7	Granted EP/0371998
Italy	EP 88907510.7	Granted EP/0371998
Japan	506481/88	Granted 2991720
Luxembourg	EP 88907510.7	Granted EP/0371998
Netherlands	EP 88907510.7	Granted EP/0371998
Sweden	EP 88907510.7	Granted EP/0371998
Switzerland/Liechtenstein	EP 88907510.7	Granted EP/0371998
United Kingdom	EP 88907510.7	Granted EP/0371998

COUNTRY	SERIAL NO.	PATENT NO.
Europe	EP 93100041.8	Granted EP/0550400
Austria	EP 93100041.8	Granted EP/0550400
Belgium	EP 93100041.8	Granted EP/0550400

1

France	EP 93100041.8	Granted EP/0550400
Germany	EP 93100041.8	Granted EP/0550400
Italy	EP 93100041.8	Granted EP/0550400
Luxembourg	EP 93100041.8	Granted EP/0550400
Netherlands	EP 93100041.8	Granted EP/0550400
Sweden	EP 93100041.8	Granted EP/0550400
Switzerland/Liechtenstein	EP 93100041.8	Granted EP/0550400
United Kingdom	EP 93100041.8	Granted EP/0550400
*United States	07/077,528

3)	Based on U.S. Serial No. 07/501,092 filed March 29, 1990, which is a continuation-in-part of U.S. Serial No. 07/077,528 (Modular Assembly of Antibody Genes, Antibodies Prepared Thereby and Use; Robinson, Liu, Horwitz, Wall, Better) and of U.S. Serial No. 07/142,039 (Novel Plasmid Vector with Pectate Lyase Signal Sequence; Lei, Wilcox).

COUNTRY	SERIAL NO.	PATENT NO.
*United States	07/501,092
*United States	07/987,555
*United States	07/870,404
*United States	08/020,671
United States	08/235,225	5,618,920
United States	08/299,085	5,595,898
United States	08/357,234	5,576,195
United States	08/472,696	5,846,818
United States	08/472,691	6,204,023
United States	08/467,140	5,698,435
United States	08/450,731	5,693,493
United States	08/466,203	5,698,417

*	Cases abandoned in favor of a continuing application.

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Schedule 2.4

Form of Notice

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.8

MorphoSys Partnerships

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

APPENDIX 4.5(b)

REDACTED COPY OF THE CAT LICENSE AGREEMENT

(4 pages attached hereto)

CONFIDENTIAL

CAT Covenant not to sue for MorphoSys Partners:

Relevant Excerpts from CAT — MorphoSys “Framework Agreement”

ARTICLE III

Settlement Agreement / Covenant not to sue

3.01	<redacted>

3.02	CAT covenants that it shall not assert, nor shall it permit any third party that obtains a right to enforce any CAT Patent Rights as defined in Appendix 3.02 hereto to assert, a claim of infringement under the CAT Patent Rights solely in respect of MORPHOSYS GOLD Activities as defined in Appendix 3.02 hereto against MORPHOSYS, or any company affiliated with MORPHOSYS within the meaning of Sections 15 ff. German Stock Corporation Law (any such company, a “MORPHOSYS Affiliate”), or any MORPHOSYS Partner as defined in Appendix 3.02 hereto as further provided in Article 3 and Appendix B-1 of the Settlement Agreement (the “Covenant”). The Covenant shall be irrevocable unless CAT terminates the Covenant in accordance with the following provisions:

3.03	CAT may terminate the Covenant by written notice if and only if

(a)	MORPHOSYS is in Material Breach (as defined hereinafter) of this Agreement; and

(b)	CAT has given written notice of the Material Breach to MORPHOSYS, with a specific description of the Material Breach. Such notice shall provide sufficient detail to MORPHOSYS to understand the full basis of the Material Breach and the cure demanded by CAT; and

(c)	MORPHOSYS has not cured the Material Breach within forty five (45) days after receipt of the notice according to Subsection (b) above (the “Cure Period”).

3.04	Subject to mandatory German law, CAT may terminate the Covenant by written notice if a petition for insolvency against MORPHOSYS has been filed by MORPHOSYS or a third party and within three months from the filing of such petition, the petition has (i) neither been withdrawn, nor (ii) been dismissed by the court other than on the ground of the lack of assets (Abweisung mangels Masse). This shall not apply if Morphosys has elected the Buy-Out-Option (as defined hereinafter) and made the Buy-Out Payment (as defined hereinafter) prior to termination. Within three months after the termination, MORPHOSYS shall have the option to reinstate the Covenant in return for the payment of the Buy-Out-Payment.

3.05

In the event that CAT terminates the Covenant pursuant to this Article III, MORPHOSYS shall notify CAT within ten (10) days of all MORPHOSYS Partners and within thirty (30) days thereafter, CAT shall commence negotiations with such MORPHOSYS

CONFIDENTIAL

Partners to grant them a continuation of the Covenant on commercially reasonable terms. CAT shall pursue such negotiations in good faith.

3.06	The Covenant shall extend to a third party to whom MORPHOSYS has transferred all or substantially all of the HUCAL GOLD Assets as defined in Appendix 3.02 hereto including, without limitation, transfers by way of assignment and exclusive license if

(a)	the third party acquiring the HUCAL GOLD Assets (the “Acquiror”) executes an agreement between MORPHOSYS, CAT and the Acquiror according to which (i) the Acquiror will be bound by all provisions of this Agreement from the day of transfer of the HUCAL GOLD Assets (the “Asset Transfer Date”), except for Articles I, II and IV hereof and (ii) MORPHOSYS shall remain to be bound by all provisions of this Agreement except for the forbearance covenant referred to in Article VI hereof from the Asset Transfer Date. MORPHOSYS shall also be jointly and severally liable for the payment of the covenant fees pursuant to Article V hereof by the Acquiror; and

(b)	MORPHOSYS does not continue the MORPHOSYS GOLD Activities except under a license from the Acquiror.

3.07	For the purpose of this Agreement, a material breach Material Breach”) shall have occurred if and only if MORPHOSYS

(a)	fails to make a payment of more than Euro [***] under Article IV hereof when due; or

(b)	subject to the provisions of Section 3.08 below, fails to make a payment of more than Euro [***] under Article V hereof when due; or

(c)	enters into an opposition to and/or appeal from any decision of any patent authority of any country relating to a CAT Patent Right or otherwise contests in any court in any country a patent, patent application or claim thereof that is part of the CAT Patent Rights (each a “Challenge of a CAT Patent Right”), or if MORPHOSYS knowingly assists any third party in the Challenge of a CAT Patent Right provided, however, that this shall not apply if MORPHOSYS, complying with an obligation imposed on it under due process of law engages in Challenges of a CAT Patent Right.

3.08	A Material Breach according to Subsection 3.07 (b) above shall be deemed not to have occurred if and to the extent that MORPHOSYS claims in writing within the Cure Period that the revenue payments demanded by CAT are not due under Article V hereof because the revenues demanded by CAT have not been based on MORPHOSYS GOLD Activities stating the reasons for such claim unless an Expert Panel (as defined hereinafter) has decided that the revenue payments demanded by CAT (in whole or in part) were based on MORPHOSYS GOLD Activities.

3.09	In the event that a MORPHOSYS Partner should engage in the Challenge of a CAT Patent Right or knowingly assist any third party in the Challenge of a CAT Patent Right,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

CAT may terminate the Covenant with regard to such MORPHOSYS Partner provided, however, that this shall not apply if such MORPHOSYS Partner is complying with an obligation imposed on it under due process of law.

3.10	Any termination of the Covenant according to this Article III shall not extend to MORPHOSYS GOLD Activities in relation to any MORPHOSYS GOLD Antibody, as defined in Appendix 3.02, where such MORPHOSYS GOLD Antibody was identified prior to the termination.

3.11	CAT grants to MORPHOSYS an additional irrevocable covenant not to sue with respect to the [***] as further provided in Article 3, Appendix B-3 of the Settlement Agreement. Section 3.06 hereof shall also apply with respect to the [***]

Excerpt from “Appendix 3.02” to Framework Agreement

“Alternative Selection” shall mean any selection technology for the selection of Antibodies from libraries of Antibodies, including but not limited to MORPHOSYS CysDisplay, but specifically excluding (i) display on filamentous bacteriophage wherein the Antibody is genetically fused to a bacteriophage surface component and (ii) ribosome/polysome display.

“Antibody” shall mean a molecule or a gene encoding such a molecule comprising or containing one or more immunoglobulin variable domains or parts of such domains or any existing or future fragments, variants, modifications, or derivatives thereof, but excluding single variable domains (heavy or light) of such antibodies.

“CAT Patent Rights” shall mean arising out of or related to the “Patent Rights” identified, described, designated and included in the June 25, 1999 Settlement agreement between CAT, the Medical Research Council (“MRC”), The Scripps Research Institute (“TSRI”) and Stratagene (“STRATAGENE”), as well as all patents and patent applications (including but not limited to any reissues, reexaminations, extensions or substitutions) throughout the world (i) claiming priority to, or benefit under the Paris Convention and/or any applicable rules, laws or statutes of any country (including without limitation 35 USC §119 or §120) of, any of the following PCT applications: [***], or (ii) claiming priority to, or benefit under the Paris Convention and/or any applicable rules, laws or statutes of any country (including without limitation 35 USC §119 or §120) of, any of the priority applications to which the foregoing PCT applications claim priority.

“HUCAL GOLD Assets” shall mean HuCAL GOLD Libraries as well as such MORPHOSYS patent rights and other intellectual property rights of MORPHOSYS that are required to practice MORPHOSYS GOLD Activities.

“MORPHOSYS CysDisplay” shall mean the display of a protein or polypeptide [***]

“MORPHOSYS GOLD Activities” shall mean

(i) all prior, present or future activities by either MORPHOSYS or a MORPHOSYS Partner relating to the making, using, selling, licensing, offering for sale or license, testing, importing, exporting or otherwise transferring to any third party any prior, existing or future

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

HuCAL library using Alternative Selection, the library being based on HuCAL consensus sequences and being the result of CDR diversification of at least two CDR regions in the heavy amino acid chain (the “HuCAL GOLD Library”), and shall furthermore mean the making, using, selling, offering for sale or license, testing importing, exporting or otherwise transferring to any third party of any MORPHOSYS GOLD Antibody obtained from such libraries, and of any optimized or modified derivative thereof, provided that any optimization is performed by using Alternative Selection and does not involve the creation of a library of diverse CDR3 regions in an otherwise invariant VH gene.

(ii) all prior, present or future activities by either MORPHOSYS or a MORPHOSYS Partner relating to the making, using, selling, licensing, offering for sale or license, testing, importing, exporting or otherwise transferring to any third party of any HuCAL Antibody, including any optimized or modified derivative thereof, provided that such Antibody was obtained from MORPHOSYS HuCAL Fab-1 or HuCAL Fab-2 prior to September 18, 2001, and provided that any optimization after the Commencement Date (as defined in the License Agreement) is performed by using Alternative Selection and does not involve the creation of a library of diverse CDR3 regions in an otherwise invariant VH gene.

“MORPHOSYS GOLD Antibody” shall mean an antibody, in any form (including a fragment), obtained by MORPHOSYS GOLD Activities.

“MORPHOSYS Partner” shall mean any person or entity (including a corporation or an academic not for profit institution or a foreign equivalent) who is licensed by MORPHOSYS to engage in MORPHOSYS GOLD Activities and is using or MORPHOSYS is using on its behalf a HuCAL GOLD Library made by MORPHOSYS in connection with such activities.

CONFIDENTIAL

APPENDIX 4.5(c)

REDACTED COPY OF THE AME SUBLICENSE AGREEMENT

(37 pages attached hereto)

EXECUTION COPY (Redacted Version)	CONFIDENTIAL

SUBLICENSE AGREEMENT

THIS SUBLICENSE AGREEMENT (this “Agreement”) dated as of September 23, 2005 (the “Effective Date”), is entered into between Applied Molecular Evolution, Inc., having a place of business at 3520 Dunhill Street, San Diego, California 92121, U.S.A., along with its Affiliates and assigns, including but not limited to Eli Lilly and Company (“Lilly”) (collectively herein “AME”) and MorphoSys AG, a German corporation, along with its Affiliates and assigns, having a place of business at Lena-Christ-Str. 48, 82152 Martinsried/Planegg, Germany (collectively herein “MorphoSys”). AME and MorphoSys may be referred to herein individually as a “Party” or jointly as “Parties.”

WHEREAS AME is the exclusive licensee of the AME Patent Rights (as defined below) pursuant to the Kauffman Agreement (as defined below).

WHEREAS AME desires to grant to MorphoSys a non-exclusive sublicense with a limited right to further sublicense, pursuant to settlement of a patent infringement lawsuit filed by AME[Redacted].

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter recited, AME and MorphoSys hereby agree as follows:

1.	DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings set forth below. The plural form of each definition shall have the correlative meaning:

1.1 “Affiliate” shall mean, with respect to a Party, any entity directly or indirectly controlling or controlled by or in common control with such Party, where “control” is defined as the ownership of at least fifty percent (50%) of the equity or beneficial interests of such entity, or the right to vote for or appoint a majority of the board of directors or other governing body of such entity.

1.2 “AME Patent Rights” shall mean (i) United States Patent Nos. [***]; (ii) any patent applications claiming priority to any of the patent applications that issued as the preceding patents under (i), including any divisions, continuations, continuations-in-part and substitutions of the preceding; (iii) any patents that issue on any of the preceding patent applications, including any reissued patents, re-examined patents, divisions, renewals, continuations, continuations-in-part, substitutions, extensions, and (iv) any foreign counterparts of any of the preceding.

1.3 “Antibody” shall mean a whole antibody (including without limitation a murine, chimeric, humanized, human sequence, recombinant, transgenic, grafted and single chain antibody and the like), or any fragment thereof.

1.4 “Derived” shall mean obtained, developed, created, synthesized, designed or resulting from, based upon or otherwise generated (whether directly or indirectly, or in whole or in part, in one or more steps).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

EXECUTION COPY (Redacted Version)	CONFIDENTIAL

1.5 “Collaboration Agreement” shall mean a bona-fide, arms length agreement between MorphoSys and a Third Party, pursuant to which MorphoSys and/or such Third Party (alone or together) engage in the research, identification, characterization, development and/or optimization of proteins, peptides or polypeptides.

1.6 “Collaboration Partner” shall mean a Third Party that is a party to an executed Collaboration Agreement.

1.7 “HuCAL Antibody” shall mean, individually and collectively, (a) an Antibody that is selected from a HuCAL Library (including [Redacted]), and (b) an Antibody Derived from the nucleotide sequence encoding, or amino acid sequence of, an Antibody described in clause 1.7(a) above.

1.8 “HuCAL Library” shall mean any of the human combinatorial antibody libraries as further described in Appendix B, as well as any library of synthetic Antibodies comprising modular regions developed by MorphoSys.

1.9 [Redacted]

1.10 “Kauffman Agreement” shall mean that certain license agreement between AME and Stuart Kauffman dated November 3, 1994, as amended on June 22, 2001, and January 8, 2004, redacted copies of which are attached as Appendix C hereto.

1.11 “Third Party” shall mean any entity other than MorphoSys or AME.

1.12 [Redacted]

1.13 [Redacted]

2.	LICENSE GRANTS

2.1 License Grant to MorphoSys

2.1.1 AME hereby grants to MorphoSys a non-exclusive, non-transferable, worldwide, non-royalty-bearing sublicense (with a limited right to grant further sublicenses as provided herein) under the AME Patent Rights to make (including have made on behalf of MorphoSys), use, sell, offer to sell, develop (including have developed on behalf of MorphoSys), and import HuCAL Libraries (including [Redacted]) and [Redacted]

2.1.2 AME hereby grants to MorphoSys a non-exclusive, non-transferable, worldwide, non-royalty-bearing sublicense (with the limited right to grant further sublicenses as provided herein) under the AME Patent Rights to make (including have made on behalf of MorphoSys), use, sell, offer to sell, and import HuCAL Antibodies and [Redacted].

2

EXECUTION COPY (Redacted Version)	CONFIDENTIAL

2.2 No Implied Licenses. No rights or licenses with respect to the intellectual property rights owned or controlled by AME shall be deemed granted hereunder, other than those rights expressly granted in this Agreement.

2.3 Sublicenses. MorphoSys may further sublicense the AME Patent Rights to Collaboration Partners only to the extent necessary to make (including have made), use, sell, offer to sell, and import HuCAL Libraries, [Redacted], HuCAL Antibodies, and [Redacted] and for no other purpose[Redacted]. On a quarterly basis after the Effective Date, MorphoSys shall give AME written notice of each sublicense executed under this Agreement during the previous quarter. Each permitted sublicensee shall be subject to the applicable terms and conditions of this Agreement. Two examples of an acceptable form of a sublicense are provided as Appendices D-1 and D-2. The Parties agree that other forms of a sublicense also may be acceptable.

2.4 Kauffman Agreement Obligations.

2.4.1 Subject to Sections 2.4.2 and 6.2, MorphoSys hereby acknowledges that the licenses granted to it in Section 2.1 and 2.3 are subordinate to the Kauffman Agreement. MorphoSys shall be responsible for the compliance of its sublicensees with the terms of this Agreement and the terms of the Kauffman Agreement to the extent applicable.

2.4.2 AME agrees not to terminate, amend, or modify the Kauffman Agreement in any way, whether directly or indirectly, which would restrict or narrow the scope of MorphoSys’ rights under this Agreement, or which would impose additional obligations upon MorphoSys or its sublicensees permitted under this Agreement. AME has not committed, and agrees that it will not commit, any act or omission that would cause Stuart Kauffman, or any successor or assigns of his rights in the Kauffman Agreement, to terminate, amend, or modify the Kauffman Agreement in any way, whether directly or indirectly, which would restrict or narrow the scope of MorphoSys’ or its sublicensees’ rights under this Agreement, or which would impose additional obligations upon MorphoSys or its sublicensees under this Agreement.

3.	PATENT MATTERS

3.1 Patent Prosecution and Enforcement. Nothing in this Agreement shall be construed as limiting the rights granted to AME pursuant to the Kauffman Agreement. AME shall continue to have the right but not the obligation to prosecute, maintain, and enforce all AME Patent Rights in any jurisdiction.

3.2 Patent Challenges. MorphoSys agrees to withdraw from, and cease any direct or indirect participation in, any existing oppositions, revocations, or litigation relating to the AME Patent Rights within fifteen (15) days from the Effective Date. Except as required by any applicable law, regulation or court order, MorphoSys agrees to refrain from any direct or indirect participation in future oppositions, revocations, or litigation relating to the AME Patent Rights.

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4.	CONSIDERATION

[Redacted]

5.	CONFIDENTIALITY.

Neither Party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party; provided that AME may disclose the terms of this Agreement under an appropriate confidentiality agreement to Stuart Kauffman, and MorphoSys may disclose the terms of this Agreement, including providing a copy of the redacted Kauffman Agreement attached hereto as Appendix C, under an appropriate confidentiality agreement to any sublicensee and prospective sublicensee with all payment terms redacted, and either party may disclose the terms of this agreement to its attorneys and financial auditors and advisors on a need-to-know basis under an appropriate confidentiality agreement. Further, each Party may disclose this Agreement and/or its terms only to the extent required by applicable security laws or other applicable law or regulation.

6.	REPRESENTATIONS AND WARRANTIES

6.1 Both Parties. Each Party represents and warrants to the other that such Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement; and (d) has obtained all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with this Agreement.

6.2 AME. AME hereby represents and warrants to MorphoSys as of the Effective Date that (i) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; and (ii) it will not grant during the term of the Agreement, any right, license or interest in or to the AME Patent Rights that are in conflict with the licenses granted to MorphoSys. AME further represents and warrants to MorphoSys that, as of the Effective Date, the Kauffman Agreement is in full force and effect and that MorphoSys and its sublicensees permitted under the Agreement are entitled to enjoy the rights and benefits of sublicensees under the Kauffman Agreement only with respect to the licenses granted by AME to MorphoSys hereunder.

6.3 Disclaimer of Warranty.

Nothing in this Agreement shall be construed as:

(a) a warranty or representation by a Party as to the validity or scope of any patent rights owned or controlled by such Party; or

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(b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patent or other intellectual property rights of Third Parties; or

(c) conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of either Party; or

(d) an obligation to bring or prosecute actions or suits against Third Parties for infringement of the AME Patent Rights.

Neither Party makes any representations other than those expressly set forth in this Article 6. EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS, WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, REGARDING THE PATENT RIGHTS OWNED OR CONTROLLED BY SUCH PARTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

7.	INDEMNIFICATION

MorphoSys shall indemnify and hold AME, its directors, officers, employees and agents harmless from and against all losses, liabilities, damages and expenses (including attorneys’ fees and costs), including those for death, personal injury, illness or property damage, incurred as a result of any claim, demand, action or other proceeding by a Third Party (other than an Affiliate) to the extent resulting from (a) any use by MorphoSys, its (sub)licensees or their respective Affiliates of any method, process or composition covered by, or derived by use of the technology covered by AME Patent Rights to the extent licensed to MorphoSys hereunder, or (b) any use, sale or other disposition of HuCAL Libraries, HuCAL Antibodies, and [Redacted] by MorphoSys, its (sub)licensees or their respective Affiliates or transferees.

8.	TERM AND TERMINATION

8.1 Term and Termination. The term of this Agreement shall commence on the Effective Date, and unless earlier terminated as provided in Section 8.2, shall continue in full force and effect until the last to expire of the AME Patent Rights.

8.2 Termination for Cause. Either Party may terminate this Agreement upon or after the breach of any material provision of this Agreement by the other Party if such Party has not cured such breach within sixty (60) days after notice thereof by the non-breaching Party. In the event that either Party disputes in good faith the existence of a breach, then the other Party may not terminate until the dispute resolution process of Section 9.10 has been completed. If the conclusion of the dispute resolution process is that either Party has breached the agreement, then the other Party may terminate if such breach has not been cured within thirty (30) days of the conclusion. For the avoidance of doubt, AME may terminate this Agreement should MorphoSys either directly or through a third party, challenge or dispute the validity of any AME Patent Rights in a patent office proceeding or a court of law. Notwithstanding the foregoing, MorphoSys shall be permitted to take any action in order to comply with any applicable law,

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regulation or court order in any proceeding that is not initiated directly or indirectly by MorphoSys, whether or not such proceeding relates to any challenge or dispute concerning the validity of any AME Patent Rights in a patent office proceeding or a court of law.

8.3 Effect of Expiration or Termination.

8.3.1 Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.

8.3.2 Termination of this Agreement by AME for breach by MorphoSys shall result in the immediate termination of all licenses granted to MorphoSys and only the provisions of Articles 5, 7, and 9 shall survive such termination; provided, however, that, subject to Section 8.3.3, any sublicensee of MorphoSys permitted under this Agreement who is the beneficiary of certain rights under this Agreement shall maintain such rights, notwithstanding the termination of this Agreement, provided that such sublicensee complies with the applicable provisions of this Agreement and has not otherwise materially breached any obligation due under this Agreement.

8.3.3 Should AME terminate this Agreement due to MorphoSys’s challenge or dispute of the validity of any AME Patent Rights in a patent office proceeding or a court of law, either directly or through a third party, then any sublicense granted by MorphoSys under Section 2.3 will also terminate.

9.	MISCELLANEOUS

9.1 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of New York, without reference to principles of conflicts of law.

9.2 Assignment. This Agreement shall not be assignable by any Party to any Third Party without the written consent of the other Party; except any Party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

9.3 Notices. All notices required or permitted under this Agreement shall be in writing, shall be sent to the respective addresses set forth below or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 11.6, and shall be effective on receipt.

If to AME:	Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, California 92121
Attn: General Patent Counsel/MJS

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If to MorphoSys:	MorphoSys AG
Lena-Christ-Str. 48,
D-82152 Martinsried/Planegg
Germany
Attn: CEO

9.4 Entire Agreement. This Agreement (including the referenced Exhibits) constitutes the entire and exclusive agreement between the Parties regarding the subject matter hereof, and supersedes and cancels all previous and contemporaneous representations, agreements, commitments and writings regarding the subject matter hereof.

9.5 No Waiver. The failure of either Party to enforce any term or condition of this Agreement will not constitute a waiver of such Party’s rights to enforce subsequent breaches of any term or condition under this Agreement.

9.6 Modifications. No amendment or modification to this Agreement, nor any waiver of any rights hereunder, will be effective unless assented to in writing by the Party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach of default.

9.7 Severability. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The Parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

9.8 Headings. The headings and captions used in this Agreement are for convenience of reference only, and shall not in any way affect the interpretation of the provisions of this Agreement.

9.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

9.10 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. Accordingly, any controversy or claim arising out of or relating to this Agreement, including any such controversy or claim involving the parent company, subsidiaries, or Affiliates under common control of any Party (each, a “Dispute”), shall be resolved as set forth in Appendix E.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

APPLIED MOLECULAR EVOLUTION, INC.

By:

Name:	Thomas F. Bumol
Title:	Chairman of the Board
Applied Molecular Evolution

MORPHOSYS AG

By:

Name:

Title:

By:

Name:

Title:

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CONFIDENTIAL

APPENDIX A

[Redacted]

CONFIDENTIAL

APPENDIX B

DESCRIPTION OF HUCAL LIBRARY

[Redacted]

CONFIDENTIAL

APPENDIX C

KAUFFMAN AGREEMENT

[begins on the following page]

LICENSE AGREEMENT

THIS LICENSE AGREEMENT dated as of November 3, 1994 (the “Agreement”), is entered into between STUART A. KAUFFMAN, M.D., an individual (“Kauffman”), having a place of business located at 15 Montecito, Santa Fe, New Mexico 87501, and IXSYS, INC., a Delaware corporation (“Ixsys”), having a place of business located at 3550 Dunhill Street, San Diego, California 92121.

W I T N E S S E T H :

WHEREAS, Kauffman owns or has rights in certain technology relating to the random generation of genes.

WHEREAS, Ixsys, desires to obtain, and Kauffman desires to grant to Ixsys, an exclusive worldwide license under Kauffman’s rights in certain patent rights and know-how relating to such technology, on the terms and subject to the conditions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of the Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

1.1 “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

1.2 “B&K Know-How” shall mean all information and data, which is not generally known, including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing, which are necessary for Ixsys to make, use, develop, sell or seek regulatory approval to market a composition, or to practice a method or process, claimed in the B&K Patent Rights in which Kauffman has an ownership or licensable interest.

1.3 “B&K Patent Rights” shall mean (a) United States Patent Application Serial No. 08/133,952, filed November 20, 1986, and all foreign counterpart patents and patent applications thereto, and (b) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to such patents and patent applications (excluding the Random Chemistry Patent Rights if filed as a continuation-in-part to the B&K Patent Rights).

1.4 “First Commercial Sale” shall mean, with respect to any Product, the first sale for use or consumption by the general public of such Product.

1.5 “Huse Patent Rights” shall mean United States Patent No. 5,264,5634, and all foreign counterpart patents and patent applications thereto, together with all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to such patents and patent applications.

1.6 “Net Sales” shall mean, with respect to any product (including any Product), the invoiced sales price of such product or Product billed to independent customers who are not Affiliates, less, to the extent included in the invoiced sales price, (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated, rejected or returned product or Product; (b) actual freight and insurance costs incurred in transporting such product or Product in final form to such customers; (c) cash, quantity and trade discounts; (d) sales, use, value-added and other taxes or governmental charges incurred in connection with the exportation or importation of such product or Product in final form; and (e) the cost to Ixsys of the devices for dispensing or administering such product or Product as well as diluents or similar materials which accompany such product or Product as it is sold.

1.7 “Person” shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.8 “Products” shall mean all products which contain or are derived from any compositions, which at the time such compositions are conceived, (a) incorporate, use or are based upon any process, method or composition claimed in a Valid B&K Patent Claim, or (b) if made, used or sold absent the license granted under the Agreement would infringe a Valid B&K Patent Claim.

1.9 “Random Chemistry Patent Rights” shall mean (a) United States Patent Application Serial No. 08/049,268, filed April 19, 1993, and all foreign counterpart patents and patent applications thereto, and (b) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to such patents and patent applications.

1.10 “Royalty Term” shall mean, with respect to each Product, the period of time beginning on the date when a valid patent issues in the United States which claims a Valid B&K Patent Claim and ending on the date when all United States patents which claim any Valid B&K Patent Claim have expired or have been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.11 “Territory” shall mean the entire world.

1.12 “Third Party” shall mean any Person other than Kauffman, Ixsys and their respective Affiliates.

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1.13 “Valid B&K Patent Claim” shall mean a claim of an issued and unexpired patent in the United States included within the B&K Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Kauffman Representations. Kauffman hereby represents and warrants to Ixsys as follows:

2.1.1 Existence and Power. He is an individual, resident in the State of New Mexico, and competent to conduct his affairs and to enter into and perform his obligations under the Agreement.

2.1.2 Capacity and Enforcement of Obligations. Kauffman has the capacity and the legal right to enter into the Agreement and to perform his obligations hereunder. The Agreement has been duly executed and delivered by Kauffman, and constitutes a legal, valid, binding obligation, enforceable against Kauffman in accordance with its terms.

2.1.3 No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by Kauffman in connection with the Agreement have been obtained.

2.1.4 No Conflict. The execution and delivery of the Agreement and the performance of Kauffman’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of him.

2.1.5 Licensed Technology. Kauffman is the sole owner of the B&K Patent Rights; the B&K Know-How and the Random Chemistry Patent Rights and has not granted to any Third Party any license or other interest in the B&K Patent Rights or the B&K Know-How that would limit his ability to exclusively license such rights to Ixsys hereunder.

2.2 Ixsys Representations. Ixsys hereby represents and warrants to Kauffman as follows:

2.2.1 Corporate Existence and Power. Ixsys (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under the Agreement.

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2.2.2 Authorization and Enforcement of Obligations. Ixsys (a) has the corporate power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of Ixsys, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

2.2.3 No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by Ixsys in connection with the Agreement have been obtained.

2.2.4 No Conflict. The execution and delivery of the Agreement and the performance of Ixsys’ obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

ARTICLE 3

LICENSE GRANTS

3.1 License Grants to Ixsys.

3.1.1 Exclusive Grant to B&K Technology. Kauffman hereby grants to Ixsys an exclusive license (including the right to grant sublicenses) in the Territory under the B&K Patent Rights and the B&K Know-How to use the processes and methods, and to make, use and sell the compositions, claimed in the B&K Patent Rights or which constitute B&K Know-How.

3.1.2 Non-Exclusive Grant to B&K Technology. Kauffman hereby grants to Ixsys a non-exclusive, fully paid-up, royalty-free license (including the right to grant sublicenses) in the Territory (a) to use the processes and methods, and to make, use and sell the compositions, disclosed (but not claimed) in the B&K Patent Rights, and (b) to use all information and data, which is not generally known, including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing which are necessary for Ixsys to make, use, develop, sell or seek regulatory approval to market a composition, or to practice a method or process, claimed or disclosed in the B&K Patent Rights.

3.1.3 Random Chemistry Patent Rights. Kauffman hereby grants to Ixsys a non-exclusive, fully paid-up, royalty- free license (including the right to grant sublicenses) in the Territory under the Random Chemistry Patent Rights to the extent necessary or useful to use the processes and methods, and to make, use and sell the compositions, claimed or disclosed in the B&K Patent Rights or which constitute B&K Know-How.

3.1.4. Sublicenses. Ixsys shall give written notice to Kauffman of each sublicense under the Agreement promptly after granting the same. Each such sublicense shall be subject to the terms and conditions of the Agreement.

3.2 Sublicense Grantback to Kauffman.

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3.2.1 B&K Technology. Ixsys hereby grants to Kauffman a limited non-exclusive, fully paid-up, royalty-free sublicense (including the right to grant further sublicenses) in the Territory under the B&K Patent Rights in the Territory to the extent necessary or useful to use the processes and methods, and to make, use and sell the compositions, claimed or disclosed in the Random Chemistry Patent Rights and B&K Know-How. Kauffman’s use of the B&K Patent Rights under such sublicense shall be limited to (a) the right to produce catalysts and if necessary, to use such catalysts for a reaction or sequence of reactions in the subsequent production of the discovered chemical molecules, (b) produce substrates in the process claimed by the Random Chemistry Patent Rights in which substrates are significantly modified in such process prior to being identified as candidate compositions or (c) other intermediate compounds or agents for use in the processes and methods claimed in the Random Chemistry Patent Rights but not for use as Products. Kauffman shall not use the B&K Patent Rights or the B&K Know-How under such sublicense to (x) use any composition derived through the limited sublicense as an end product or (y) derive a composition as an end product by any means other than directly through the processes and methods claimed in the Random Chemistry Patent Rights.

3.2.2 Sublicenses. Kauffman shall give written notice to Ixsys of each sublicense under the Agreement promptly after granting the same. Each such sublicense shall be subject to the terms and conditions of the Agreement.

3.3 Availability of the B&K Patent Rights and the B&K Know-How. Promptly upon execution of the Agreement, Kauffman shall provide Ixsys with all information available to Kauffman regarding the B&K Patent Rights, the B&K Know-How and, to the extent of the rights granted to Ixsys under the Agreement, the Random Chemistry Patent Rights.

ARTICLE 4

IXSYS LICENSE AND MAINTENANCE FEES AND ROYALTIES

4.1 License Fee. In consideration for the grant of the license under the B&K Patent Rights and the B&K Know-How, Ixsys shall pay to Kauffman a license fee in the aggregate amount of [***], payable in installments as follows:

Amount	Payment Date

[***]	November 3, 1994
[***]	November 3, 1995
[***]	November 3, 1996

4.2 Annual Maintenance Fee. In consideration for the grant of the license under the B&K Patent Rights and the B&K Know-How, beginning November 3, 1997 and on each anniversary until the expiration or the earlier termination of the Agreement, Ixsys shall pay to Kauffman an annual maintenance fee. Such annual maintenance fee shall equal *** per year prior to, and *** per year after, either the issuance of one or more valid patents in the United States which claim,

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or the irrevocable rejection of, all material claims originally claimed in United States Patent Application Serial No. 08/133,952, filed November 20, 1986, and claimed within the B&K Patent Rights as of the date hereof; provided, however, that all material claims originally claimed in United States Patent Application Serial No. 08/133,952, filed November 20, 1986, shall be included, and shall not be materially narrowed or materially modified, in the issued claims of such valid issued patent in the United States within the B&K Patent Rights. Notwithstanding the foregoing, if any material claim stated in United States Patent Application Serial No. 08/133,952, filed November 20, 1986, is not included, or has been materially narrowed or materially modified, in the issued claims of such valid issued patent in the United States within the B&K Patent Rights, Ixsys and Kauffman shall negotiate in good faith a reduced annual maintenance fee. Ixsys shall have the right to credit the aggregate amount of all such annual maintenance fees against any royalties payable to Kauffman pursuant to Section 4.4 below.

4.3 Sublicense Fees.

4.3.1 Random Chemistry Patent Rights. In consideration for the grant of the license under the Random Chemistry Patent Rights, Ixsys shall pay to Kauffman for each sublicense granted by Ixsys to a Third Party under the Random Chemistry Patent Rights (a) a sublicense fee equal to [***] payable upon the grant of such sublicense and (b) a sublicense maintenance fee equal to [***] (or until the earlier expiration or termination of each such sublicense).

4.3.2 B&K Patent Rights Aggregate Sublicense and Maintenance Fees. Ixsys shall pay to Kauffman an amount equal to [***] of the aggregate sublicense and maintenance fees received by Ixsys, in excess of [***] in any calendar year, in consideration for the grant of all such sublicenses to Third Parties under the B&K Patent Rights in any given calendar year. Such payments shall be made by Ixsys to Kauffman on a quarterly basis and shall commence after Ixsys has received in excess of [***] in such calendar year.

4.4 Royalties. In consideration for the grant of the license under the B&K Patent Rights and the B&K Know-How, during the Royalty Term, Ixsys shall pay, on a quarterly basis as set forth in Section 7.1 below, the following royalties to Kauffman:

4.4.1 On Sales by Ixsys and its Affiliates. With respect to sales in the Territory of Products by Ixsys, its Affiliates or its collaborators, Ixsys shall pay to Kauffman royalties equal to (a) [***] of Net Sales of any Product which contains one or more compositions conceived through a process or method claimed in the B&K Patent Rights and which is not modified or altered by Ixsys or others; (b) [***] of Net Sales of any Product which contains one or more compositions which are derivatives of any composition conceived through a process or method claimed in the B&K Patent Rights and in which at least one or more amino acid molecule has been modified or altered by Ixsys or others; or (c) [***] of Net Sales of any Product which contains one or more compositions which are not conceived through a process or method claimed in the B&K Patent Rights or a derivative thereof, but which are substantially based upon the structure of any composition conceived through a process or method claimed in the B&K Patent Rights.

4.4.2 On Sales by Third Party Sublicensees.

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(a) With respect to sales in the Territory of Products by Third Party sublicensees, Ixsys shall pay to Kauffman royalties equal to [***] percent [***] of the aggregate royalties received by Ixsys directly in consideration for the sublicense by Ixsys of the B&K Patent Rights. If the B&K Patent Rights are sublicensed to a Third Party in conjunction with any additional patent or other intellectual property rights of Ixsys, then Ixsys shall, in its reasonable business judgment, apportion the royalties received from the Third Party under this Section 4.4.2(a) which are attributable to the B&K Patent Rights sublicense.

(b) Notwithstanding the foregoing, if Ixsys grants a sublicense under the B&K Patent Rights to any Third Party, in which such Third Party grants a cross-license under any patent or other intellectual property rights of such Third Party to Ixsys but which is not obligated to pay any royalties to Ixsys calculated on the basis of sales of products by or on behalf of such Third Party, then Ixsys shall pay to Kauffman royalties equal to (i) [***] of Net Sales by Ixsys, its Affiliates and sublicensees (other than such Third Party) of each product which incorporates, uses or is based on the B&K Patent Rights and which also incorporates, uses or is based on such cross-licensed patent or other intellectual property rights of such Third Party, or (ii) [***] of Net Sales by Ixsys, its Affiliates and sublicensees (other than such Third Party) of each product (other than a Product) which incorporates, uses or is based on such cross-licensed patent or other intellectual property rights of such Third Party.

4.4.3 Reduction of Royalties. Notwithstanding the foregoing, the royalties owing from Ixsys to Kauffman under this Section 4.4 shall be subject to the following reductions:

(a) If a product or a Product incorporates, uses or is based on the Huse Patent Rights, or would infringe the valid claim of the Huse Patent Rights if made, used or sold, then the royalty rates set forth in Sections 4.4.1 and 4.4.2(b) above shall be reduced to [***] of the respective percentages set forth therein.

(b) if any material claim stated in United States Patent Application Serial No. 08/133,952, filed November 20, 1986, is not included, or has been materially narrowed or materially modified, in the issued claims of such valid issued patent in the United States within the B&K Patent Rights, Ixsys and Kauffman shall negotiate in good faith a reduced royalty rate under Sections 4.4.1 and 4.4.2(b) above.

ARTICLE 5

KAUFFMAN SUBLICENSE AND MAINTENANCE FEES

In consideration for the grantback of the sublicense under the B&K Patent Rights, Kauffman shall pay to Ixsys for each sublicense granted by Kauffman to a Third Party under the B&K Patent Rights(a) a sublicense fee equal to [***] payable upon the grant of such sublicense, and (b) a sublicense maintenance fee equal to [***] payable on each anniversary of the grant of each such sublicense during the Royalty Term (or until the earlier expiration or termination of each such sublicense).

ARTICLE 6

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ROYALTY REPORTS AND ACCOUNTING

6.1 Royalty Reports. During the term of the Agreement following the First Commercial Sale of a Product, Ixsys shall furnish to Kauffman a quarterly written report showing in reasonably specific detail (a) the gross sales of each Product sold by Ixsys, its Affiliates and its sublicensees in the Territory during the reporting period and the calculation of Net Sales from such gross sales; (b) the royalties received by Ixsys from Third Parties in consideration for the sublicense of the B&K Patent Rights; (c) the royalties payable, if any, which shall have accrued hereunder based upon the foregoing; and (d) withholding taxes, if any, required by law to be deducted in respect of such sales. Reports shall be due on the 90th day following the close of each quarter. Ixsys shall keep complete and accurate records in sufficient detail to properly reflect all gross sales, Net Sales and sublicense royalties and to enable the royalties payable hereunder to be determined.

6.2 Audits.

6.2.1 Independent Accounting. Upon the written request of Kauffman and not more than once in each calendar year, Ixsys shall permit an independent certified public accounting firm of nationally recognized standing selected by Kauffman and reasonably acceptable to Ixsys, at Kauffman’s expense, to have access during normal business hours to such of the records of Ixsys as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose to Kauffman only whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

6.2.2 Additional Payment. If such accounting firm concludes that additional royalties were owed during such period, Ixsys shall pay the additional royalties within thirty (30) days of the date Kauffman delivers to Ixsys such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by Kauffman; provided, however, if the audit correctly discloses that the royalties payable by Ixsys for the audited period are more than [***] of the royalties actually paid for such period, then Ixsys shall pay the reasonable fees and expenses charged by such accounting firm.

6.3 Confidential Financial Information. Kauffman shall treat all financial information subject to review under this Article 6 or under any sublicense agreement as confidential, and shall cause his accounting firm to retain all such financial information in confidence under Article 9 below.

ARTICLE 7

PAYMENTS

7.1 Payment Terms. Royalties shown to have accrued by each royalty report provided for under Article 6 above shall be due on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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7.2 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where the Product is sold, Ixsys shall have the right, in its sole discretion, to make such payments by depositing the amount thereof in local currency to Kauffman’s account in a bank or other depository institution in such country. If the royalty rate specified in the Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

7.3 Withholding Taxes. Ixsys shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, other than United States taxes, payable by Ixsys, its Affiliates or sublicensees, or any taxes required to be withheld by Ixsys, its Affiliates or sublicensees, to the extent Ixsys, its Affiliates or sublicensees pay to the appropriate governmental authority on behalf of Kauffman such taxes, levies or charges. Ixsys shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of Kauffman by Ixsys, its Affiliates or sublicensees. Ixsys shall deliver promptly to Kauffman proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

ARTICLE 8

DEVELOPMENT OBLIGATIONS

Ixsys shall use its commercially reasonable efforts to develop, as Ixsys determines is necessary or desirable, such Products as Ixsys determines are commercially feasible in the Territory.

ARTICLE 9

CONFIDENTIALITY

9.1 Confidential Information. During the term of the Agreement, and for a period of four (4) years following the expiration or earlier termination hereof, Kauffman shall maintain in confidence all information of Ixsys (including samples) disclosed by Ixsys to Kauffman pursuant to the Agreement, if such information of Ixsys (including samples) is (i) disclosed in writing and marked “Confidential” or (ii) disclosed orally and Ixsys has stated prior to or at the time of such disclosure that the information is confidential and Ixsys subsequently reduces such oral disclosure to a writing marked “Confidential” and delivers such marked writing to Kauffman within thirty (30) days if such oral disclosure (collectively, (i) and (ii) above shall be referred to as the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, Affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors, to the extent such disclosure is reasonably necessary in connection with Kauffman’s activities as expressly authorized by the Agreement. To the extent that disclosure is authorized by the Agreement, prior to disclosure, Kauffman shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by the Agreement. Kauffman shall

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notify Ixsys promptly upon discovery of any unauthorized use or disclosure of the Confidential Information.

9.2 Permitted Disclosures. The confidentiality obligations contained in Section 9.1 above shall not apply to the extent that (a) Kauffman is (i) required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (ii) Kauffman is required to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that Kauffman shall provide written notice thereof to Ixsys and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof; or (b) Kauffman can demonstrate that (i) the disclosed information was or had become public knowledge at the time of such disclosure by Kauffman other than as a result of actions of Kauffman, its Affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors in violation hereof; (ii) the disclosed information was rightfully known by Kauffman or its Affiliates (as shown by Kauffman’s written records) or permitted licensees prior to the date of disclosure to Kauffman by Ixsys; (iii) the disclosed information was received by Kauffman or its Affiliates or permitted licensees on an unrestricted basis from a source unrelated to Ixsys and not under a duty of confidentiality to Ixsys; or (iv) the disclosed information was independently developed by Kauffman, without the use of Confidential Information as evidenced by Kauffman’s written records.

9.3 Terms of the Agreement. Except as otherwise provided in Section 9.2 above, Kauffman shall not disclose any terms or conditions of the Agreement to any Third Party without the prior consent of Ixsys. Notwithstanding the foregoing, Kauffman may disclose the information set forth on Exhibit A attached hereto, to those certain Third Parties with whom Kauffman has, or proposes to enter into, a business relationship.

ARTICLE 10

PATENTS

10.1 Past Expenses. In consideration for the grant of the license under the B&K Patent Rights, and subject to proof of such past expenditures by Kauffman, Ixsys shall reimburse Kauffman for his past expenses incurred in the prosecution and maintenance of the B&K Patent Rights according to the following schedule:

Amount	Payment Date
[***]	November 3, 1994
[***]	November 3, 1995
[***]	November 3, 1996

10.2 Patent Prosecution and Maintenance.

10.2.1 B&K Patent Rights. Ixsys shall be responsible for and shall control, at its sole cost, the preparation, filing, prosecution and maintenance of all patents and patent

10

applications related to the B&K Patent Rights (including any interference actions related to the B&K Patent Rights) in a commercially reasonable manner. If Ixsys elects to abandon any material claim in any patent application within the B&K Patent Rights without filing a continuation or continuation-in-part application containing such material claim, Kauffman shall have the right to assume control, at his sole cost, of the preparation, filing, prosecution and maintenance of such material claim in any patent application and all patent claims which issue therefrom, and such material claim in such patent application and patent claims shall be excluded from the B&K Patent Rights. Kauffman shall cooperate with Ixsys, execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of all patents and other filings referred to in this Section 10.2.1.

10.2.2 Random Chemistry Patent Rights. Kauffman shall be responsible for and shall control, at his sole cost, the preparation, filing, prosecution and maintenance of all patents and patent applications related to the Random Chemistry Patent Rights (including any interference actions relating thereto). Kauffman shall have the right, but not the obligation, to include the claims set forth in United States Patent Application Serial No. 08/049, 268, filed April 19, 1993, as a continuation-in-part to United States Patent Application Serial No. 08/133,952, filed November 20, 1986; provided, however, that such filing shall not (a) alter or impact negatively the claims set forth in United States Patent Application Serial No. 08/133,952, filed November 20, 1986 and licensed to Ixsys hereunder and (b) grant to Kauffman any additional rights to the B&K Patent Rights except as provided for in the Agreement. Ixsys shall cooperate with Kauffman, execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of all patents and other filings referred to in this Section 10.2.2.

10.3 Notification of Infringement. Each party shall notify the other party of any infringement in the Territory known to such party of any Patent Rights of the other party and shall provide the other party with the available evidence, if any, of such infringement.

10.4 Enforcement of Patent Rights. Ixsys, at its sole expense, shall have the right, at any time and at its sole discretion, to determine the appropriate course of action to enforce the B&K Patent Rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the B&K Patent Rights, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the B&K Patent Rights. Notwithstanding the foregoing, Ixsys shall have no obligation to abate any infringement of the B&K Patent Rights or to file any action to enforce the B&K Patent Rights against an infringing party in the Territory. Neither Kauffman, an Affiliate of Kauffman nor any Third Party shall take any action which (a) claims that the Agreement is invalid and/or (b) seeks or claims damages from Ixsys because Ixsys failed to abate any infringement of the B&K Patent Rights or to file any action to enforce the B&K Patent Rights against any infringing party in the Territory. Kauffman shall fully cooperate with Ixsys in the planning and execution of any enforcement action regarding the B&K Patent Rights. Ixsys shall be entitled to receive all monies recovered upon the final judgment or settlement of any such suit to enforce the B&K Patent Rights; provided, however, that if Ixsys receives monies in excess of Ixsys’ aggregate costs associated with any such suit to enforce the B&K Patent Rights (including, but not limited to, attorneys’ fees and costs), Ixsys shall pay to Kauffman any

11

royalties owed to Kauffman pursuant to Section 4.4. Ixsys shall reimburse Kauffman for reasonable out-of-pocket expenses incurred by Kauffman in connection therewith; provided, however, that such expenses shall have been approved in advanced, in writing, by Ixsys, which approval shall not be withheld unreasonably.

10.5 Reimbursement to Ixsys. If Ixsys, its Affiliates or sublicensees incur any un-reimbursed costs, including reasonable attorneys’ fees and costs (the “Reimbursement Amount”), in connection with the defense of any claim, demand or action by any Third Party alleging the infringement of a Third Party’s patent rights by the exercise of the license rights granted to Ixsys hereunder or the invalidity of any B&K Patent Rights (including, but not limited to, any allowed claims or issued patents in the Territory, including, but not limited to, any allowed claims or issued patents in the Territory, including, but not limited to, in Europe or any country thereof, Ixsys shall have the right to credit (a) an amount equal to twenty-five percent (25%) of the Reimbursement Amount against any amounts owed by Ixsys to Kauffman under Section 4.4.2 (a) above, and (b) the Reimbursement Amount against any royalties owed to Kauffman under Section 4.4.1 above; provided, however, that (i) Ixsys shall not reduce the amount of the royalties paid to Kauffman under Section 4.4.1 above (after giving effect to any royalty reductions contemplated in Section 4.4.3 above) for such period, and (ii) the aggregate amount of the credits under clauses (a) and (b) above shall not exceed the Reimbursement Amount.

ARTICLE 11

TERMINATION

11.1 Expiration. Subject to the provisions of Sections 11.2 and 11.3 below, the Agreement shall expire on the date when all issued patents which constitute B&K Patent Rights have expired or have been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise. Upon the expiration of the Agreement, (a) Ixsys shall have a paid-up, non-exclusive license under the B&K Know-How to use the processes and methods, and to make, use and sell the compositions, claimed in the B&K Patent Rights or which constitute B&K Know-How; and (b) the paid-up, non-exclusive licenses granted under Sections 3.1.2, 3.1.3 and 3.2.1 shall survive.

11.2 Termination by Ixsys. Ixsys may terminate the Agreement, in its sole discretion, upon thirty (30) days prior written notice to Kauffman.

11.3 Termination for Cause. Except as otherwise provided in Article 13, either party may terminate the Agreement upon or after the breach of any material provision of the Agreement by the other party if the other party has not cured such breach within ninety (90) days after notice thereof by the non-breaching party; provided, however, if any default is not capable of being cured within such ninety (90) day period and the other party is diligently undertaking to cure such default as soon as commercially feasible thereafter under the circumstances, the non-breaching party shall have no right to terminate the Agreement.

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11.4 Effect of Expiration or Termination. Upon the expiration or earlier termination of the Agreement, all rights relating to the grant of the B&K Patent Rights license to Ixsys and all obligations of Ixsys and Kauffman, including without limitation, Ixsys’ obligations to pay maintenance or royalty fees pursuant to Sections 4.2 and 4.4, shall terminate. The expiration or earlier termination of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or earlier termination, including the payment of pro-rata amounts, if any, owed to Kauffman, and the provisions of Articles 9 and 12 shall survive the expiration or earlier termination of the Agreement.

ARTICLE 12

INDEMNIFICATION

12.1 Indemnification. Ixsys shall defend, indemnify and hold Kauffman harmless from all claims, demands, liabilities, damages and expenses, including attorneys’ fees and costs arising out of any breach of the Agreement by Ixsys, or the gross negligence or willful misconduct of Ixsys, its Affiliates or permitted sublicensees in the performance of its obligations contemplated by the Agreement.

12.2 Procedure. Kauffman promptly shall notify Ixsys of any liability or action in respect of which Kauffman intends to claim such indemnification, and Ixsys shall have the right to participate in, and, to the extent Ixsys so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by Ixsys; provided, however, that Kauffman shall have the right to retain his own counsel, at his sole expense, if representation of Kauffman by the counsel retained by Ixsys would be inappropriate due to actual or potential differing interests between Kauffman and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 12 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of Ixsys, which consent shall not be withheld unreasonably. The failure to deliver notice to Ixsys within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve Ixsys of any liability to Kauffman under this Article 12, but the omission so to deliver notice to Ixsys will not relieve it of any liability that it may have to Kauffman otherwise than under this Article 12. Kauffman under this Article 12, his employees and agents, shall cooperate fully with Ixsys and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification.

ARTICLE 13

FORCE MAJEURE

Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

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ARTICLE 14

MISCELLANEOUS

14.1 Notices. Any consent, notice or report required or permitted to be given or made under the Agreement by one of the parties hereto to the other party shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, U.S. first class mail or courier), U.S. first class mail or courier, postage prepaid (where applicable), addressed to such other party at such party’s address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in the Agreement) shall be effective upon receipt by the addressee.

If to Kauffman:	Stuart A. Kauffman, M.D.
15 Montecito
Santa Fe, NM 87501

with a copy to:	Holtzman, Wise & Shepard
3030 Hansen Way
Palo Alto, CA 94304
Attention: Thomas L. Barton

If to Ixsys:	Ixsys, Inc.
3550 Dunhill Street
San Diego, CA 92121
Attention: Michael J. Hanifin

with a copy to:	Pillsbury Madison & Sutro
235 Montgomery Street, 15th Floor
San Francisco, CA 94104
Attention: Thomas E. Sparks, Jr.

14.2 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

14.3 Arbitration. Any dispute, controversy or claim originally initiated by either party relating to, arising out of or resulting from the Agreement, or the performance by either party of such party’s obligations hereunder, whether before or after termination of the Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, such party shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. Any arbitration hereunder shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three (3) arbitrators appointed in accordance with such rules. Any such arbitration shall be held in San Diego, California. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable

14

manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

14.4 Assignment. Ixsys shall not assign its rights or obligations under the Agreement without the prior written consent of Kauffman; provided, however, that Ixsys may, without such consent, assign the Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under the Agreement.

14.5 Waivers and Amendments. No change, modification, extension, termination or waiver of the Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

14.6 Entire Agreement. The Agreement embodies the entire understanding between the parties and supersedes any prior understanding and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of the Agreement which are not fully expressed herein.

14.7 Severability. Any of the provisions of the Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of the Agreement in any other jurisdiction.

14.8 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

14.9 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first set forth above.

/s/ Stuart A. Kauffman
STUART A. KAUFFMAN M.D.

IXSYS, INC.

By	/s/ Janine M. Taylor

Title	Director, Finance & Administration

16

AMENDMENT TO LICENSE AGREEMENT

Stuart A. Kauffman, M.D., an individual, having a place of business located at 15 Montecito, Santa Fe, New Mexico 87501 and Ixsys, Incorporated, a Delaware corporation, now known as Applied Molecular Evolution, Inc., having a place of business located at 3520 Dunhill Street, San Diego, California 92121 (hereafter collectively referred to as the “Parties”) agree as follows:

ARTICLE I

BACKGROUND

1.1 On November 3, 1994, the Parties entered into the written License Agreement relating to the random generation of genes (hereafter “Agreement”).

1.2 The Parties have since discovered minor, inadvertent typographical and otherwise harmless errors in the text of the Agreement.

1.3 The Parties wish to correct these errors as provided for under Section 14.5 (“Waivers and Amendments”) of the Agreement.

ARTICLE II

AMENDMENTS TO THE AGREEMENT

2.1 The Parties hereby amend the portion of Section 1.5 (“Huse Patent Rights”) of the Agreement that reads “United States Patent No. 5,264,5634” to read instead “United States Patent No. 5,264,563.”

2.2 The Parties hereby amend the portions of Sections 1.3 (“B & K Patent Rights”), 4.2 (“Annual Maintenance Fee”), and Subsections 4.4.3 (b) (“Reduction of Royalties”), and 10.2.2 (“Random Chemistry Patent Rights”) of the Agreement that read “United States Patent Application Serial No. 08/133,952, filed November 20, 1986” to read instead “United States Patent Application Serial No. 942,630, filed November 20, 1986,” in all instances where the former incorrect phrase appears in the above-indicated Sections and Sub-Sections of the Agreement.

ARTICLE III

MISCELLANEOUS

3.01 The Parties agree that the amendments set forth above in Article II correctly reflect their intentions as of the effective date (November 3, 1994) of the Agreement.

3.02 The Sections and Subsection of the Agreement amended as set in Article II above are effective retroactively to the effective date (November 3, 1994) of the Agreement

3.03 The Parties agree that all other Provisions and Terms of the Agreement remain in force and that this Amendment is to be considered part of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to License Agreement to be executed by their duly authorized representatives as of the 22 day of June, 2001.

/s/ Stuart A. Kauffman
STUART A. KAUFFMAN M.D.

APPLIED MOLECULAR REVOLUTION, INC.

By	/s/ William D. Huse
William D. Huse
Title	Chief Executive Officer

SECOND AMENDMENT TO LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (“Second Amendment”) is entered into by and between Applied Molecular Evolution, Inc., f/k/a Ixsys, Inc., a Delaware Corporation (“AME”), having a place of business at 3520 Dunhill Street, San Diego, California 92121 and Stuart A. Kauffman, M.D. (“Kauffman”), an individual, residing at [Address].

WITNESSETH

WHEREAS, the parties have previously entered into a License Agreement dated November 3, 1994 (the “Agreement”) and have previously entered into an AMENDMENT TO LICENSE AGREEMENT dated June 22, 2001 (the “Amendment”).

WHEREAS, the parties desire to amend the Agreement and the Amendment in certain respects on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby amend the Agreement and the Amendment and otherwise agree as follows:

1.1. Wherever the words “IXSYS” or “Ixsys” appear in the Agreement and the Amendment, they will be replaced by “APPLIED MOLECULAR EVOLUTION” or “Applied Molecular Evolution” respectively.

1.2. The following paragraph is added to the Agreement as Section 11.5:

“11.5 Sublicenses. Upon termination of this Agreement for any reason, any sublicense authorized under Section 3.1 shall survive providing (i) the sublicense specifically provides for such survival, (ii) the sublicensee is not in breach of the terms of this Agreement or the sublicense, (iii) the sublicensee is capable of meeting the obligations of Applied Molecular Evolution, and (iv) within thirty (30) days of receiving notification of termination of the Agreement, the sublicensee gives notice to Kauffman that it wishes the sublicense to remain in effect. If the foregoing conditions are met, the subliccnse shall remain in effect under its own terms and Kauffman shall act as the licensor under such sublicense, provided, however, that Kauffman shall not be required to discharge any affirmative obligation to the sublicensce undertaken by Applied Molecular Evolution. As used in this section 11.5, the term “sublicense” shall mean the present, future, or contingent grant of any license or right under the B&K Patent Rights, the B&K Know-How, and the Random Chemistry Patent Rights.”

1.3 This Second Amendment shall be effective for all purposes as of January 8, 2004. Except as expressly provided by this Second Amendment, the Agreement and the Amendment shall remain in full force and effect in accordance with their terms.

1.4. This Second Amendment shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles.

1.5 All terms used, but not defined, herein shall have the respective meanings as set forth in the Agreement and the Amendment.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Second Amendment.

APPLIED MOLECULAR EVOLUTION, Inc.			STUART KAUFFMAN

Signature	/s/ Wiliam L. Respess	Signature	/s/ Stuart A. Kauffman
Name:	William L. Respess	Name:	Stuart A. Kauffman, M.D.
Title:	Vice President and General Counsel

CONFIDENTIAL

APPENDIX D-1

SAMPLE SUBLICENSE AGREEMENT

[Redacted]

CONFIDENTIAL

APPENDIX D-2

SAMPLE SUBLICENSE LANGUAGE

Provided that MorphoSys enters into a license agreement with a party who qualifies as a Collaboration Partner, MorphoSys may grant such Collaboration Partner a sublicense to any portion of rights set forth in Section 2.3 of the Agreement, by including, for example, the following language in such license agreement:

MorphoSys grants to [Collaboration Partner] a sublicense to the AME Patent Rights [as such term is defined in the Agreement] to the extent necessary to practice any license granted by MORPHOSYS to [Collaboration Partner] herein; provided, however, that the sublicense to the AME Patent Rights granted under [this paragraph] shall be subject to the limitations of the [Agreement] and [the Kauffman Agreement], redacted copies of which are attached hereto. [Collaboration Partner] acknowledges that MorphoSys has the obligation to notify AME in writing that [Collaboration Partner] has received a sublicense to the AME Patent Rights.

CONFIDENTIAL

APPENDIX E

DISPUTE RESOLUTION

[Redacted]

CONFIDENTIAL

APPENDIX 7.2

PRESS RELEASE

Martinsried/Munich, Germany, and Mountain View, CA., U.S.A., xx, 2006

MorphoSys and OncoMed Pharmaceuticals Sign Agreement for

Use of HuCAL GOLD in Cancer Research

MorphoSys AG (Frankfurt Stock Exchange: MOR; Prime Standard Segment, TecDAX) and U.S. based biopharmaceutical company OncoMed Pharmaceuticals, Inc. announced today the signing of a license agreement on the use of MorphoSys’s HuCAL® technology in the research and development of human therapeutic antibodies for the treatment of various cancers, including breast, lung, colon and prostate by targeting cancer stem cells. Under the terms of the agreement, MorphoSys grants OncoMed access to its proprietary antibody library HuCAL GOLD® for use by Oncomed in its drug discovery programs. The two-year contract includes an option for OncoMed to develop HuCAL®-derived therapeutic antibodies. The agreement includes an up-front payment and annual user fees. Further financial details were not disclosed.

Founded in August 2004, OncoMed Pharmaceuticals is discovering and developing monoclonal antibodies and proteins capable of destroying “cancer stem cells”, a recently discovered type of cell believed to seed the growth of cancers and underlie cancer’s ability to spread and take root in tissues. OncoMed is at the forefront of applying research from the University of Michigan to isolate, purify, and analyze cancer stem cells. The company has established a large library of antibodies as well as proteins capable of binding to the cell surface proteins expressed on cancer stem cells capable of inhibiting cancer stem cell growth. In September 2005 OncoMed announced the completion of a first round of funding for $14 million from venture capital firms including Latterell Venture Partners, US Venture Partners, Morgenthaler Ventures and The Vertical Group.

HuCAL GOLD® is the latest and most powerful antibody library developed by MorphoSys. The technology utilizes an innovative concept for the in vitro generation of highly specific and fully human antibodies with unique optimization capabilities. It is ideally suited for a broad range of purposes reaching from target validation to drug development. OncoMed has the right to exercise an option for commercial development of therapeutic antibodies, in which case MorphoSys would receive exclusive license fees, milestone payments, as well as royalties.

CONFIDENTIAL

“We expect our agreement with MorphoSys to play an important role in expanding OncoMed’s ability for developing novel therapeutics to treat cancer by targeting cancer stem cells,” said Paul J. Hastings, President and Chief Executive Officer of OncoMed Pharmaceuticals, Inc.

“An important part of our strategy is to put our technology to work in creating the next generation of cancer drugs in selected partnerships,” commented Dr. Simon Moroney, Chief Executive Officer of MorphoSys. “OncoMed’s approach to fight cancer by aiming at cancer stem cells is innovative and very interesting both scientifically and commercially. We are delighted, to enable OncoMed with our HuCAL GOLD® technology as the basis to explore their therapeutic efforts in this space.”

About MorphoSys:

MorphoSys develops and applies innovative technologies for the production of synthetic antibodies which accelerate drug discovery and target characterization. Founded in 1992, the Company’s proprietary Human Combinatorial Antibody Library (HuCAL®) technology is used by researchers worldwide for human antibody generation. The Company currently has licensing agreements and/or research collaborations with Bayer (USA), Boehringer Ingelheim (Germany), Bristol-Myers Squibb (USA), Centocor Inc. (USA), Daiichi Sankyo & Co., Ltd. (Japan), GPC Biotech AG (Germany), Hoffmann-La Roche AG (Switzerland), ImmunoGen Inc. (USA), Merck & Co., Inc. (USA), Novartis AG (Switzerland), Novoplant GmbH (Germany), Pfizer Inc. (USA), ProChon Biotech Ltd. (Israel), Schering AG (Germany), Schering-Plough (USA), Shionogi & Co., Ltd. (Japan), Xoma Ltd. (USA) and others. Additionally, MorphoSys is active in the antibody research market through its Antibodies by Design business unit. Antibodies by Design was founded in 2003 for the purpose of exploiting the MorphoSys non-therapeutic antibody markets. MorphoSys’ activities in the research antibody segment were significantly strengthened through the acquisition of the U.K. and U.S.-based Biogenesis Group in January 2005 and the Serotec Group in 2006. For further information please visit the corporate website at: http://www.morphosys.com/.

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbour provided by Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company’s future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Factors that may affect future operations and business prospects include, but are not limited to, clinical and scientific results and developments concerning corporate collaborations and the company’s proprietary rights and other factors described in the prospectus relating to the company’s recent public offering.

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For more information, please contact:

MorphoSys AG		OncoMed Pharmaceuticals, Inc.

Dave Lemus		Paul J. Hastings
Chief Financial Officer		CEO
Phone: +49 (0) 89 / 899 27-439		Phone: +1 650 937 8206
Fax: +49 (0) 89 / 899 27-5439		Fax: +1 650 938 4570
investors@morphosys.com		Paul.hastings@oncomed.com

Karen Bergman or Michelle Corral
Dr. Claudia Gutjahr-Löser		BCC Partners (US)
Director Corporate Communications	Phone:	+1 650 575 1509 or
Phone: +49 (0) 89 / 899 27-122		+1 415.794.8662
Fax: +49 (0) 89 / 899 27-5122		kbergman@bccprtners.com
gutjahr-loeser@morphosys.com		mcorral@bccpartners.com

Mario Brkulj
Manager Public Relations
Phone : +49 (0) 89 / 899 27-454
Fax: +49 (0) 89 / 899 27-5454 brkulj@morphosys.com

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APPENDIX 12.13

DISPUTE RESOLUTION PROCEDURE

(a)	Any Dispute shall be brought to the attention of a senior management representative of each Party, who shall attempt to resolve the Dispute in good faith. If, however, the senior management representatives of the Parties are unable to resolve a Dispute within thirty (30) days of being requested by a Party to do so, the CEOs or presidents (or their respective designee, provided the designee has authority to resolve the Dispute) of the Parties shall attempt in good faith to promptly resolve such Dispute within thirty (30) days.

(b)	If the CEOs or presidents or permitted designees are unable to resolve such Dispute within such period, either Party may request the Dispute to be submitted to binding arbitration in accordance with the [***]; provided, however, any dispute regarding the validity, scope or enforceability of patents licensed under this Agreement shall be submitted to a court of competent jurisdiction as described in Section 12.4 of the Agreement. Subject to Section (c) below, the arbitration shall be conducted in the English language in [***] by three arbitrators, one named by each Party and the third appointed in accordance with the [***]. The arbitrators, by accepting appointment, undertake to exert their best efforts to conduct the process so as to issue an award within [***] of the appointment of the last arbitrator. The arbitrators shall decide the Dispute in accordance with the law governing this Agreement. The award of the arbitrators may be entered in any court of competent jurisdiction.

(c)	If, after exchange of the request for arbitration and the response, it appears that no Party has demanded damages greater than EURO [***], and that no Party has demanded non-monetary relief, then there shall be only one (1) arbitrator. Such arbitrator shall be chosen by agreement of the Parties or, if the Parties are unable to reach agreement on the arbitrator within [***] of the response, the arbitrator will be appointed in accordance with the [***].

(d)	The costs of the arbitration as well as all reasonable out-of-pocket costs (including, without limitation, reasonable attorneys’ fees and reasonable travel expenses) shall be borne by [***], or as determined otherwise by the arbitrators, and paid to [***], or as determined by the arbitrators, within one (1) month from the final decision by the arbitration tribunal.

(e)	Except as may be required by law, neither Party, nor any Affiliate thereof, nor an arbitrator may disclose the existence, content or result of any arbitration held with respect to this Agreement without the prior written consent of both Parties. The Parties mutually agree that all information, documents, testimony, exhibits and other written, recorded, graphic or other information produced, exchanged or used in any way in any arbitration proceeding under this Section are designated as confidential and shall not be disclosed to anyone other than the Parties, their attorneys and advisors, and the arbitrators.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

Furthermore, any and all documents, materials or other information designated as confidential that are produced to or received by the other Party or any Affiliate as part of the arbitration proceeding shall be returned to the party that produced or provided such materials within ten (10) days of the conclusion of the arbitration, or such materials shall be certified in writing to have been destroyed within ten (10) days of the conclusion of the arbitration; provided, however, that the Parties and their counsel may retain copies of briefs and other papers filed with the arbitrators that contain or constitute such confidential material, so long as such briefs and other papers are maintained according to the confidentiality provisions of this Agreement.

(f)	The Parties hereby agree that any award of any arbitral tribunal referred to herein may be entered by any court of competent jurisdiction.

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